As filed with the Securities and Exchange Commission July 14, 2006	Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WITS BASIN PRECIOUS MINERALS INC.
(Name of small business issuer in its charter)

Minnesota	1040	84-1236619
(State or jurisdiction of	Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number	Identification No.)

80 South 8th Street, Suite 900
Minneapolis, MN 55402
(612) 349-5277
(Address and telephone number of principal executive offices and principal place of business)

Mark D. Dacko
Chief Financial Officer
Wits Basin Precious Minerals Inc.
80 South 8th Street, Suite 900
Minneapolis, MN 55402
Telephone: (612) 349-5277
Facsimile: (612) 395-5276
(Name, address and telephone
number of agent for service)

Copies to:
William M. Mower, Esq.
Ranga Nutakki, Esq.
Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-4140
Telephone: (612) 672-8200
Facsimile: (612) 672-8397

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee
Title of each class of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.01 par value per share	5,303,999	$0.31 (1)	$1,644,240	$193.53
Class C Redeemable Warrant, no par value	7,788,700	(2)	--	--
Common stock, $.01 par value per share (3)	11,000,000	$0.12 (4)	$1,320,000	$155.36
Common stock, $.01 par value per share (5)	2,000,000	$0.15 (4)	$300,000	$35.31
Common stock, $.01 par value per share (6)	200,000	$0.20 (4)	$40,000	$4.71
Common stock, $.01 par value per share (7)	550,000	$0.25 (4)	$137,500	$16.18
Common stock, $.01 par value per share (8)	200,000	$0.30 (4)	$60,000	$7.06
Common stock, $.01 par value per share (9)	8,338,700	$0.50 (4)	$4,169,350	$490.73
Common stock, $.01 par value per share (10)	250,000	$0.60 (4)	$150,000	$17.66
Common stock, $.01 par value per share (11)	1,000,000	$0.62 (4)	$620,000	$72.97
Common stock, $.01 par value per share (12)	15,060	$0.83 (4)	$12,500	$1.47
Common stock, $.01 par value per share (13)	50,000	$1.00 (4)	$50,000	$5.89
Common stock, $.01 par value per share (14)	7,636	$2.75 (4)	$20,999	$2.47
Common stock, $.01 par value per share (15)	48,957	$5.00 (4)	$244,785	$28.81
Common stock, $.01 par value per share (16)	5,516,767	$0.20 (17)	$1,103,353	$129.86
Total	42,269,819		$9,872,727	$1,162.01

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act and is based on the average high and low bid prices of the Registrant’s common stock as reported on the Over-the-Counter Bulletin Board on July 11, 2006.

(2)
Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required with respect to the warrants as they are being registered in the same registration statement as the common stock issuable upon their exercise.

(3)	Represents shares of common stock issuable upon the exercise (at a price of $0.12 per share) of outstanding warrants.
(4)	Fee based on exercise price applicable to shares issuable upon exercise of warrants, in accordance with Rule 457(g) of the Securities Act.
(5)	Represents shares of common stock issuable upon the exercise (at a price of $0.15 per share) of outstanding warrants.
(6)	Represents shares of common stock issuable upon the exercise (at a price of $0.20 per share) of outstanding warrants.
(7)	Represents shares of common stock issuable upon the exercise (at a price of $0.25 per share) of outstanding warrants.
(8)	Represents shares of common stock issuable upon the exercise (at a price of $0.30 per share) of outstanding warrants.
(9)	Represents shares of common stock issuable upon the exercise (at a price of $0.50 per share) of outstanding warrants including the Class C Redeemable Warrants.
(10)	Represents shares of common stock issuable upon the exercise (at a price of $0.60 per share) of outstanding warrants.
(11)	Represents shares of common stock issuable upon the exercise (at a price of $0.62 per share) of outstanding warrants.
(12)	Represents shares of common stock issuable upon the exercise (at a price of $0.83 per share) of outstanding warrants.
(13)	Represents shares of common stock issuable upon the exercise (at a price of $1.00 per share) of outstanding warrants.
(14)	Represents shares of common stock issuable upon the exercise (at a price of $2.75 per share) of outstanding warrants.
(15)	Represents shares of common stock issuable upon the exercise (at a price of $5.00 per share) of outstanding warrants.
(16)	Represents shares of common stock issuable until August 31, 2006, pursuant to three convertible promissory notes.
(17)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act and is based on the price at which three promissory note holders have the option to purchase shares of the Registrant’s common stock granted them from prior financings.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Subject to completion, dated July 14, 2006

OFFERING PROSPECTUS

Wits Basin Precious Minerals Inc.

7,788,700 CLASS C REDEEMABLE WARRANTS
34,481,119 SHARES OF COMMON STOCK

The selling securityholders identified on pages 46-49 of this prospectus are offering the following securities on a resale basis:

-
7,788,700 Class C Redeemable Warrants, each of which entitles the holder thereof to purchase, at any time until April 28, 2009, one share of our common stock at a price of $0.50 per share, subject to adjustment. The warrants are redeemable for $0.01 per warrant, upon a 30 days’ notice, any time following a period of 14 consecutive days in which the average closing bid price of our common stock exceeds $1.00 per share, subject to adjustment, provided the shares issuable upon exercise have been registered or are otherwise freely tradable; and

-
34,481,119 shares of our common stock, which includes (i) up to 7,788,700 shares issuable upon the exercise of our Class C Redeemable Warrants; (ii) up to 15,871,653 shares issuable upon the exercise of other outstanding warrants, and (iii) up to 5,516,767 shares of our common stock issuable upon certain options to purchase, granted in connection with prior note financings.

The registration statement of which this prospectus is a part, also registers the exercise of any of the 7,788,700 Class C Redeemable Warrants that are resold pursuant hereto. We will not receive any proceeds from the sale of any of these shares or warrants by the selling securityholders.

Our common stock is listed on the National Association of Securities Dealers’ Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “WITM.” On July 11, 2006, the last sale price for our common stock as reported on the OTCBB was $0.31. We expect to apply for listing of our Class C Redeemable Warrants on the OTCBB.

THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.
SEE “RISK FACTORS” BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. A REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July ____, 2006.

TABLE OF CONTENTS

Prospectus Summary	3

Risk Factors	8

Special Note Regarding Forward-Looking Statements	15

Management’s Discussion and Analysis of Financial Condition and Results of Operations	15

Business	23

Management	37

Security Ownership of Certain Beneficial Owners and Management	40

Certain Relationships and Related Transactions	41

Market for Common Equity and Related Shareholder Matters	44

Use of Proceeds	45

Selling Securityholders	46

Plan of Distribution	52

Description of Common Stock	54

Description of Class C Redeemable Warrants	54

Disclosure of Commission Position On Indemnification for Securities Act Liabilities	55

About this Prospectus	56

Where You Can Find More Information	56

Legal Matters	56

Experts	56

Changes in Accountants	56

Index to Financial Statements	F-1

We have not authorized anyone to provide you with information different or to make any representations other than those contained in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation would be unlawful. You should not assume that the information in this prospectus, or any amendment or supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of this offering. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus. Accordingly, you are urged to carefully review this prospectus in its entirety.

Our Company

We are a minerals exploration and development company based in Minneapolis, Minnesota. As of July 12, 2006, we hold interests in mineral exploration projects in South Africa (FSC), Canada (Holdsworth and MagNugget), Colorado (Bates-Hunter) and Mexico (Vianey).

• FSC Project. In June 2003, we acquired two exploration projects in a transaction with Hawk Precious Minerals USA, Inc., (“Hawk USA”), a wholly owned subsidiary of Toronto-based Hawk Precious Minerals Inc., (“Hawk”). Hawk is an affiliate of ours and H. Vance White (our Chief Executive Officer and a director) is also an officer and director of Hawk. In one of these projects, which we refer to as the “FSC Project,” we have acquired a 35 percent equity interest in the company Kwagga Gold (Proprietary) Limited (“Kwagga”) in exchange for a $2,100,000 investment. Kwagga is a subsidiary of AfriOre International (Barbados) Ltd., (“AfriOre”). Kwagga holds the exploration rights for the FSC Project located in the Republic of South Africa adjacent to the major goldfields discovered at the historic Witwatersrand Basin. AfriOre is a precious minerals exploration company with offices in Johannesburg, South Africa and the operator of the FSC Project.

• Holdsworth Project. The other gold exploration project we acquired from Hawk USA, located in the Wawa area near the village of Hawk Junction, Ontario, Canada, we refer to as the “Holdsworth Project.” The Holdsworth Project consists of 19 contiguous patented mining claims, which allows us to conduct exploration and exploitation activities in the near surface oxide zone of the property. We estimate pre-exploration activities to be approximately $150,000, which are necessary to confirm the data of prior exploration activities conducted on or near this property. As of the date of this prospectus, we have no estimate as to the timeframe that we believe that pre-exploration activities would commence, if ever, and until we have the results of the pre-exploration activities, we will not be in a position to determine the scope and cost of further exploration activities, if any, necessary for the Holdsworth Project.

• Bates-Hunter Gold Mine. On January 21, 2005, we closed on an assignment of a purchase agreement to purchase all of the outstanding capital stock of the Hunter Gold Mining Corporation, a British Columbia corporation, which owns 100 percent interest in the Bates-Hunter Gold Mine located in Central City, Colorado. We have until November 30, 2006 to complete our due diligence, at which time, should the historical data prove viable, we could complete the purchase for a fixed price of $4,600,000 Canadian. The assets of Hunter Gold Mining Corporation consist of the Bates-Hunter Gold Mine, the Golden Gilpin Mill, a water treatment plant, mining properties, claims, permits and all ancillary equipment.

• Vianey Mine. On June 28, 2006, we closed on an option agreement with Journey Resources Corporation, (“Journey”) (TSX-V:JNY), whereby we may earn up to an undivided 50 percent interest in certain mining claims comprising the Vianey Mine (“Vianey”) located in Guerrero State, Mexico (a prior producing silver mine). In order to earn our first 25 percent interest in Vianey, we issued 500,000 shares of our common stock and must further provide, on or before December 31, 2006, an aggregate of $500,000 for an exploration work program, which will be directed by Journey. Journey is the recorded and beneficial owner of 100 percent of Vianey.

• Hawk-MacNugget Claims. On June 29, 2006, we executed two agreements relating to a VMS (volcanogenic massive sulphide) base metals project exploration project located in northern Ontario, Canada. The first agreement was pursuant to a Memorandum of Agreement between the Company and Hawk (the “Hawk Memorandum”) whereby we acquired a 50 percent interest in five mining claims (the “MacNugget Claims”) held entirely by Hawk by issuing to Hawk 40,000 shares of our common stock. Under the terms of the second agreement, we sold a portion of our MacNugget Claims to MacDonald Mines Exploration Ltd., (“MacDonald”) (TSX-V:BMK), under a further Memorandum of Agreement between the Company, Hawk and MacDonald (the “Hawk/MacDonald Memorandum”). With the execution of the Hawk/MacDonald Memorandum, we beneficially received 50,000 shares of MacDonald’s publicly-traded common stock and whereby MacDonald became a 51 percent owner in the MacNugget Claims and the operator of the exploration efforts at MacNugget. A formal joint venture agreement is to be drafted and will include a dilution formula requiring further monetary participation of the Company in order to maintain its 24.5 percent interest in the MacNugget Claims.

Our principal office is located at 900 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402-8773. Our telephone number is (612) 349-5277 and our Internet address is www.witsbasin.com. Our common stock trades on the Over-the-Counter Bulletin Board under the symbol “WITM.”

Recent Developments

Hawk MacNugget Claims Project Added to Our Exploration Portfolio

On June 29, 2006, we executed two agreements relating to a VMS (volcanogenic massive sulphide) base metals project exploration project located in northern Ontario, Canada. The first agreement was pursuant to a Memorandum of Agreement between the Company and Hawk (the “Hawk Memorandum”) whereby we acquired a 50 percent interest in five mining claims (the “MacNugget Claims”) held entirely by Hawk by issuing to Hawk 40,000 shares of our common stock, which is being offered in this prospectus on a resale basis.

Under the terms of the second agreement, we sold a portion of our MacNugget Claims to MacDonald Mines Exploration Ltd., (“MacDonald”) (TSX-V:BMK), under a further Memorandum of Agreement between the Company, Hawk and MacDonald (the “Hawk/MacDonald Memorandum”). With the execution of the Hawk/MacDonald Memorandum, we beneficially received 50,000 shares of MacDonald’s publicly-traded common stock and whereby MacDonald became a 51 percent owner in the MacNugget Claims and the operator of the exploration efforts at MacNugget. A formal joint venture agreement is to be drafted and will include a dilution formula requiring further monetary participation of the Company in order to maintain its 24.5 percent interest in the MacNugget Claims.

Vianey Mine Project Added to Our Exploration Portfolio

On June 28, 2006, we closed on an option agreement (the “Option Agreement”) with Journey Resources Corporation, a corporation duly organized pursuant to the laws of the Providence of British Columbia and its wholly-owned subsidiary Minerale Jazz S.A. de C.V., a corporation duly organized pursuant to the laws of Mexico (collectively as “Journey”), whereby we may earn up to an undivided 50 percent interest in certain mining claims comprising the Vianey Mine (“Vianey”) located in Guerrero State, Mexico, approximately 250 kilometers south of Mexico City and 160 kilometers north of Acapulco.

In order to earn our first 25 percent interest in Vianey, we issued 500,000 shares of our common stock and must further provide, on or before December 31, 2006, an aggregate of $500,000 for an exploration work program to be directed by Journey as identified in the NI 43-101 Technical Report Pertaining To: The Vianey Mine - Guerrero State, Mexico (dated of October 18, 2004 and revised March 10, 2005) prepared by Rodney A. Blakestad J.D., C.P.G., (the “Blakestad Report”).

In order to earn our final 25 percent interest in Vianey, we must issue an additional 500,000 shares of our common stock (on or before January 15, 2007) and must further provide an additional $500,000 (on or before September 30, 2007 as directed by Journey) for further exploration work identified in the Blakestad Report.

Should we not provide the additional shares of common stock and fund the entire $1,000,000 required for the exploration, we will loose all of the rights under the Option Agreement with any one default.

On April 18, 2006, we entered into a letter-of-intent with Journey and issued 100,000 shares of our common stock, which allowed us a due diligence period until June 15, 2006 (subsequently extended until June 30, 2006). The 600,000 shares of common stock issued to Journey are being offered in this prospectus on a resale basis.

Changes in Management

The Company’s Board of Directors elected Stephen D. King, a board member, to serve as its President, effective May 15, 2006. The Company has not entered into an employment agreement with Mr. King, but will pay Mr. King a salary of $5,000 per month. H. Vance White will continue his roles as the Company’s Chief Executive Officer and member of the board.

Financing Through Warrant Exercises

On April 28, 2006, we completed a round of financing through the exercise of issued and outstanding warrants (the “Exercise Offer”) to certain warrant holders who qualified as accredited investors. One of the terms under the Exercise Offer was, for each two warrants exercised by the warrant holder, the warrant holder received two shares of common stock and a new three-year warrant (the “Class C Redeemable Warrant”) with an exercise price of $0.50 per share. Certain of the warrant holders were offered a limited time reduction of the exercise price (in which their warrants were originally priced from $5.50 to $0.75 per share) of $0.25 per share.  We accepted subscription agreements to exercise 15,577,401 common stock purchase warrants and received approximately $3.84 million in cash (which includes $445,225 due under two secured promissory notes, which accrue interest of five percent per annum, are due no later than September 30, 2006 and are secured by the stock issued). No placement agents or broker/dealers were utilized.

The warrants exercised include: (i) warrants representing 12,820,234 shares exercised at $0.25 per share, which were issued as part of private placements that occurred in October 2003 and January 2005, (ii) a warrant representing 2,000,000 shares exercised at $0.225 per share, which was issued to a foreign consultant in January 2005, and (iii) Class B Redeemable Warrants representing 757,167 shares exercised at $0.25 per share, which were issued in April 2001.

One incentive under the Exercise Offer was the receipt of one Class C Redeemable Warrant for each two shares purchased upon exercise of previously held warrants. Therefore, we are issuing Class C Redeemable Warrants to purchase an aggregate of up to 7,788,700 shares of our common stock, which shares purchased upon exercise are being offered in this prospectus on a resale basis. Additionally, since the prerequisite percentage of exercises occurred, we are obligated under reasonable efforts to apply for registration of the Class C Redeemable Warrant to be listed and traded on the OTCBB. Therefore, 7,788,700 Class C Redeemable Warrants are being offered in this prospectus on a resale basis.

Option Rights of Promissory Notes Holders

In May 2005, we entered into a short-term loan arrangement with a shareholder whereby we borrowed $250,000 through a purchase agreement with an unsecured promissory note. In November 2005, we renegotiated our financing agreement and entered into a new loan and security agreement whereby the original $250,000 unsecured note was combined to allow us to draw up to an aggregate of $600,000. By February 21, 2006, we had drawn the full $600,000.

In September 2005, we issued a six-month secured convertible promissory note in the principal amount of $600,000. In November 2005, we amended the note to allow for similar terms with the note above and thereby enabling the parties to have equal security interests in our Company and identical compensation for issuing the notes. With our last draw on January 11, 2006, we had drawn $400,000.

Both note holders received the following compensation in order to make the loans: (i) each received 500,000 shares of our common stock and (ii) for each draw of $100,000 the holder received a five-year warrant to purchase up to 1,000,000 shares of our common stock, at an exercise price of $0.12 per share.

In order to effectuate the two loans, a personal guaranty was required. Stephen D. King, who was serving as board member only during those time periods, provided the guarantees. In exchange for agreeing to personally guaranty our obligations under the two notes discussed above, we issued Mr. King two-year warrants to purchase an aggregate of up to 2,000,000 shares of our common stock at a price of $0.15 per share.

In October 2005, we entered into a short-term loan arrangement with a shareholder whereby we borrowed $100,000 through a purchase agreement with an unsecured promissory note. The note holder received a five-year warrant to purchase up to 1,000,000 shares of our common stock, at an exercise price of $0.12 per share.

In April 2006, we entered into amendments to the arrangements with each of the three note holders, extending the maturity of each of the notes for an additional 30 days. In consideration of these extensions, we issued an aggregate of 110,000 shares of our common stock to the note holders and we entitled each note holder the option, at any time on or prior to August 31, 2006, to provide us (in cash or other immediately available funds) an amount equal to, but not greater than, the final principal and interest balance of their respective note and receive the number of shares of our common stock computed by dividing that amount by $0.20 per share. We have reserved an aggregate of 5,516,767 shares of our common stock for issuance under the terms of the amendments of each promissory note.

With the funds received through the warrant exercises as described above, we paid the obligations under the three promissory notes in May 2006, which required an aggregate of $1,100,000 in cash principal payments. The notes had accumulated an aggregate of $69,239 in interest payable. We paid $3,353 in cash to one note holder and paid the remaining $65,886 by the issuance of 329,432 shares (valued at $0.20 per share) of our common stock.

The following are being offered in this prospectus (related to the convertible promissory notes and amendments): (i) 1,589,432 shares of common stock, (ii) 13,000,000 shares issuable upon the exercise of warrants; and (iii) 5,516,767 shares required for issuance, at the note holders option, until August 31, 2006.

Bates-Hunter Gold Mine

On January 21, 2005, we completed the acquisition of an option to purchase all of the outstanding capital stock of the Hunter Gold Mining Corporation (a corporation incorporated under the laws of British Columbia, Canada) including its wholly owned subsidiary Hunter Gold Mining, Inc., (a corporation incorporated under the laws of Colorado) (collectively “Hunter Corporation”).

On December 22, 2005, we began negotiations with Hunter Corporation regarding a further extension to the purchase date. Final negotiations resulted in extensions to both the due diligence exploration dates and the final purchase date, and a revised purchase price. We executed the letter agreement on January 16, 2006 with an effective date of December 31, 2005 and received the following extensions: (a) completion of phase one extended from December 31, 2005 to June 30, 2006, (b) completion of phase two extended from April 30, 2006 to October 31, 2006, and (c) the closing date extended from May 31, 2006 to on or before November 30, 2006. Furthermore, an amendment to the purchase price allowing for the price to be denominated in Canadian Dollars, with a revised and restated purchase price of $4,600,000 Canadian was included. Our due diligence estimate for cash expenditures is approximately $1,150,000.

Risk Factors

For a discussion of some of the risks you should consider before purchasing our Class C Redeemable Warrants or our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 8 of this prospectus.

The Offering

The selling securityholders identified on pages 46-47 of this prospectus are offering a total of 7,788,700 Class C Redeemable Warrants on a resale basis, which were issued as an incentive for exercise of previous issued warrants of certain warrant holders. Each Class C Redeemable Warrant entitles the holder thereof to purchase, at any time until April 28, 2009, one share of our common stock at a price of $0.50 per share, subject to adjustment. The warrants are redeemable for $0.01 per warrant, upon a 30 days’ notice, any time following a period of 14 consecutive days in which the average closing bid price of our common stock exceeds $1.00 per share, subject to adjustment, provided the shares issuable upon exercise have been registered or are otherwise freely tradable.

The selling securityholders identified on pages 48-49 of this prospectus are offering a total of 34,481,119 shares of our common stock on a resale basis as follows:

•	7,788,700 shares of our common stock issuable upon the exercise (by the selling securityholders) of our Class C Redeemable Warrants;

•	1,589,432 shares of our common stock issued as consideration to three lenders of our promissory notes (and the amendments so required);

•	2,924,567 shares of our common stock issued to five consultants for services provided in 2005 and 2006;

•	150,000 shares of our common stock issued to the principal owner of a public relations firm, in exchange for amounts due for services, which we had previously recorded as accounts payable;

•	640,000 shares of our common stock issued as consideration for the purpose of securing the rights to exploration projects;

•
an aggregate of 5,516,767 shares reserved for issuance to three lenders, whereby each is entitled, at any time on or prior to August 31, 2006, to provide us (in cash or other immediately available funds) an amount equal to, but not greater than, the final principal and interest balance of their respective note and receive the number of shares of our common stock computed by dividing that amount by $0.20 per share; and

•	An aggregate of 15,871,653 shares of our common stock issuable upon the exercise of the following warrants:

•  11,000,000 shares issuable upon the exercise of warrants issued as additional consideration to three lenders of promissory notes (and the amendments so required), at an exercise price of $0.12 per share;

•  2,000,000 shares issuable upon the exercise of warrants issued a board member, as guaranty fees relating to two promissory notes, at an exercise price of $0.15 per share; and

•  2,871,653 shares issuable upon the exercise of warrants issued under consulting agreements with various consultants.

Finally, we are also offering 7,788,700 shares of our common stock issuable upon exercise of the resold Class C Redeemable Warrants (i.e. exercised by persons and their assigns who purchase such warrants from the selling securityholders identified in this prospectus). We will not receive any proceeds from the sale of any of these shares or warrants by the selling securityholders.

For a complete description of the terms and conditions of our Class C Redeemable Warrants, as well as our common stock, you are referred to the section in this prospectus entitled “Description of Class C Redeemable Warrants” and “Description of Capital Stock.”

Class C Redeemable Warrants offered	7,788,700 warrants
Common stock offered	34,481,119 shares
Common stock outstanding before the offering(1)	88,929,406 shares
Common stock outstanding after the offering(2)	118,106,526 shares
Common Stock OTCBB symbol	WITM
Class C Redeemable Warrant symbol(3)	N/A

(1)
Based on the number of shares outstanding as of July 12, 2006, not including: (a) 25,959,559 shares issuable upon exercise of certain outstanding warrants; (b) 690,000 Class A Redeemable Warrants issued and outstanding; or (c) 5,222,000 shares reserved for issuance under various stock option agreements, including those issued under our stock option plans.

(2)	Assumes the issuance of all shares offered hereby that are issuable upon the exercise of warrants and the 5,516,767 shares of common stock to be issued.
(3)	The Company expects to apply for listing of the Class C Redeemable Warrants on the OTCBB, but has not yet obtained any approvals or symbol.

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK IS EXTREMELY RISKY. YOU MAY LOSE THE ENTIRE AMOUNT OF YOUR INVESTMENT. PRIOR TO MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THIS ENTIRE PROSPECTUS AND CONSIDER THE FOLLOWING RISK FACTORS:

RISKS RELATING TO OUR SECURITIES

AN ACTIVE TRADING MARKET MAY NEVER DEVELOP FOR OUR CLASS C REDEEMABLE WARRANTS AND SELLING PRICES ARE UNCERTAIN.

There is presently no public market for our Class C Redeemable Warrants and one may never develop. If developed, it may not be indefinitely maintained. We will be filing an initial listing application with the National Association of Securities Dealers’ Over-the-Counter Bulletin Board, or “OTCBB” in order to have the warrants listed on the OTCBB. Even if the listing application becomes approved and our Class C Redeemable Warrants are quoted on the OTCBB or the so-called “pink sheets,” the prices at which the warrants sell will be determined in the marketplace and may fluctuate significantly.

WE MAY REDEEM THE CLASS C REDEEMABLE WARRANTS AT A NOMINAL PRICE UPON CERTAIN CONDITIONS.

We may redeem our Class C Redeemable Warrants at a price of $0.01 per warrant at any time following a 14-day period in which the average closing bid price of our common stock exceeds $1.00 per share. We must provide 30 days’ written notice to the holders of the Class C Warrants prior to redemption and the shares of common stock issuable upon exercise of the warrants must have been registered under the Securities Act of 1933 or must otherwise be freely tradable. If we redeem the Class C Redeemable Warrants, the holders of the warrants will lose their right to exercise the warrants, except during the 30-day redemption period. Redemption of the Class C Redeemable Warrants could force the holders to exercise the warrants at a time when it may be disadvantageous for the holders to do so or to sell the warrants at the then-prevailing market price or accept the redemption price, which would likely be substantially less then the market price of the warrants at the time of redemption.

THE CLASS C REDEEMABLE WARRANTS MAY NEVER BE LISTED ON THE OTCBB.

Although we will be applying for listing of our Class C Redeemable Warrants on the OTCBB, there exists the possibility that the listing will not be approved or, if approved, that an active public market will develop or be sustained for any length of time. Should our Class C Redeemable Warrants become tradable in the OTCBB, the warrants will be subject to the rules promulgated under the Securities Exchange Act of 1934 relating to “penny stocks” as is our common stock.

TRADING OF OUR COMMON STOCK IS LIMITED.

Trading of our common stock is conducted on the OTCBB. This has an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.

BECAUSE IT IS A “PENNY STOCK” IT CAN BE DIFFICULT TO SELL SHARES OF OUR COMMON STOCK.

Our common stock is a “penny stock.” Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny stock transactions. Accordingly, you may not always be able to sell our shares of common stock publicly at times and prices that you feel are appropriate.

A SIGNIFICANT NUMBER OF SHARES OF OUR COMMON STOCK ARE OR WILL BECOME AVAILABLE FOR SALE AND THEIR SALE COULD DEPRESS THE PRICE OF OUR SECURITIES.

Sales of a substantial number of shares of our common stock in the public market after this offering could adversely affect the market price for our Class C Redeemable Warrants and our common stock and make it more difficult for you to sell these securities at times and prices that you feel are appropriate. As of June 27, 2006, we have 88,904,406 shares of common stock, 690,000 Class A Redeemable Warrants and 7,778,700 Class C Redeemable Warrants issued and outstanding. Furthermore, we have 5,222,000 stock options and 25,959,559 other warrants issued.

RISKS RELATING TO OUR FINANCIAL CONDITION

WE CURRENTLY DO NOT HAVE ENOUGH CASH TO FUND OPERATIONS DURING 2006.

As of July 12, 2006, we had only approximately $1,500,000 of cash and cash equivalents on hand. Since we do not expect to generate any revenue from operations in 2006, we will be required to raise additional capital in financing transactions in order to satisfy our expected cash expenditures. We expect to raise such additional capital by selling shares of our capital stock or by borrowing money. However, such additional capital may not be available to us at acceptable terms or at all. Further, if we sell additional shares of our capital stock, your ownership position in our Company will be subject to dilution. In the event that we are unable to obtain additional capital, we may be forced to reduce our operating expenditures or to cease operations altogether.

WE HAVE NO OPERATING ASSETS.

After we completed the sales of our Hosted Solutions Business and our Accounting Software Business in 2003, we became an exploration stage company and do not anticipate having any revenues from operations until an economic mineral deposit is discovered or unless we complete other acquisitions or joint ventures with business models that produce such revenues. As of July 12, 2006 we hold certain rights in the following projects: the FSC Project in South Africa, the Holdsworth Property and the MagNugget in Canada, the Bates-Hunter Gold Mine in Colorado and the Vianey Mine in Mexico. None of these projects may ever produce any significant mineral deposits.

WE ANTICIPATE INCURRING LOSSES FOR THE FORESEEABLE FUTURE.

Since becoming an exploration stage company in May 2003 through March 31, 2006, we have incurred an aggregate net loss of $20,571,687. We expect operating losses to continue for the foreseeable future and may never be able to operate profitably.

OUR INDEPENDENT AUDITORS HAVE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have had net losses for each of the years ended December 31, 2005 and 2004, and we have an accumulated deficit as of March 31, 2006. Since the financial statements for each of these periods were prepared assuming that we would continue as a going concern, in the view of our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern. Furthermore, since we do not expect to generate any revenues for the foreseeable future, our ability to continue as a going concern depends, in large part, on our ability to raise additional capital through equity or debt financing transactions. If we are unable to raise additional capital, we may be forced to discontinue our business.

FOREIGN CURRENCY EXCHANGE RATES.

Since our entrance into the precious minerals arena, we have had very limited dealings with foreign currency transactions, even though most of our transactions have been with foreign entities. Most of the funds requests have required US Dollar denominations. Exchange rates are influenced by global economic trends beyond our control. Even though we may not record direct losses due to our dealings with exchanges into foreign currencies, we have an associated reduction in the productivity of assets.

We’ve invested $2,100,000 in US funds in Kwagga, whereby they in turn transfer funds to AfriOre. The majority of all exploration expenditures that AfriOre deals in are denominated in the South African Rand and the exchange from the US Dollar to the South African Rand has sustained a reduction. On June 30, 2003, the exchange rate was approximately R7.51 = $1.00. Since June 30, 2003, the Rand has appreciated against the Dollar by as much as approximately 25 percent. On July 11, 2006, the exchange rate was approximately R7.12 = $1.00. The fluctuations between the Dollar and the Rand is one of the factors that has decreased our initial 5 to 7 drillhole program on the FSC to be revised to only a three drillhole program. Furthermore, should the Dollar weaken further in relationship to the Rand, we may sustain additional reductions in the number of drillholes completed with future investments.

Our assignment of a purchase agreement to purchase the Bates-Hunter Gold Mine from Hunter Gold Mining Corporation, a British Columbia corporation, on January 21, 2005 was denominated at $3,000,000 US. Upon our receiving an extension to complete the due diligence process on December 31, 2005, the purchase price was re-negotiated and is now stated at $4,600,000 Canadian. On January 21, 2005 the exchange rate was approximately Cdn 0.82 = $1.00. On July 11, 2006, the exchange rate was approximately Cdn 0.88 = $1.00. If this trend continues and we complete the purchase of the Bates-Hunter Gold, our need for additional funds could impact our liquidity.

RISKS RELATING TO OUR BUSINESS

SINCE BECOMING ENGAGED IN THE MINERAL EXPLORATION BUSINESS IN JUNE 2003, WE HAVE RELIED ON AN EXCLUSION FROM THE DEFINITION OF “INVESTMENT COMPANY” IN ORDER TO AVOID BEING SUBJECT TO THE INVESTMENT COMPANY ACT OF 1940. TO THE EXTENT THE NATURE OF OUR BUSINESS CHANGES IN THE FUTURE, WE MAY BECOME SUBJECT TO THE REQUIREMENTS OF THE INVESTMENT COMPANY ACT, WHICH WOULD LIMIT OUR BUSINESS OPERATIONS AND REQUIRE US TO SPEND SIGNIFICANT RESOURCES IN ORDER TO COMPLY WITH SUCH ACT.

The Investment Company Act defines an “investment company,” among other things, as an issuer that is engaged in the business of investing, reinvesting, owning, holding or trading in securities and owns investment securities having a value exceeding 40 percent of the issuer’s unconsolidated assets, excluding cash items and securities issued by the federal government. Because the value of our interest in the FSC Project has exceeded 40 percent of our unconsolidated assets, excluding cash and government securities, since June 2003, we may meet this threshold definition of “investment company.” However, the Investment Company Act also excludes from this definition any person substantially all of whose business consists of owning or holding oil, gas or other mineral royalties or leases or fractional interests therein, or certificates of interest or participation relating to such mineral royalties or leases. Based on an opinion of counsel, we believe that we satisfy this mineral company exception to the definition of “investment company” for the period from June 26, 2003 through August 29, 2004. If our reliance on the mineral company exclusion from the definition of investment company during this period is misplaced, we may have been in violation of the Investment Company Act, the consequences of which can be significant. For example, investment companies that fail to register under the Investment Company Act are prohibited from conducting business in interstate commerce, which includes selling securities or entering into other contracts in interstate commerce. Section 47(b) of the Investment Company Act provides that a contract made, or whose performance involves, a violation of the act is unenforceable by either party unless a court finds that enforcement would produce a more equitable result than non-enforcement. Similarly, a court may not deny rescission to any party seeking to rescind a contract that violates the Investment Company Act, unless the court finds that denial of rescission would produce more equitable result than granting rescission. Accordingly, for example, certain investors who purchase our securities during any period in which we were required to register as investment company may seek to rescind their subscriptions.

We further believe that we have continued to qualify for the mineral company exclusion from August 30, 2004 through the date of this prospectus and are not therefore subject to the requirements of the Investment Company Act of 1940. If in the future the nature of our business changes such that the mineral company exception to the threshold definition of investment company is not available to us, we will be required to register as an investment company with the SEC. The ramifications of becoming an investment company, both in terms of the restrictions it would have on our Company and the cost of compliance, would be significant. For example, in addition to expenses related to initially registering as an investment company, the Investment Company Act also imposes various restrictions with regard to our ability to enter into affiliated transactions, the diversification of our assets and our ability to borrow money. If we became subject to the Investment Company Act at some point in the future, our ability to continue pursuing our business plan would be severely limited as it would be significantly more difficult for us to raise additional capital in a manner that would comply with the requirements of the Investment Company Act. To the extent we are unable to raise additional capital, we may be forced to discontinue our operations or sell or otherwise dispose of our mineral assets.

LAWS GOVERNING MINERAL RIGHTS OWNERSHIP HAVE CHANGED IN SOUTH AFRICA.

The South African mining industry has undergone a series of significant changes culminating in the enactment of the Mineral and Petroleum Resources Development Act No. 28 of 2002 (“the Act”) on May 1, 2004. The Act legislates the abolition of private mineral rights in South Africa and replaces them with a system of state licensing based on the patrimony over minerals, as is the case with the bulk of minerals in other established mining jurisdictions such as Canada and Australia. On May 3, 2004 the Department of Minerals and Energy (the “DME”) announced that it was seeking legal advice on the implications of the Act in light of South Africa’s international agreements.

Holders of old-order mining rights, of the type held by Kwagga, are required within five years of the May 1, 2004 commencement date, to apply for conversion of their old order rights into new order mining rights in terms of the Act. Old order mining rights will continue to be in force during the conversion period, subject to the terms and conditions under which they were granted. Once a new order right is granted, security of tenure is guaranteed for a period of up to 30 years, subject to ongoing compliance with the conditions under which the right has been granted. A mining right may be renewed for further periods of up to 30 years at a time, subject to fulfillment of certain conditions.

In order to be able to convert old order mining rights to new order mining rights, a holder must primarily: apply in the correct form for conversion at the relevant office of the DME before May 1, 2009; submit a prescribed social and labor plan; and undertake to “give effect to” the black economic empowerment and socio-economic objectives of the Act (the “Objectives”) and set out the manner in which it will give effect to the Objectives.

In general, the Objectives are embodied in the broad-based socio-economic empowerment charter which was signed by the DME, the South African Chamber of Mines and others on October 11, 2002 (the “Charter”), and which was followed on February 18, 2003 by the release of the appendix to the Charter known as the Scorecard. The Charter and Scorecard has since been published for information during August 2004. The Charter is based on seven key principles, two of which are focused on ownership targets for historically disadvantaged South Africans (“HDSAs”) and beneficiation, and five of which are operationally oriented and cover areas focused on improving conditions for HDSAs.

Regarding ownership targets, the Charter (as read with the Scorecard) requires each mining company to achieve the following HDSA ownership targets for the purpose of qualifying for the grant of new order rights: (i) 15 percent ownership by HDSAs in that company or its attributable units of production by May 1, 2009, and (ii) 26 percent ownership by HDSAs in that company or its attributable units of production by May 1, 2014. The Charter states that such transfers must take place in a transparent manner and for fair market value. It also states that the South African mining industry will assist HDSA companies in securing financing to fund HDSA participation, in the amount of ZAR100 billion within the first five years. The Charter does not specify the nature of the assistance to be provided.

Kwagga and AfriOre are actively engaged in discussions with DME officials and others to ensure that Kwagga fulfills the ownership requirements for conversion under the Act; however, the finalization of the means of achieving that end will require greater certainty regarding the operation and interpretation of the Act and pending related legislation.

At present, the financial implications and market-related risks brought about by the various pieces of the new legislation (including the Mineral and Petroleum Royalty Bill) cannot be assessed. It is not clear when the next draft of the Mineral and Petroleum Royalty Bill will be released. The Government has, however, indicated that no royalties will be payable until 2009. Material impacts on both the ownership structure and operational costs at the FSC Project are possible. Kwagga and AfriOre continue to explore their options and monitor the implementation and interpretation of the Act and the progress of other ancillary regulations and legislation closely.

DUE TO LEGISLATION ENACTED IN SOUTH AFRICA, KWAGGA WILL BE REQUIRED TO SELL A SUBSTANTIAL AMOUNT OF ITS STOCK, WHICH WOULD DILUTE OUR EQUITY POSITION IN KWAGGA.

In accordance with the Broad-Based Socio-Economic Empowerment Charter for the South African mining industry, Kwagga will offer up to 28 percent of its capital stock at fair market value to a HDSA investor group. Any investment by such a group will dilute our ownership of Kwagga and, accordingly, the right to receive profits generated from the FSC Project, if any.

WE ARE SUBSTANTIALLY DEPENDENT UPON OUR CHIEF EXECUTIVE OFFICER.

We are substantially dependent on the expertise and industry knowledge of H. Vance White, our chief executive officer. The loss of his services could have an adverse effect on us and we do not currently have key person insurance with respect to Mr. White.

ONE OF OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WITH REGARD TO CERTAIN TRANSACTIONS THAT WE MAY ENTER.

H. Vance White, who is a director and the chief executive officer of our Company, is both an officer and director of Hawk Precious Minerals Inc., a junior exploration company and the parent company of Hawk USA, and a partner in Brooks & White Associates, an unincorporated Canadian partnership that provides management, financial and investor relations services to junior mineral resource exploration companies. As a result of his positions with other companies that may, from time to time, compete with us, Mr. White may have a conflict of interest to the extent the other companies with which he is affiliated acquire rights in exploration projects that may be suitable for us to acquire.

OUR SUCCESS IN CONNECTION WITH THE FSC PROJECT IS SUBSTANTIALLY DEPENDENT ON THE PROJECT’S OPERATOR.

We are relying heavily on the ability of AfriOre, the FSC Project operator, to make prudent use of all funds in connection with the exploration of the FSC Project. If AfriOre does not use these funds wisely, we may not realize any return on our investment. Further, we are dependent on the financial health and condition of AfriOre. In the event AfriOre became insolvent or otherwise unable to carry out its obligations of exploration, we could lose the entire amount we have invested in exploration of the FSC Project. We also depend on AfriOre to obtain and maintain various governmental licenses and permits necessary to explore and develop the properties. The failure to obtain and maintain such licenses and permits may cause significant delays in exploring and developing the properties, or even may prevent the completion of any of these activities altogether.

THE OPERATORS OF OUR EXPLORATION PROJECTS MAY NOT HAVE ALL NECESSARY TITLE TO THE MINING EXPLORATION RIGHTS.

We expect that Kwagga and AfriOre will have good and proper right, title and interest in and to the respective mining exploration rights they currently own, have optioned or intend to acquire and that they will explore and develop. Such rights may be subject to prior unregistered agreements or interests or undetected claims or interests, which could materially impair our ability to participate in the development of the FSC Project. The failure to comply with all applicable laws and regulations, including failure to pay taxes and to carry out and file assessment work, may invalidate title to portions of the properties where the exploration rights are held.

WE WILL REQUIRE ADDITIONAL FINANCING TO CONTINUE TO FUND OUR CURRENT EXPLORATION PROJECT INTERESTS OR TO ACQUIRE INTERESTS IN OTHER EXPLORATION PROJECTS.

Additional financing will be needed in order to fund beyond the initial three drillhole exploration program currently underway at the FSC Project, to fund exploration of the Holdsworth Project and Bates-Hunter, or to potentially complete further acquisitions or complete other acquisitions or joint ventures with other business models. Our means of acquiring investment capital is limited to private equity and debt transactions. We have no significant sources of currently available funds to engage in additional exploration and development. Without additional capital, we will be unable to fund exploration of our current property interests or acquire interests in other mineral exploration projects that may become available. See “—Risks Relating to Our Financial Condition - We Currently Do Not Have Enough Cash to Fund Operations During 2006.”

OUR PERFORMANCE MAY BE SUBJECT TO FLUCTUATIONS IN GOLD PRICES.

The profitability of a gold exploration project could be significantly affected by changes in the market price of gold. Mine production and the willingness of third parties such as central banks to sell or lease gold affects the supply of gold. Demand for gold can be influenced by economic conditions, attractiveness as an investment vehicle and the relative strength of the US Dollar and local investment currencies. Other factors include the level of interest rates, exchange rates, inflation and political stability. The aggregate effect of these factors is impossible to predict with accuracy. Worldwide production levels also affect gold prices. In addition, the price of gold has on occasion been subject to very rapid short-term changes due to speculative activities. Fluctuations in gold prices may adversely affect the value of any discoveries made at the sites with which we are involved.

MINERAL EXPLORATION IS EXTREMELY COMPETITIVE.

There is a limited supply of desirable mineral properties available for claim staking, lease or other acquisition in the areas where we contemplate participating in exploration activities. We compete with numerous other companies and individuals, including competitors with greater financial, technical and other resources than we possess, in the search for and the acquisition of attractive mineral properties. Our ability to acquire properties in the future will depend not only on our ability to develop our present properties, but also on our ability to select and acquire suitable producing properties or prospects for future mineral exploration. We may not be able to compete successfully with our competitors in acquiring such properties or prospects.

THE NATURE OF MINERAL EXPLORATION IS INHERENTLY RISKY.

The exploration for and development of mineral deposits involves significant financial risks, which even experience and knowledge may not eliminate, regardless of the amount of careful evaluation applied to the process. Very few properties are ultimately developed into producing mines. Whether a gold deposit will be commercially viable depends on a number of factors, including:

•	financing costs;
•	proximity to infrastructure;
•	the particular attributes of the deposit, such as its size and grade; and
•	governmental regulations, including regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of gold and environmental protection.

The outcome of any of these factors may prevent us from receiving an adequate return on invested capital.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains both historical statements and statements that are forward-looking in nature. Historical statements are based on events that have already happened. Certain of these historical events provide some basis to our management, with which assumptions are made relating to events that are reasonably expected to happen in the future. Management also relies on information and assumptions provided by certain third party operators of our projects as well as assumptions made with the information currently available to predict future events. These future event predictions, or forward-looking statements, include (but are not limited to) statements related to the uncertainty of the quantity or quality of probable ore reserves, the fluctuations in the market price of such reserves, general trends in our operations or financial results, plans, expectations, estimates and beliefs. You can identify forward-looking statements by terminology such as “may,” “could,” “should,” “will,” “anticipate,” “believe,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential” and similar expressions and their variants. These forward-looking statements reflect our judgment as of the date of this prospectus with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results and/or financial condition. Readers are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The risks identified in the preceding section, among others, may impact forward-looking statements contained in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto as of and for the year ended December 31, 2005, as well as our interim condensed consolidated financial statement as of March 31, 2006, all of which is included in this prospectus beginning at page F-1. We further inform you to read the other documents that we file with the Securities and Exchange Commission after the date of this prospectus for information about subsequent developments involving us.

OVERVIEW

We are a minerals exploration and development company based in Minneapolis, Minnesota. As of July 12, 2006, we hold interests in mineral exploration projects in South Africa (FSC), Canada (Holdsworth and MagNugget), Colorado (Bates-Hunter) and Mexico (Vianey).

• FSC Project. In June 2003, we acquired two exploration projects in a transaction with Hawk Precious Minerals USA, Inc., (“Hawk USA”), a wholly owned subsidiary of Toronto-based Hawk Precious Minerals Inc., (“Hawk”). Hawk is an affiliate of ours. In one of these projects, which we refer to as the “FSC Project,” we have acquired a 35 percent equity interest in the company Kwagga Gold (Proprietary) Limited (“Kwagga”) in exchange for a $2,100,000 investment. Kwagga is a subsidiary of AfriOre International (Barbados) Ltd., (“AfriOre”). Kwagga holds the exploration rights for the FSC Project located in the Republic of South Africa adjacent to the major goldfields discovered at the historic Witwatersrand Basin. AfriOre is a precious minerals exploration company with offices in Johannesburg, South Africa and the operator of the FSC Project.

• Holdsworth Project. The other exploration project we acquired from Hawk USA, located in the Wawa area near the village of Hawk Junction, Ontario, Canada, we refer to as the “Holdsworth Project.” The Holdsworth Project consists of 19 contiguous patented mining claims, which allows us to conduct exploration and exploitation activities in the near surface oxide zone of the property. Once we have secured the financing, which we estimate to be approximately $150,000, we plan to conduct pre-exploration activities on the Holdsworth Project. The primary objective of these pre-exploration activities will be to confirm the results of prior exploration activities conducted on or near this property. Until we have the results of the pre-exploration activities, we will not be in a position to determine the scope and cost of further exploration activities, if any, necessary for the Holdsworth Project.

• Bates-Hunter Gold Mine. On January 21, 2005, we closed on an assignment of a purchase agreement to purchase all of the outstanding capital stock of the Hunter Gold Mining Corporation, a British Columbia corporation, which owns 100 percent interest in the Bates-Hunter Gold Mine located in Central City, Colorado. We have until November 30, 2006 to complete our due diligence, at which time, should the historical data prove viable, we could complete the purchase for a fixed price of $4,600,000 Canadian. The assets of Hunter Gold Mining Corporation consist of the Bates-Hunter Gold Mine, the Golden Gilpin Mill, a water treatment plant, mining properties, claims, permits and all ancillary equipment.

• Vianey Mine. On June 28, 2006, we closed on an option agreement (the “Option Agreement”) with Journey Resources Corporation, a corporation duly organized pursuant to the laws of the Providence of British Columbia and its wholly-owned subsidiary Minerales Jazz S.A. de C.V., a corporation duly organized pursuant to the laws of Mexico (collectively as “Journey”), whereby we may earn up to an undivided 50 percent interest in certain mining claims comprising the Vianey Mine (“Vianey”) located in Guerrero State, Mexico, approximately 250 kilometers south of Mexico City and 160 kilometers north of Acapulco. In order to earn our first 25 percent interest in Vianey, we issued 500,000 shares of our common stock and must further provide, on or before December 31, 2006, an aggregate of $500,000 for an exploration work program to be directed by Journey. In order to earn our final 25 percent interest in Vianey, we must issue an additional 500,000 shares of our common stock (on or before January 15, 2007) and must further provide an additional $500,000 (on or before September 30, 2007 as directed by Journey).

• Hawk-MacNugget Claims. On June 29, 2006, we executed two agreements relating to a VMS (volcanogenic massive sulphide) base metals project exploration project located in northern Ontario, Canada. The first agreement was pursuant to a Memorandum of Agreement between the Company and Hawk (the “Hawk Memorandum”) whereby we acquired a 50 percent interest in five mining claims (the “MacNugget Claims”) held entirely by Hawk by issuing to Hawk 40,000 shares of our common stock. Under the terms of the second agreement, we sold a portion of our MacNugget Claims to MacDonald Mines Exploration Ltd., (“MacDonald”) (TSX-V:BMK), under a further Memorandum of Agreement between the Company, Hawk and MacDonald (the “Hawk/MacDonald Memorandum”). With the execution of the Hawk/MacDonald Memorandum, we beneficially received 50,000 unregistered shares of MacDonald’s publicly-traded common stock and whereby MacDonald became a 51 percent owner in the MacNugget Claims and the operator of the exploration efforts at MacNugget. A formal joint venture agreement is to be drafted and will include a dilution formula requiring further monetary participation of the Company in order to maintain its 24.5 percent interest in the MacNugget Claims.

In the future, we will continue to seek new areas for exploration and the rights that would allow us to be either owners or participants. These rights may take the form of direct ownership of mineral exploration or, like our interest in the FSC Project, these rights may take the form of ownership interests in entities holding exploration rights. Our main focus has been in gold exploration projects, but future projects, like the Vianey and MagNugget, may involve other minerals.

Our principal office is located at 80 South 8th Street, Suite 900, Minneapolis, Minnesota 55402. Our telephone number is (612) 349-5277 and our Internet address is www.witsbasin.com. Our securities trade on the Over-the-Counter Bulletin Board under the symbol “WITM.”

RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 2006 COMPARED TO MARCH 31, 2005.

Revenues

We had no revenues from continuing operations for the quarters ended March 31, 2006 and 2005. Furthermore, we do not anticipate having any future revenues until an economic mineral deposit is discovered or unless we make further acquisitions or complete other mergers or joint ventures with business models that produce such results.

Operating Expenses

General and administrative expenses were $1,047,032 for the three months ended March 31, 2006 as compared to $1,047,040 for the same period in 2005. Of the expenses reported in 2006 and 2005, the majority related primarily to our marketing programs and consulting fees, which included direct mailing campaigns, emailing campaigns, minerals trade publications, research analysts, public relations, luncheons and special invite events and improvements to our website. We anticipate the future marketing dollar expenditures will decrease for the remainder of fiscal 2006.

Exploration expenses were $228,190 for the three months ended March 31, 2006 as compared to $269,020 for the same period in 2005. Exploration expenses for 2006 relate to the expenditures being reported on the work-in-process from the project operator, AfriOre, at the FSC Project site and the Bates-Hunter project. We anticipate the rate of spending for the remaining fiscal 2006 exploration expenses will increase due to the additional drill rigs at the FSC project and our due diligence exploratory work commencing at the Bates-Hunter. Exploration expenses for 2005 related to (i) expenditures being reported on the work-in-process from the project operator, AfriOre, at the FSC Project site, (ii) McFaulds Lake (which our rights expired on December 31, 2005) and (iii) the Bates-Hunter project.

Depreciation and amortization expenses were $3,521 for the three months ended March 31, 2006 as compared to $52,825 for the same period in 2005. Related to our due diligence process at the Bates-Hunter Gold Mine in Colorado, we have made certain purchases of equipment ($94,612) necessary to operate and de-water the property. Depreciation of these purchases is calculated on a straight-line method, which was $3,521 for the three months ended March 31, 2006. Amortization expenses for 2005 ($52,825) include the FSC and McFaulds Lake, both of which were fully amortized by June 30, 2005.

Other Income and Expense

Our other income and expense consists of interest income, interest expense and other expense. Interest expense for the three months ended March 31, 2006 was $674,036 compared to $123,762 for the same period in 2005. The 2006 interest expense relates to the three promissory notes payable. It is anticipated that interest expense will decrease for the remainder of fiscal 2006, since all three notes were repaid in May 2006.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004.

Revenues

We had no revenues from continuing operations for the years December 31, 2005 and 2004. Furthermore, we do not anticipate having any future revenues until an economic mineral deposit is discovered or unless we make further acquisitions or complete other mergers or joint ventures with business models that produce such results.

Operating Expenses

General and administrative expenses were $3,777,977 for 2005 as compared to $1,764,773 for 2004. After we completed the sale of our Hosted Solutions and Accounting Software Businesses, we became an exploratory stage company effective May 1, 2003, and all prior operating expenses associated with these two business models are included in discontinued operations. Of the $3,777,977 recorded for 2005, approximately $3,252,000 relates to public relations services, consulting fees and shareowner services. Of the $1,764,773 recorded for 2004, approximately $670,000 relates to public relations services, consulting fees and shareowner services; approximately $500,000 relates to the legal fees we incurred for litigation with a former CEO. We anticipate that our operating expenses will begin to increase over the next fiscal year due to our continued plans for investor awareness programs and exploration at the Bates-Hunter Project in Colorado.

Exploration expenses relate to: (i) the issuance of stock for acquiring mining rights, (ii) expenditures being reported on the work-in-process from the FSC Project operator, AfriOre, (iii) expenses related to the South American Brazmin properties, which we sold in 2004, (iv) McFaulds Lake, of which our rights lapsed on December 31, 2005 and (v) the due diligence exploration activities at the Bates-Hunter. We anticipate the rate of spending for fiscal 2006 exploration expenses should increase based on the Bates-Hunter project and continued drilling at the FSC Project.

Components of exploration expenses are as follows:

	Years Ended December 31,		May 1, 2003 (inception) to December 31,
	2005	2004	2005
Expenditures reported by Kwagga/AfriOre	$613,857	$865,340	$1,979,197
Expenditures related to Brazmin	--	195,572	195,572
Expenditures related to McFaulds Lake	--	24,251	24,251
Expenditures related to Bates-Hunter	415,776	70,379	486,155
Issuance of shares and warrant expense (1)	104,753	--	104,753
Issuance of shares to Hawk USA (2)	--	--	4,841,290
	$1,134,386	$1,155,542	$7,631,218

(1) We issued 275,000 shares of common stock for fees related to our obtaining the rights to purchase the Bates-Hunter, valued at $94,000 and recorded $10,753 in warrant expense related to the grants of 150,000 warrants issued to two Bates-Hunter consultants.

(2) During fiscal 2003, we issued an aggregate 6,250,000 shares of common stock to Hawk USA, valued at $5,087,500 and recorded the excess over the historical cost, $246,210, of the contributions as participation mining rights.

Depreciation and amortization for 2005 was $110,703 as compared to amortization of $247,087 for 2004. Of the $110,703 recorded, $5,053 is straight-line depreciation of fixed assets purchased for work at the Bates-Hunter and $105,650 is amortization of the participation mining rights related to the FSC and McFaulds Lake projects. As of December 31, 2005, all participation mining rights projects have been fully amortized and future projects will be charged to expense as incurred (less any fixed assets or other normally capitalized costs) with a project-by-project review. We will recognize depreciation expense for 2006 on the fixed assets already purchased and possibly will be adding additional assets to the Company.

In October 2003, we completed a private placement of 10,190,000 units of our securities, each unit consisting of one share of common stock and a one-year warrant to purchase one-half of one share of common stock at a price of $0.75 per share. The units were sold at a price of $0.25 per unit, resulting in gross proceeds of $2,547,500 before agent commissions and other offering related expenses. We agreed to file a registration statement under the Securities Act of 1933 covering the resale of the shares purchased in the private placement. In accordance with the terms of the private placement, because such registration statement was not declared effective by the Securities and Exchange Commission by February 11, 2004, we issued to the investors an additional one-fifth of one share of our common stock for each unit purchased in the private placement, or 2,038,000 shares, which we deemed “penalty shares.” We used a five-day closing sale price average ($1.056) of our common stock, as listed on the OTCBB, to value the penalty shares. We recorded a $2,152,128 expense for the penalty shares during the quarter ended March 31, 2004.

We recorded a loss on impairment for the three and six months ended June 30, 2004 relating to our South American subsidiary project, Brazmin. Upon further analysis of Brazil’s business policies, and further review of the history of discoveries made within the region of the Brazmin properties and our ability to furnish capital on the required schedule, we re-evaluated the rewards that Brazmin offered. We concluded that Brazmin was not a proper fit to our long-term goals and arranged with the previous owner a termination of the original purchase agreement. We recorded the acquisition of Brazmin at $908,578. We sold Brazmin for $50,000 plus the return of 400,000 shares of our common stock. We valued the 400,000 shares of common stock at $116,000, based on the closing sale price, $0.29 per share, of our common stock on August 3, 2004, as listed on the OTCBB. Therefore, we recorded a loss on impairment of $742,578 against the value of Brazmin. Furthermore, in June 2005, we received a $75,000 cash payment from the previous owner for our release of future rights we still held in the Brazmin project. We recorded this cash payment as a component of the loss on impairment of Brazmin, since it was a form of recovery of prior subsidiary.

Other Income and Expenses

Our other income and expense consists of interest expense. Interest expense for 2005 was $782,623 and for 2004 it was $295,045. The interest expense relates primarily to our notes payable. Components of interest expense for 2005 were: $44,219 in principal loan interest and $738,404 representing the amortization of original issue discount and beneficial conversion feature (relating to the issuance of common stock and warrants in connection with the notes). Components of interest expense for 2004 were: $42,266 in principal loan interest and $252,779 representing the amortization of original issue discount relating to the issuance of common stock and warrants in connection with the Pandora note (as described below). Our interest expense will continue at least through the second quarter of 2006 and possibly continue throughout the year depending on if we can raise capital through equity transactions.

Discontinued Operations

We reported a gain of $21,154 for the year ended 2004 resulting from accounts payable issues that remained in dispute resulting from the sale of our Hosted Solutions Business.

FINANCIAL CONDITION

Liquidity and Capital Resources

Liquidity is a measure of an entity’s ability to secure enough cash to meet its contractual and operating needs as they arise. We have funded our operations and satisfied our capital requirements primarily through the sale of our business assets and the sale of securities. For the years ended December 31, 2005 and 2004, we had net cash used in operating activities of $2,535,963 and $1,050,137, respectively. Furthermore, we will not generate sufficient net positive cash flows from our operations to fund the next twelve months. Net cash used in operating activities was $509,479 for the three months ended March 31, 2006, compared to net cash used in operating activities of $1,135,270 for the same period in 2005.

We had a working capital deficit of $404,252 at March 31, 2006, compared to $210,834 at December 31, 2005. Cash and equivalents were $172,427 at March 31, 2006, representing an increase of $54,611 from the cash and equivalents of $117,816 at December 31, 2005.

On June 1, 2004 we received gross proceeds of $650,000 in consideration for issuing an 18-month secured convertible promissory note to Pandora Select Partners LP (“Pandora”), a Virgin Islands limited partnership. The note was secured by substantially all of our assets and bore interest of 10 percent per annum. In lieu of cash, we could satisfy our repayment obligations by issuing shares of our common stock. On any payments we elected to pay in shares of common stock, the per-share value would be equal to 85 percent of the average of the high closing bid price of our common stock during the 20 trading days immediately preceding the payment date. From inception and through March 31, 2005, all payments were made in cash. From April through October 2005, all payments were paid by the issuance of common stock. The final November payment was a combination of cash and common stock. We paid $334,645 in principal payments during 2005 and issued an aggregate of 2,400,000 shares of our common stock. The note was repaid in full as of December 9, 2005.

As of September 30, 2004, we have invested $2,100,000 in Kwagga (with a balance of $56,326 remaining at March 31, 2006), which is being used to fund a three drillhole exploration program on the FSC Project that commenced in October 2003. In order for AfriOre to begin preparation to commence on the third drillhole, they must receive the drilling permit (issued by the Department of Minerals and Energy, which is currently in process) and be provided with additional satisfaction that we have secured funds of at least $500,000. Once the entire $2,100,000 has been expended, we will have a further right to increase our equity position in Kwagga for an additional $1,400,000 cash investment.

On January 7, 2005, we completed a private placement of units of our securities, each unit consisting of one share of our common stock and a warrant to purchase one-half share of common stock at an exercise price of $0.25 per share. We sold an aggregate of 25,050,000 units at a price per unit of $0.10, resulting in gross proceeds of $2,505,000. In connection with the private placement, we engaged a placement agent, Galileo Asset Management SA, Switzerland. As compensation for their services, we paid a cash commission of $22,750.

On January 21, 2005, we closed on an assignment of a purchase agreement (the “Purchase Agreement”) by and among us, Hunter Corporation and Swaisland. Swaisland has sold us his rights to purchase the assets of the Hunter Corporation. The Hunter Corporation owns a 100 percent interest in the Bates-Hunter Gold Mine located in Central City, Colorado. We have begun our due diligence on the Bates-Hunter Gold Mine, requiring expenditures of approximately $1,150,000. Our rights under the Purchase Agreement requires us to be completed with our due diligence by November 30, 2006, at which time, should the historical data prove viable, we may complete the purchase of the assets held of the Hunter Corporation for a fixed price of $4,600,000 Canadian (approximately US$3,950,000 at December 31, 2005). The assets consist of the Bates-Hunter Mine, the Golden Gilpin Mill, a water treatment plant, mining properties, claims, permits and all ancillary equipment. In addition to the Cdn$4,600,000 purchase price, we would be required to issue the following additional compensation: (i) we will issue a warrant to Swaisland to purchase 1,000,000 shares of our common stock at a price per share equal to the 10-day closing average sale price of our common stock; (ii) Swaisland will retain a two percent net smelter return royalty on all future production from the Bates-Hunter Gold Mine; and (iii) Goldrush Casino and Mining Corporation will retain a one percent net smelter return royalty (up to a maximum payment of $1,500,000). Furthermore, if the Cdn$4,600,000 payment has not been made by November 30, 2006 and Hunter Corporation has not otherwise granted an extension for payment, the Purchase Agreement will become null and void and neither party shall have any further rights or obligations thereunder.

In May 2005, we entered into warrant exercise agreements with two consultants, allowing them a reduced exercise price on previously issued and outstanding warrants, which both expired on March 31, 2006. They held an aggregate of 3,063,834 warrants exercisable with a range of original pricing was from $0.40 to $5.50 per share. Each warrant exercise agreement allowed for monthly exercises with an exercise price of $0.20 per share. For the three months ended March 31, 2006, an aggregate of 695,450 warrants were exercised into common stock with net proceeds of $139,090 received.

As of April 1, 2006, we had promissory notes in the aggregate principal amount of $1,100,000 payable to three lenders. We entered into amendments to the arrangements with each of the note holders, extending the maturity of each of the notes for an additional 30 days. In consideration of these extensions, we (i) issued an aggregate of 110,000 shares of our common stock to the note holders and (ii) entitled each note holder, at any time on or prior to August 31, 2006, to provide us (in cash or other immediately available funds) an amount equal to, but not greater than, the final principal and interest balance of their respective note and receive the number of shares of our common stock computed by dividing that amount by $0.20 per share. With the warrant exercises as described below, we paid the obligations under the three promissory notes in May 2006, which required an aggregate of $1,100,000 in cash principal payments. The notes had accumulated an aggregate of $69,239 in interest payable. We paid $3,353 in cash to one note holder and paid the remaining $65,886 by the issuance of 329,432 shares (valued at $0.20 per share) of our common stock.

In February 2006, an investor exercised on 300,000 stock purchase warrants with an exercise price of $0.25 per share and received 300,000 shares of common stock. We received $75,000 in proceeds.

On April 28, 2006, we completed a round of financing through the exercise of issued and outstanding warrants to certain warrant holders who qualified as accredited investors. For each two warrants exercised by a warrant holder, the warrant holder received two shares of common stock and a new three-year warrant (with an exercise price of $0.50 per share). Certain of the warrant holders were offered a limited time reduction of the exercise price (in which the warrants were originally price from $5.50 to $0.75 per share) of $0.25 per share.  We accepted subscription agreements to exercise 15,577,401 common stock purchase warrants and received approximately $3.84 million in cash (which includes $445,225 in secured promissory notes). We have estimated $200,000 will be required to satisfy the related legal, accounting and other costs.

On June 28, 2006, we closed on an option agreement with Journey whereby we may earn up to an undivided 50 percent interest in certain mining claims of the Vianey and we must provide, on or before December 31, 2006, an aggregate of $500,000 for an exploration work and must further provide an additional $500,000 (on or before September 30, 2007 as directed by Journey).

On June 29, 2006, we executed two agreements relating to the Hawk-MacNugget Claims, a VMS (volcanogenic massive sulphide) base metals project exploration project located in northern Ontario, Canada. A formal joint venture agreement is to be drafted and will include a dilution formula requiring further monetary participation of the Company in order to maintain its interest in the MacNugget Claims.

Our existing sources of liquidity will not provide enough cash to fund operations for the next twelve months. We have estimated our cash needs over the next twelve months to be approximately $3,500,000 (to include $450,000 for the Bates-Hunter; $150,000 for the Holdsworth project; we are required to have an additional $500,000 advance available to continue with exploration at the FSC Project; $500,000 required for the Vianey silver project; and approximately $120,000 for the MacNugget Claims). Additionally, should the exploration results for Bates-Hunter prove viable, we will require $4,600,000 Canadian to complete the purchase by November 30, 2006. We will continue our attempt to raise additional capital. Some of the possibilities available to us are through private equity transactions, to develop a credit facility with a lender or the exercise of options and warrants. However, such additional capital may not be available to us at acceptable terms or at all. In the event that we are unable to obtain additional capital, we would be forced to reduce operating expenditures and/or cease some or all operations altogether.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE EXPOSURE

Based on our overall interest rate exposure during the three months ended March 31, 2006 and assuming similar interest rate volatility in the future, a near-term (12 months) change in interest rate movements of five percent, would not materially affect our consolidated financial position, results of operation or cash flows.

FOREIGN EXCHANGE EXPOSURE

Since our entrance into the precious minerals arena, we have had very limited dealings with foreign currency transactions, even though most of our transactions have been with foreign entities. Most of the funds requests have required US Dollar denominations. Exchange rates are influenced by global economic trends beyond our control. Even though we may not record direct losses due to our dealings with exchanges in market risk, we have an associated reduction in the productivity of assets.

We’ve invested $2,100,000 in US funds in Kwagga, whereby they in turn transfer funds to AfriOre. The majority of all exploration expenditures that AfriOre deals in are denominated in the South African Rand and the exchange from the US Dollar to the South African Rand has sustained a reduction. On June 30, 2003, the exchange rate was approximately R7.51 = $1.00. Since June 30, 2003, the Rand has appreciated against the Dollar by as much as approximately 25 percent. On July 11, 2006, the exchange rate was approximately R7.12 = $1.00. The fluctuations between the Dollar and the Rand is one of the factors that has decreased our initial 5 to 7 drillhole program on the FSC to be revised to only a three drillhole program. Furthermore, should the Dollar weaken further in relationship to the Rand, we may sustain additional reductions in the number of drillholes completed with future investments.

Our assignment of a purchase agreement to purchase the Bates-Hunter Gold Mine from Hunter Gold Mining Corporation, a British Columbia corporation, on January 21, 2005 was denominated at $3,000,000 US. Upon our receiving an extension to complete the due diligence process on December 31, 2005, the purchase price was re-negotiated and is now stated at $4,600,000 Canadian. On January 21, 2005 the exchange rate was approximately Cdn 0.82 = $1.00. On July 11, 2006, the exchange rate was approximately Cdn 0.88 = $1.00. If this trend continues and we complete the purchase of the Bates-Hunter Gold, our need for additional funds could impact our liquidity.

OFF-BALANCE SHEET ARRANGEMENTS

As of March 31, 2006, we did not have any off-balance sheet activities (including the use of structured finance or special purpose entities) or any trading activities in non-exchange traded commodity contracts that have a current or future effect on our financial condition, changes in the financial condition, revenues or expenses, results of operation, liquidity, capital expenditures or capital resources that are material to our investors.

BUSINESS

OVERVIEW

We are a minerals exploration and development company based in Minneapolis, Minnesota. As of July 12, 2006, we hold interests in mineral exploration projects in South Africa (FSC), Canada (Holdsworth and MagNugget), Colorado (Bates-Hunter) and Mexico (Vianey).

Our primary holding is a 35 percent interest in the company Kwagga Gold (Proprietary) Limited (“Kwagga”), which holds the rights and interests in the “FSC Project,” an exploration project adjacent to the historic Witwatersrand goldfields in South Africa. We own the exploration rights of the “Holdsworth Project,” a property located near the village of Hawk Junction, Ontario, Canada. We acquired rights to the FSC and Holdsworth Projects in June 2003. On January 21, 2005, we acquired purchase rights under a purchase agreement, which provides us with exploration rights of the Bates-Hunter Gold Mine located in Central City, Colorado and the possible future purchase of the assets of the Hunter Gold Mining Corporation. As of the date of this prospectus, we do not claim to have any mineral reserves on our properties.

As of July 12, 2006, we do not directly own any permits, we possess only a few pieces of equipment and we employ insufficient numbers of personnel necessary to actually explore and/or mine for minerals, therefore, we will be substantially dependent on the third party contractors we engage to perform such operations.

OUR HISTORY

We were originally incorporated under Colorado law in December 1992 under the name Meteor Industries, Inc. In conjunction with our April 2001 merger with activeIQ Technologies Inc., we reincorporated under Minnesota law and changed our name to Active IQ Technologies, Inc. In June 2003, following our transaction to acquire the rights to the FSC and Holdsworth Projects, we changed our name to Wits Basin Precious Minerals Inc., in order to further associate our corporate name with our new business model.

Until March 14, 2003, we provided industry-specific solutions for managing, sharing and collaborating on business information on the Internet through our Hosted Solutions Business and until April 30, 2003, we provided accounting software through our Accounting Software Business. We sold substantially all of the assets relating to our Hosted Solutions and Accounting Software Businesses as of such dates and as a result, we became an exploratory stage company effective May 1, 2003. As of the date of this prospectus, we have only one operating segment, that of minerals exploration and we will continue reporting as an exploration stage company until such time as an economic mineral deposit is discovered or if we otherwise complete acquisitions or joint ventures with business models that have revenues.

OUR EXPLORATION PROJECTS

FSC PROJECT

In June 2003, we acquired two exploration projects in a transaction with Hawk Precious Minerals USA, Inc., (“Hawk USA”), a wholly owned subsidiary of Toronto-based Hawk Precious Minerals Inc., (“Hawk”). Hawk is an affiliate of ours. One of these projects, the FSC Project, we have acquired a 35 percent equity interest in the company Kwagga Gold (Proprietary) Limited (“Kwagga”) in exchange for a $2,100,000 investment. Kwagga is a subsidiary of AfriOre International (Barbados) Ltd., (“AfriOre”). The FSC Project is located in the Republic of South Africa adjacent to the major goldfields discovered at the historic Witwatersrand Basin. AfriOre is a precious minerals exploration company with offices in Johannesburg, South Africa and the operator of the FSC Project.

The concept that the known part of the Witwatersrand Basin represents a half-basin structure, as part of a super-basin, has long been postulated. In particular, the geophysical anomalies mapped in the “basement” rocks below Mesozoic cover in the FSC area have been considered a potential target area for extension to the main Witwatersrand Basin. Exploration has been undertaken sporadically by a number of the major South African mining companies, acting independently of each other in the 1970s, 1980s and 1990s.

The prominent geophysical anomalies, suggestive of a major sedimentary basin in the FSC area have attracted exploration interest by South African mining companies for the past 60 years. Goldfields of South Africa drilled two holes in the 1950s on the prominent aeromagnetic anomaly on the Colesberg trend, intersecting magnetite-bearing highly altered granites.

Gencor (including the former Union Corporation) also recognized the possibility of a buried basin, conducted several exploration programs over a thirty year period from the 1960s. These included drilling a number of holes on the mafic Trompsburg complex, as well as conducting seismic and drilling programs in the Philippolis, Edenburg and Bethlehem areas. During these programs, drillholes successfully intersected Witwatersrand rocks in both the Edenburg and the Bethlehem areas.

Anglo American Corporation similarly undertook exploration in various campaigns in the 1980s and 1990s in the Bethulie, Edenburg, and Bethlehem areas.

All these programs seldom intersected economic gold grades, but suggested that major volcanic and sedimentary basins were indeed preserved under the Mesozoic rocks. They also intersected Witwatersrand rocks, including a poorly mineralized Central Rand Group reef intersection in the FSC basin west of Edenburg.

The FSC Project area is easily accessible via the N-1 motorway, which is the main Cape Town-Johannesburg route, as well as a network of well-established secondary paved highways and other roads. The city of Bloemfontein, the capital of the Free State Province and sixth largest city in South Africa, is approximately 225 km to the northeast of Colesburg on the N-1 and about 125 km northeast of Jagersfontein. Bloemfontein is a major transportation hub with road, railroad and air links branching in all directions. The FSC Project region has good existing infrastructure, including major arterial and secondary highways, railway lines, a modern electrical grid, a major nearby water supply, well-developed cities with modern necessities and conveniences, and a good pool of skilled and unskilled labor.

AfriOre’s interest in the FSC Project began in 1996. Based largely on geophysical modeling of government aeromagnetic and other published data, such as regional gravity maps and some borehole data, AfriOre’s consultants theorized about the possibility of a major extension of the Witwatersrand Basin to the south and east.

In October 2003, AfriOre commissioned the first range-finding drillhole of an initial drillhole program at the FSC Project. On June 8, 2004, AfriOre reported that the first drillhole in the range-finding program at the FSC Project had been completed. This drillhole, (“BH47”) was drilled in the western structural block to a depth of 2,984 meters and intersected a well developed succession of lower Proterozoic rocks before it was terminated in a zone of shearing. Although BH47 was not successful in intersecting any gold bearing mineralization reefs to the depths drilled, it did confirm the existence of the overlying cover rock stratigraphies, similar to those in the Witwatersrand Basin, thereby confirming the initial geological model.

In October 2004, the South African Department of Minerals and Energy granted permission to prospect on newly acquired areas of the FSC Project, defined as drillhole BH48. On August 18, 2005, we announced the successful completion of BH48, which was based on the results of the previous drilling and an earlier aeromagnetic survey. BH48 succeeded in intersecting Witwatersrand quartzite rocks at a depth of 1,936 meters. Drilling continued within a succession of quartzites and shales to a depth of 2,560 meters and was terminated at that depth after extensive logging of the rocks intersected and analysis of those rocks. That intersection was over 600 meters of Witwatersrand type rocks. The drilling has also confirmed important features of the structural model, including an upturn of the Witwatersrand rocks, towards what has been identified as a potential basin margin that may have controlled deposition of any gold bearing conglomerates, typical of the ore controls in the main goldfields of the Witwatersrand Basin. AfriOre employed a panel of Witwatersrand experts to log the core and they determined that the rocks intersected could be accurately correlated with rocks belonging to the West Rand Group in the main Witwatersrand Basin, situated some 160 kilometers to the north. Age dating of selected samples from the core was also undertaken and determined an age of 2,925 million years which broadly correlates with the logged stratigraphy. Although the drilling was successful in confirming the model that there is indeed an extension to the Witwatersrand Basin within the FSC Project area, the rocks intersected were lower in the stratigraphy than the Central Rand Group rocks, which host most of the economic gold reefs in the main Witwatersrand Basin.

The compilation of the data from BH48 together with the available geophysical data in the area, is continuing the effort to identify an optimal site close to BH48 where the potential for gold bearing Central Rand Group rocks may be preserved. Based on the results obtained from BH48 to the depth drilled, further drilling at the FSC Project is warranted. A total of six such sites have been identified and each site is being modeled to establish the priority site for the next drillhole.

Once the current exploration activities being conducted on the FSC Project are complete (the expenditure of $2,100,000 for the drillhole exploration program was estimated to take approximately 24 months) AfriOre and Kwagga will deliver to us a report describing the results of these activities. Within 120 days of our receipt of that report, we have the option to increase our ownership position in Kwagga to 50 percent in exchange for a further investment of $1,400,000. If we choose not to make this additional investment, then we would continue to own the shares representing our 35 percent interest, but we would no longer have any rights to increase our participation and would be subject to dilution resulting from any additional investment in Kwagga. Should Kwagga fail to complete the entire drillhole program, we could realize a complete loss of any future funds advanced to Kwagga.

In order to continue with exploration at the FSC Project, we are required to advance $500,000, which would be applied to the next investment of $1,400,000. In discussions with AfriOre management, we have been advised that they have engaged the services of an expeditor to secure the required drilling permit for BH 49. We still have approximately $40,000 US (be held in a Kwagga bank account) available for permitting and initial deployment of a drilling contractor.

In terms of the Mineral and Petroleum Resources Development Act 28 of 2002, the State is now the custodian of all minerals. In terms of the transitional arrangements, following the repeal of Act 50 of 1991 and the promulgation of Act 28, prospecting permits are required to be converted to a new order right. Application has been made to convert old order used rights to new order prospecting rights. As of June 30, 2006, approximately 63,993 hectares (or 158,126 acres) are being held in terms of repealed legislation (under application for conversion) and approximately 54,131 hectares (or 133,757 acres) are under new application. As with any government body, future changes will likely occur and we are relying on AfriOre to be able to comply with such changes. See “—Risks Relating to Our Business - Laws Governing Mineral Rights Ownership Have Changed in South Africa” contained elsewhere in this prospectus for further information.

HOLDSWORTH PROJECT

The other project we acquired from Hawk USA in June 2003 was the Holdsworth Project. The Holdsworth Project includes the rights to 19 contiguous patented mining claims, covering approximately 304 hectares (approximately 750 acres) located approximately 2 miles northwest of the town of Hawk Junction, Ontario, which is approximately 12 miles northeast of Wawa, Ontario, Canada. The mining claims allow us to conduct both exploration and exploitation activities in the near surface oxide zone of the Holdsworth Project.

Since June 2003, we have not made any expenditure in connection with any exploration activities on the Holdsworth Project. We plan to conduct pre-exploration activities on the Holdsworth Project once we have secured the financing, which we estimate will cost approximately $150,000. The primary objective of these pre-exploration activities will be to confirm the results of prior exploration activities conducted on or near this property. Until we have the results of the pre-exploration activities, we will not be in a position to determine the scope and cost of further exploration activities, if any, necessary for the Holdsworth Project.

BRAZMIN LTDA.

In February 2004, we purchased substantially all of the outstanding stock of Brazmin Ltda., a limited liability company formed under the laws of Brazil, South America. Upon further analysis of Brazil’s business policies, further review of the history of gold discoveries made within the region of the Brazmin properties and our ability to furnish capital on the required schedule, we re-evaluated the rewards that Brazmin offered and concluded that Brazmin was not a proper fit to our long-term goals and arranged to terminate the original purchase agreement. On August 3, 2004, we executed a termination agreement, thereby selling Brazmin back to its original owner.

MCFAULDS LAKE

In June 2004, we entered into an option agreement to earn a 70 percent interest in five mining claims covering approximately 1,295 hectares (approximately 3,200 acres) in the McFaulds Lake area of the James Bay Lowlands, Attawapiskat Region of northern Ontario currently held under option by Hawk. This site is a VMS (volcanogenic massive sulphide) base metals project.

In December 2004, we entered into an agreement with MacDonald Mines Exploration Ltd., (“MacDonald”) whereby they could earn a 55 percent interest in the McFaulds Lake Project. The option required MacDonald to make cash payments, issue shares of its common stock, and pay the Cdn$200,000 exploration expenditures required by the option. An initial drillhole had been completed and no mineral value was detected from the assay.

The ownership of the option could not be transferred from Hawk to MacDonald and us until the final exploration expenditure had been made prior to December 31, 2005. Neither we nor MacDonald made the final Cdn$200,000 expenditure for exploration, which was required under the terms of the option agreement and therefore, our rights for McFaulds Lake lapsed on December 31, 2005.

BATES-HUNTER GOLD MINE

Overview

On January 21, 2005, we closed on an assignment of a purchase agreement (the “Purchase Agreement”) by and among us, Hunter Corporation and Ken Swaisland. Swaisland has sold us his rights to purchase all of the outstanding capital stock of the Hunter Corporation. The Hunter Corporation owns a 100 percent interest in the Bates-Hunter Gold Mine located in Central City, Colorado. We have begun our due diligence on the Bates-Hunter, requiring expenditures of approximately $1,150,000. Our rights under the Purchase Agreement required us to be completed with our due diligence by November 30, 2005, at which time, should the historical data prove viable, we could purchase the assets held by Hunter Corporation for a fixed price of $3,000,000 US. We have received further extensions to complete the due diligence process until November 30, 2006. Furthermore, the purchase price has been revised to $4,600,000 Canadian. The assets consist of the Bates-Hunter Gold Mine, the Golden Gilpin Mill, a water treatment plant, mining properties, claims, permits and all ancillary equipment.

The Bates-Hunter Gold Mine is located about 35 miles west of Denver, Colorado and is located within the city limits of Central City, while the mill lies about one mile to the north in Black Hawk. The Central City mining district lies on the east slope of the Front Range where elevations range from 8,000 in the east to 9,750 feet in the west. Local topography consists of gently rolling hills with local relief of as much as 1,000 feet.

The mine site is located in the middle of a residential district within the city limits of Central City and is generally zoned for mining or industrial use. The Bates-Hunter shaft is equipped with a two compartment 85 foot tall steel headframe and a single drum hoist using a one inch diameter rope to hoist two ton skips from at least 1,000 feet deep. Permit M-1990-41 covers the Bates-Hunter Gold Mine and the Golden Gilpin Mill and is in good standing. Colorado permitting regulations allow for transfer of ownership or relocating the mine or mill site within 90 to 120 days based on technical considerations only. A state-of-the-art water treatment plant has been constructed adjacent to the mine headframe. This is a significant asset given the mine site location and environmental concerns. Substantial water rights are attached to the mine and mill permits. There is ample water to meet both present and future project needs. The Water Discharge Permit #0043168 is in good standing until July 31, 2007. Transfer of permit ownership requires an amendment showing the new owner and takes about 30 days to process.

Geology

The regional geology of the Central City district is not “simple” but the economic geology is classically simple. The Precambrian granites and gniesses in the area were intensely fractured during a faulting event resulting in the emplacement of many closely spaced and roughly parallel veins. The veins are the result of fracture filling by fluids that impregnated a portion of the surrounding gneisses and granites with lower grade gold concentrations “milling ore” and usually leaving a high grade “pay streak” of high grade gold sulphides within a quartz vein in the fracture. There are two veins systems present, one striking east-west and the other striking sub parallel to the more predominant east-west set. These veins hosted almost all of the gold in the camp. The veins vary from 2 to 20 feet in width and dip nearly vertical. Where two veins intersect, the intersection usually widens considerably and the grade also increases, sometimes to bonanza grades. In the Timmins camp, this same feature was described as a “blow out” and resulted in similar grade and thickness increases. The Bates vein in the area of the Bates-Hunter has been reported to have both sets of veins and extremely rich “ore” where the two veins intersected. These veins persist to depth and consist of gold rich sulphides that include some significant base metal credits for copper and silver.

Previous Exploration Efforts

The following is based on the information from a report titled “Exploration and Development Plan for the Bates-Hunter Project,” prepared by Glenn R. O’Gorman, P. Eng., dated March 1, 2004.

Lode gold was first discovered in Colorado in 1859 by John H. Gregory. The first veins discovered were the Gregory and the Bates. This discovery started a gold rush into the area with thousands of people trying to stake their claims. The Central City mining district is the most important mining district in the Front Range mineral belt. Since 1859, more than 4,000,000 ounces of gold have been mined from this district. Over 25% of this production has come from the area immediately surrounding the Bates-Hunter Gold Project. Although the Bates vein was one of the richest and most productive in the early history of the area, it was never consolidated and mined to any great depth.

The majority of production on the claims occurred during the period prior to 1900. Technology at that time was very primitive in comparison to today’s standards. Hand steel and hand tramming was the technology of the day. The above limitations coupled with limited claim sizes generally restricted mining to the top few hundred feet on any one claim.

During the early 1900’s cyanidation and flotation recovery technologies were developed along with better hoists and compressed air operated drills. Consolidation of land was a problem. Production rates were still limited due to the lack of mechanized mucking and tramming equipment. Issues that were major obstacles prior to the 1900’s and 1930’s are easily overcome with modern technology.

Colorado legislated their own peculiar mining problem by limiting claim sizes to 500 feet in length by 50 feet wide and incorporated the Apex Law into the system as well. A typical claim was 100 to 200 feet long in the early days. This resulted in making it extremely difficult for any one owner to consolidate a large group of claims and benefit from economies of scale. The W.W.II Production Limiting Order # 208 effectively shut down gold mining in the area and throughout Colorado and the United States in mid 1942.

Historical production records indicate that at least 350,000 ounces of gold were recovered from about half of the Bates Vein alone to shallow depths averaging about 500 feet below surface.

GSR Goldsearch Resources drilled two reverse circulation holes on the property in 1990. The first hole did not intersect the Bates Vein. However, the second drilled beneath the Bates-Hunter shaft bottom intersected the Bates Vein at about 900 feet below surface. The drill cuttings graded 0.48 oz. Au/ton over 10 feet. This drillhole intersected 3 additional veins as well with significant gold assays.

Our Exploration Plans

During the months from January through the end of July 2005, in regards to implementing the phase one process of dewatering, much work was required to ready the water treatment plant. Our initial estimate about the readiness of the water treatment plant was it was approximately 85 percent ready. The last 15 percent required to actually put the plant into operation was much more than estimated, in both time and resources. On July 28, 2005, we announced that the plant had been put into operation. Further calibration was required, again requiring much time and resources. The water treatment plant is responsible to remove very caustic water from below ground and purify it to “tap water” purity before it can be discharged. The amount of time estimated to remove the water from the shaft was also underestimated. Once we reached the 151 foot level and were able to see the enormous stoped areas (areas dug out in search of mineralization) we had a better understanding of the volumes of water that can be underground. As of the date of this prospectus, the mine has been dewatered to approximately the 260 foot level.

Again in regards to implementing the phase one process of shaft rehabilitation, our initial estimates were not achieved. Our project manager has maintained a relative relationship to the distance of the water level to the area the miners are working at, as not to create a dangerous distance in case a miner were to fall while in the shaft. As the water has been removed, the integrity of the shaft walls is a high priority, again for the miner’s safety. Furthermore, after lowering the water level below the stoped areas, special rehabilitation is required that nothing can fall down or out of these areas.

Even though we have encountered delays in dewatering and shaft rehabilitation, our consulting geologists have gathered much in the way of both historical and geological data. In the assembling of this new database of information, the geologists are drawing conclusions about intact vein structure on the properties we hold rights to. With the aid of 3D modeling software, the geologists are able to “connect the dots” and postulate a theory of vein structures. It appears that three veins may have remained unexplored. With this new information, we intend to modify components of the phase one process by drilling earlier than contemplated. We will proceed with an underground drilling program somewhere in the 265 foot area in order to test out the vein theory. A surface drilling program is also being readied and the drilling contractor is in the process of moving equipment to the mine site.

At the end of the modified phase one process, estimated to be about September 2006, we should have a good idea regarding the geological continuity, grade and thickness of any mineralization and its metallurgical characteristics in the planned drilling areas. It is estimated that completion of phase one will require approximately $450,000. The results from the phase one work program will determine whether to continue to the next phase and also what phase two will consist of.

We have until November 30, 2006 to determine if the results warrant the consummation of the purchase all of the outstanding capital stock of the Hunter Corporation with a further expenditure of $4,600,000 Canadian.

VIANEY MINE CONCESSION

Overview

On June 28, 2006, we closed on an option agreement with Journey Resources Corporation, a corporation duly organized pursuant to the laws of the Providence of British Columbia and its wholly-owned subsidiary Minerale Jazz S.A. de C.V., a corporation duly organized pursuant to the laws of Mexico (collectively as “Journey”), whereby we may earn up to an undivided 50 percent interest in certain mining claims comprising the Vianey Mine concession (“Vianey”) located in Guerrero State, Mexico.

In order to earn our first 25 percent interest in Vianey, we issued 500,000 shares of our common stock and must further provide, on or before December 31, 2006, an aggregate of $500,000 for an exploration work program to be directed by Journey as identified in the NI 43-101 Technical Report Pertaining To: The Vianey Mine - Guerrero State, Mexico (dated of October 18, 2004 and revised March 10, 2005) prepared by Rodney A. Blakestad J.D., C.P.G., (the “Blakestad Report”).

In order to earn our final 25 percent interest in Vianey, we must issue an additional 500,000 shares of our common stock (on or before January 15, 2007) and must further provide an additional $500,000 (on or before September 30, 2007 as directed by Journey) for further exploration work identified in the Blakestad Report.

The Vianey Mine is located in the north-central part of the state of Guerrero, which lies in the southern part of Mexico, which is about 250 kilometers by road south of Mexico City and 160 kilometers north of Acapulco. The mine is situated within the Morelos National Mining Reserve on the southwestern flank of the southern Sierra Madre Occidental province that extends north-northwest to the border between Sonora and Arizona, and east-southeast to Oaxaca State. The region is characterized by moderately steep rolling hills with alternating valleys of gentle gradient. Elevations in the area range from 450 to 850m above sea level. A major drainage system, the Balsas River, flows generally east to west through the region, about 2.5 km south of the site. The concession constitutes 44 contiguous hectares, centered on UTM coordinates 431,330m E, 1,987,020m N (WGS 84, Zone 14), or -99.6485 degrees E, 17.9704 degrees N.

Road access is good via highway 95, then 15 kilometers by gravel road. The concession exists in the municipality of Cocula, 1.6 km southeast of the small town of Atzcala, where labor suitable for exploration and limited mining can be found. Supplies and equipment are available in the towns of Mezcala and Chilpancingo, the capital of Guerrero, located on the main highway approximately 8 and 48 km south of the property respectively. A major power line passes near the property and electrical power is available at the mine.

In Mexico, all minerals are held in trust for the people of Mexico by the national government. Surface rights can be held by the government, local communities (“ejidos”), or privately held by companies or individuals. Under the mining regulations, there are no provisions for patent to mineral lands in Mexico. The granting of permission for an individual, a cooperative, or a commercial company to acquire rights to explore for, and ultimately for extracting minerals from the ground, is governed by legislation administrated by the government of Mexico.

The Mexico mining code of 1990 was revised in June 1992, and its current enabling regulations were issued by the President of Mexico in 1999. The government, under the mining code, can grant to individuals and Mexican corporations mining concessions with the right to explore and extract mineral resources.

“Concessions” refer to mining lots, the perimeter and name of which is determined by the applicant, and which are granted on “free” land (“tierra libre”). An exploration concession is valid for a period of six years; an Exploitation concession for fifty years. Exploitation concessions can be renewed once for an additional fifty years, if requested before the end of the expiration of the original concession. The concession consists of 44 hectares held under Exploitation concession (Number 164151, Exp. No. 5929, issued March 5, 1979 and will expire, unless renewed, in 2029) pursuant to the laws of Mexico. Minerale Jazz SA de C.V., (the wholly-owned subsidiary of Journey) exercised a lease with option to purchase the property held between Minera LMX SA de C.V., and Minera Chilpancingo SA de C.V., and the owner of the concession. The property is owned 100 percent by Minerale Jazz SA de C.V., with no royalty, back-in rights, or other encumbrance.

The main obligations which arise from a mining concession, and which must be kept current to avoid its cancellation, are (i) the performance of assessment work, (ii) the payment of mining taxes (technically called “duties”), and (iii) compliance with environmental laws.

The Mining Law establishes that minimum amounts of funds for assessment work be spent in performing exploration work (in the case of exploration concessions) or exploration and/or exploitation work (in the case of exploitation concessions); in the latter case the sales of minerals from the mine may be substituted in lieu of the equivalent amount of minimum expenditures. A report must be filed in May of each year regarding the work done during the previous calendar year.

Mining duties must be paid in advance in January and July of each year, and they are based on the type of concession, on the surface area of the concession and the number of years that have elapsed since the date of issue. Environmental laws require the filing and approval of an environmental impact statement for all exploitation work, and for exploration work that does not fall within the threshold of a standard issued by the federal government for mining exploration.

Potential environmental impacts and social impacts to communities affected by future land disturbance and mining activities are reviewed by the environmental protection sector of the government. There are no known or observed environmental liabilities respecting the Vianey or the land adjacent to it.

Geology

The property is located in the Sierra del Sur Metallogenic Province in the Guerrero Gold and Massive Sulfide Belts. This province is characterized by Cretaceous sedimentary and volcanic rocks intruded by Lower Tertiary intermediate composition stocks. It hosts intrusive associated gold-copper-silver deposits. To the west, the massive sulfide belt hosts several silver-lead-zinc and copper deposits.

The Vianey is located in the Morelos-Guerrero Basin of Cretaceous age, mostly composed of a folded and faulted limestone sequence up to 2500 meters thick, intruded by granodiorite and monzonite plutons, which are responsible for development of silver-lead-zinc mineralization in veins, skarn and breccia bodies. Various types of deposits occur in this geological context, i.e. mesothermal lenses, veins and breccias (Vianey Mine), iron- and gold-bearing skarns, disseminated iron-gold-copper or hydrothermal veins and epithermal gold-mercury deposits.

The Vianey property is underlain by limestones, limestone breccias, calcareous and carbonaceous siltstones, and argillites intruded locally by felsic dikes and plugs with affiliated skarn. The local Stratigraphy consists of limestone underlain by limy siltstone of undetermined thickness, but known to exceed 2500 meters thick. These rocks are part of regionally extensive shallow marine sedimentary sequence that form an elliptical exposure of Cretaceous carbonate lithologies known as the Morelos-Guerrero Basin.

The Vianey Mine carbonate sequence is intruded by granodiorite and monzonite plutons, dikes, sills and irregular plugs. These intrusive masses are intimately associated with mineral deposits throughout the region. The carbonate Stratigraphy in the Vianey Mine region is broadly folded and domed. Major folds, with amplitudes of fifty- to hundreds of meters are common. Drag folds and distortions of the bedded rocks are common in the underground exposures at the property.

Various types of mineralization occur as a result of the interplay between Stratigraphy, structure, and proximity to intrusive centers in the district. The different types of deposits known to occur are as follows:

•	Lenses, veins, mantos or breccias containing silver and poly-metallic Pb-Zn-Cu (Vianey deposit)
•	Skarn zones and replacement concentrations or iron and gold (Nukay deposit)
•	Disseminated and hydrothermal vein type Fe-Au-Cu (La Subsida deposit)
•	Epithermal and hot springs deposits of mercury (Hg) and gold (Brasil and Laguna deposits).

Mineralization at the Vianey Mine includes veins, breccias, lens and mantos of silver - and poly-metallic (Pb-Zn) mineralization with local concentrations of gold and copper. The veins and breccia zones predominate in apparent importance. Most of the veins are localized along NW-SE trending structures and E-W structures; the lenses occur in fault zones and as sulfide concentrations with calcite, gypsum and quartz between some bedding planes.

Previous Exploration Efforts

The Vianey Mine has been operated intermittently on a small-scale basis since the 1400’s. More recently, the mine is said to have been in almost continuous production since about 1976 by Compania Minera de Chilpancingo S.A., and operated until 1996 on a small scale with short breaks, extracting 200 to 300 tonnes per month.

Underground workings put in by Compania Minera de Chilpancingo S.A., and its predecessors, amounts to seven levels, several winzes, two shafts and numerous stopes. The portal is approximately 540 meters above sea level, which penetrates into the mountain about 100 meters in an easterly direction.

Minera LMX SA de C.V., a former subsidiary of LMX Resources Ltd., took over the Vianey operations in 1996 and started various exploration and development works. The first phase of exploration was conducted in the mine by P.H. Consultants Ltd of Val d’Or, Quebec, in order to determine what resources were still contained in the old workings. A total of 252 meters of vertical fan drilling was completed from drill station one, 276 channel samples were taken, and 433 additional samples were obtained. All samples were analyzed for 38 minerals by a combination of fire assay, ICP, and aqua regia-AA methods by Bondar Clegg Laboratories.

A second phase of exploration completed in November 1996 accomplished 2,173 meters of underground core drilling from drill stations one through six. The second phase drilling further delineated the mineralized zones identified by the first program and resulted in the partial definition of a new breccia chimney called the Twilight Zone.

In May 1997, Minera LMX started a third phase to verify and expand previous findings and to mine accessible reserves for direct shipping. After stockpiling about 940 tonnes of material from underground development work, the company abruptly closed the operation and the third drilling program was interrupted shortly after it was initiated.

The property was sold to the Chief Geologist of Minera LMX, who later defaulted on a property payment and a legal battle ensued. After several years of inactivity, the legal matters were settled and Minerale Jazz SA de CV acquired 100 percent interest in the property, free of royalties and encumbrances, with a cash payment in 2004, but did not conduct any physical exploration of the property.

As reported in the Blakestad Report, there are many issues related to the resource/reserve calculations reported from these prior drilling phases which may not meet the requirements of National Instrument 43-101. The calculations, however, were performed by a qualified person (P. J. Hawley) with intimate experience with the property and its mineralization. At an absolute minimum, the results of exploration to date and the evaluations serve to form a strong basis for recommending aggressive exploration of the Vianey Mine.

Our Exploration Plans

A program of detailed mapping and sampling of underground exposures is recommended, coupled with a structural analysis of faults and bedding attitudes. The objective of the underground exploration should be to identify suitable surface drill sites that will provide for a series of diamond core drill holes to penetrate the areas of prior projected mineralization at the -150 meter level and -200 meter level. Additional underground mapping and sampling will also assist in the process of converting those prior identified mineralization to possible resource/reserve classifications in conformance with National Instrument 43-101.

The exploration recommended will require permits for drilling, which are normally readily available. An underground development program would require an explosives permit, impact assessments and environmental planning permits from various Mexican government agencies, which entails several months of planning and governmental document review.

There are no facilities at the Vianey. Situated approximately 40 meters in front of the main portal, there exists a 940 tonne stockpile of ore from recent underground development work. Other than a small shed and an electrical control box, there are no buildings, tailings piles or waste stockpiles on the property.

Journey will be the operator of the Vianey, and will direct the work program as specified in the Blakestad Report. We are to provide an initial $500,000 for exploration, to be completed by December 31, 2006. Based on the results, we may continue with a further $500,000 funds.

The exploration recommended here is designed to provide the impetus for consideration of further underground mining of the Vianey Mine. If deeper drill exploration is successful in defining similar thickness and grade reported for the upper levels, the mass of mineralization may be greatly increased and scale of future exploration and considerations for potential mining will need to be scaled up accordingly.

HAWK-MACNUGGET CLAIMS

On June 29, 2006, we executed two agreements relating to a VMS (volcanogenic massive sulphide) base metals project exploration project located in northern Ontario, Canada. The first agreement was pursuant to a Memorandum of Agreement between the Company and Hawk (the “Hawk Memorandum”) whereby we acquired a 50 percent interest in five mining claims (the “MacNugget Claims”) held entirely by Hawk by issuing to Hawk 40,000 shares of our common stock, which is being offered in this prospectus on a resale basis.

Under the terms of the second agreement, we sold a portion of our MacNugget Claims to MacDonald Mines Exploration Ltd., (“MacDonald”), under a further Memorandum of Agreement between the Company, Hawk and MacDonald (the “Hawk/MacDonald Memorandum”). With the execution of the Hawk/MacDonald Memorandum, we beneficially received 50,000 shares of MacDonald’s publicly-traded common stock and whereby MacDonald became a 51 percent owner in the MacNugget Claims and the operator of the exploration efforts at MacNugget.

The MacNugget Claims comprises five contiguous claims (16 claim units each, or 80 claim units) aligned roughly east-west in the Thunder Bay Mining Division, near the western edge of the James Bay Lowlands. The MacNugget Claims property is completely enclosed in a large MacDonald claim block (the “MacDonald Property”).

Drilling by MacDonald led to the discovery of VMS mineralization on the MacDonald Property block immediately adjacent to the MacNugget Claims, as well as a large differentiated mafic-ultramafic complex with magnetite layering and minor sulphide. Hawk then authorized MacDonald to drill a hole (MN-5) to test anomalies in this mafic-ultramafic complex, the best assay in the hole being 0.252 percent Copper (Cu) over 0.75 meters in a magnetite layer. Immediately adjacent to the MacNugget Claims, MacDonald intersected VMS mineralization in drill hole MN-3 being 1.16 percent Cu over 5.9 meters, which included a 1.5 meter section of 2.10 percent Cu and 1.3 percent Zinc (Zn) while testing a VTEM conductor. The stratigraphic horizon containing this intersection strikes onto MacNugget Claims ground. Other VTEM anomalies remain to be drill tested on the MacNugget Claims.

On behalf of MacDonald, Geovector Management Inc. of Ottawa examined a detailed Geotech airborne magnetic survey over the properties and by using Keating correlation-coefficient analysis, undertook an empirical search for kimberlites. These procedures found two strong kimberlite-like targets on the MacDonald Property and one on the MacNugget Claims.

A budget of $525,000 Canadian (for five 200 meter drill holes) has been recommended to test remaining VTEM anomalies of merit and the kimberlite target outlined by Geovector Management. The budget would be divided proportionately between the three parties. Our portion would be approximately $128,600 Canadian (approximately $118,000 US) to participate in this exploration project. Since a formal joint venture agreement has not been presented for our review, and since it will include a dilution formula requiring further monetary participation in order to maintain our 24.5 percent interest, we cannot estimate the costs beyond the initial five drill hole budget until we have the results from those drill holes. Our estimate for beginning drilling is late August 2006.

INDUSTRY BACKGROUND

The exploration for and development of mineral deposits involves significant capital requirements. While the discovery of an ore body may result in substantial rewards, few properties are ultimately developed into producing mines. Some of the factors involved in determining whether a mineral exploration project will be successful include, without limitation:

•	competition;
•	financing costs;
•	availability of capital;
•	proximity to infrastructure;
•	the particular attributes of the deposit, such as its size and grade;
•	political risks, particularly in some in emerging third world countries; and
•
governmental regulations, particularly regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of gold, environmental protection matters, property title, rights and options of use, and license and permitting obligations.

All of which leads to a speculative endeavor of very high risk. Even with the formation of new theories and new methods of analysis, unless the minerals are simply lying exposed on the surface of the ground, exploration will continue to be a “hit or miss” process.

COMPETITION

We have limited time in the minerals exploration arena and we compete with other exploration and mining companies in connection with the acquisition of gold and other precious mineral properties. There is competition for the limited number of acquisition opportunities with other companies, some of which have substantially greater financial resources than we do. As a result, we may have difficulty acquiring attractive exploration properties.

PROPERTIES

We currently occupy approximately 160 square feet of office space, together with the use of related adjacent common areas, in Minneapolis, Minnesota pursuant to a lease agreement that expires May 31, 2007, which requires monthly payments of $1,156. We believe that our current facilities are adequate for our current needs.

EMPLOYEES

We currently employ fourteen people - our chief executive officer, our president, our chief financial officer and eleven mine related employees at the Bates-Hunter. None of our employees are represented by a labor union and we consider our employee relations to be good.

MANAGEMENT

Set forth below are the names of all directors and executive officers of the Company, their respective ages and all positions and offices with the Company held by each person as of July 12, 2006:

Name	Age	Positions with the Company

H. Vance White	61	Chief Executive Officer and Director
Stephen D. King	50	President and Director
Mark D. Dacko	54	Chief Financial Officer, Secretary and Director
Norman D. Lowenthal	68	Director

H. Vance White has been our Chief Executive Officer and one of our directors since June 26, 2003. Since January 2003, Mr. White has also served as President of Hawk Precious Minerals Inc., a Toronto based mineral exploration company. Since May 2005 to present, Mr. White serves on the board of directors of MacDonald Mines Exploration Ltd. Since April 2001, Mr. White has also been a partner in Brooks & White Associates, an unincorporated partnership providing management, financial and/or investor relations services to junior companies primarily in the natural resources sector. Since 1989 to present, Mr. White serves on the board of directors of Kalahari Resources Inc., a publicly-held Junior Canadian Resources company. Since November 1995 to present, Mr. White has served as the Alpine Ski Race Administrator for the Osler Bluff Ski Club, and since September 1979 to present, Mr. White has served as President and Director of Brewis & White Limited, a private family investment company. From January 1991 to July 1998 he was the Franchisee for Alarm Force Industries in the Collingwood, Grey-Bruce Regions of Central Ontario, a provider of residential and commercial monitored alarm systems monitoring. From August 1993 to March 1995, Mr. White was the President of Amarado Resources Inc., a predecessor company of AfriOre Limited and a Director from August 1993 to June 1997. From September 1983 to September 1995, Mr. White was President of Mid-North Engineering Services, a company providing services and financing to the junior mining sector prior to which he was President and Director of the Dickenson Group of Companies, gold producers in the Red Lake gold mining camp of North Western Ontario, Canada. Mr. White has been involved with the natural resource industry for over 30 years and intends to devote approximately 70-80 percent of his time to the affairs of our Company.

Stephen D. King was elected President effective May 15, 2006 and appointed to our board of directors on July 8, 2004. Since October 2000, Mr. King has served as President of SDK Investments, Inc., a private investment firm located in Atlanta, Georgia specializing in corporate finance and investing. He has served as President, from January 1994 until July 2000 and Chairman until October 2000, of PopMail.com, inc., a publicly traded company with businesses in the hospitality and Internet sectors.

Mark D. Dacko was appointed to our board of directors on June 26, 2003. Since March 2003, Mr. Dacko has also served as Chief Financial Officer and Secretary and he served as our Controller from February 2001 to March 2003. Prior to joining the Company, Mr. Dacko was Controller for PopMail.com, inc., a publicly held email/marketing services and restaurant company, from January 1999 until January 2001. From November 1994 to December 1998, Mr. Dacko was Controller for Woodroast Systems, Inc., a publicly held restaurant company based in Minneapolis, Minnesota. Mr. Dacko has no prior experience in the precious mineral exploration or mining industry.

Norman D. Lowenthal was appointed to our board of directors on September 4, 2003. Since October 2002, Mr. Lowenthal has served as Vice-Chairman of the Taylor Companies, a private bank located in Washington, D.C., and since January 2001, he has served as Chairman of SSC Mandarin Financial Services based in Hong Kong. SSC Mandarin Financial Services is a joint venture partner with the China Gold Bureau, which is an advisor to the government operated association of China gold mines. Mr. Lowenthal was Chairman of the Johannesburg Stock Exchange from April 1997 to April 2000 and, since April 1997, he has been a member of the Securities Regulation Panel of South Africa.

There is no family relationship between any director and executive officer of the Company.

EMPLOYMENT AGREEMENTS

We employ nine employees and we do not have written employment agreements with any. Although our chief executive officer does not collect any salary, we did record a non-cash expense for his contributed services during the year ended December 31, 2005. Effective January 2006, our chief financial officer is entitled to an annual salary of $120,000. Effective May 15, 2006, our president is entitled to a monthly salary of $5,000.

As indicated above, Mr. White also serves as president of Hawk Precious Minerals Inc., a Toronto-based mineral exploration company, for which he receives a monthly salary of $2,500 Canadian, roughly the equivalent of US$2,200 as of July 11, 2006. Hawk Precious Minerals USA, Inc., a wholly owned subsidiary of Hawk Precious Minerals Inc., holds 3,242,500 shares of our common stock. Additionally, Hawk Precious Minerals Inc., holds 240,000 shares of our common stock and a warrant to purchase 30,000 shares of our common stock at $1.00 per share, which expires on October 13, 2006.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer and the other highest-paid executive officers serving as such at the end of 2005 whose compensation for that fiscal year was in excess of $100,000. No other executive officer of ours received compensation in excess of $100,000 during fiscal year 2005.

		Annual Compensation				Long-Term Compensation Awards		All Other Compen- sation ($)
Name and Principal Position	Year	Salary($)		Bonus($)	Other Annual Compensation ($)	Securities Underlying Options/SARs(#)
H. Vance White (1) Chief Executive Officer and Director	2005 2004 2003		-- -- --	-- -- --	-- -- --	450,000 -- 1,000,000		-- -- --
Mark D. Dacko (2) Chief Financial Officer, Secretary and Director	2005 2004 2003	$ $ $	90,000 90,000 90,000	-- -- --	-- -- --	450,000 125,000 350,000	(3)	-- -- --

(1)
Mr. White has been our Chief Executive Officer and one of our directors since June 26, 2003. The Company does not pay Mr. White a salary, but we do record a non-cash expense for his contributed services.

(2)
Mr. Dacko was appointed to our board of directors on June 26, 2003. Since March 14, 2003, Mr. Dacko has also served as Chief Financial Officer and Secretary and he served as our Controller from February 2001 to March 2003.

(3)	Our Board of Directors granted Mr. Dacko a stock option for his voluntary deferment of his salary for a six-month period during 2004.

OPTION GRANTS

The following information sets forth information with respect to the grants of options by us to our Chief Executive Officer and our other most highly compensated executive officers as of December 31, 2005.

		Percent total
	Number of	options granted	Exercise/		Grant date
	options	to employees in	base	Expiration	present
	granted	fiscal 2005	price ($)	date	value (c)
Mr. White (a)	250,000	28%	$0.26	5/2/2015	$64,810
Mr. White (b)	200,000	22%	$0.15	10/20/2015	$29,860
Mr. Dacko (a)	250,000	28%	$0.26	5/2/2015	$64,810
Mr. Dacko (b)	200,000	22%	$0.15	10/20/2015	$29,860

(a) The options granted vested entirely on 5/2/05.
(b) The options granted vested entirely on 10/20/05.
(c) Grant date present value is calculated on the date of the grant using the Black-Scholes pricing model assuming the following: no dividend yield, risk-free interest rate of ranging from 4.5 to 7.0 percent, expected volatility ranging from 176 to 190 percent, and expected terms of the options of 10 years. The Black-Scholes value is then multiplied by the number of options granted.

AGGREGATED OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUE TABLE

Shown below is information relating to (i) the exercise of stock options during 2005 by our Chief Executive Officer and each of our other most highly compensated executive officers as of December 31, 2005 and (ii) the value of unexercised options for each of the Chief Executive Officer and such executive officers as of December 31, 2005:

	Number of		Number of shares		Value of unexercised
	shares		underlying unexercised		in-the-money options
	acquired on	Value	options at Dec. 31, 2005		at Dec. 31, 2005 (a)
	exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Mr. White	--	$--	1,450,000	--	$--	$--

Mr. Dacko	--	$--	965,000	--	$--	$--

(a)	The value of unexercised in-the-money options is based on the difference between the exercise price of the options and $0.14, the fair market value of the Company’s common stock on December 31, 2005.

No stock appreciation rights were exercised during the 2005 fiscal year, and no stock appreciation rights were outstanding at the end of that fiscal year.

DIRECTOR COMPENSATION

Non-employee directors of our Company are reimbursed for all reasonable and necessary costs and expenses incurred in connection with their duties as directors. In addition, we issue options to our directors as determined from time to time by the Board. In 2005, we issued options to purchase a total of 900,000 shares of our common stock to two directors as follows: on May 2, 2005, we granted an option to purchase 250,000 shares to Mr. Lowenthal and 250,000 shares to Mr. King; and on October 20, 2005 we granted an option to purchase 200,000 shares to Mr. Lowenthal and 200,000 shares to Mr. King. The grants to Messrs. Lowenthal and King were both pursuant to our 2003 Director Stock Option Plan.

On January 27, 2005, the Board authorized a consulting agreement with Stephen D. King. The agreement is for consulting services to provide strategic merger, acquisition and corporate advice with regard to the Company’s Colorado mining opportunities, as well as other consulting services. As of December 31, 2005, we paid $207,000 to Mr. King for said services.

The Company’s Board elected Mr. King to serve as its President, effective May 15, 2006. The Company has not entered into an employment agreement with Mr. King, but will pay Mr. King a salary of $5,000 per month.

Members of our board who are also employees of ours receive no options for their services as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following information sets forth the number and percentage of shares of the Company’s common stock owned beneficially, as of July 12, 2006, by any person, who is known to the Company to be the beneficial owner of five percent or more of the Company’s common stock, and, in addition, by each director and each executive officer of the Company, and by all directors and executive officers as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

Name and Address	Amount of Beneficial Ownership (1)	Percentage of Class

H. Vance White	4,962,500 (2)	5.5
80 South 8th Street, Suite 900
Minneapolis, MN 55402
Stephen D. King	2,700,000 (3)	2.9
80 South 8th Street, Suite 900
Minneapolis, MN 55402
Norman D. Lowenthal	1,000,000 (4)	1.1
Private Bag X60
Saxonwold, 2132 South Africa
Mark D. Dacko	965,000 (5)	1.1
80 South 8th Street, Suite 900
Minneapolis, MN 55402
All directors and officers as a group	9,627,500	10.1

Andrew Green	10,750,000 (6)	11.0
5101 Creek Road
Cincinnati, OH 45242
Thomas Brazil	9,744,867 (7)	10.6
17 Bayns Hill Road
Boxford, MA 01921
Hawk Precious Minerals Inc.	3,512,500 (8)	3.9
2500 - 120 Adelaide St. W.
Toronto, ON M5H 1T1
______________
* represents less than 1 percent

(1)	Except as otherwise indicated, each person possesses sole voting and investment power with respect to the shares shown as beneficially owned.
(2)
Includes 1,450,000 shares issuable upon the exercise of options that are currently exercisable. Also includes 3,242,500 shares held by Hawk Precious Minerals USA, Inc., a wholly owned subsidiary of Hawk Precious Minerals Inc., 240,000 shares held by Hawk Precious Minerals Inc., (of which 40,000 shares are being offered on a resale basis in this prospectus) and 30,000 shares issuable upon exercise of certain warrants held by Hawk Precious Minerals Inc., of which Mr. White is a director and executive officer.

(3)
Includes 700,000 shares issuable upon the exercise of options that are currently exercisable and 2,000,000 shares issuable upon exercise of certain warrants, which shares underlying the exercise of the warrants are being offered in this prospectus. All options and warrants have been transferred into the name of Mr. King’s spouse.

(4)
Includes 700,000 shares issuable upon the exercise of options that are currently exercisable and 100,000 shares issuable upon exercise of a Class C Redeemable Warrant, which shares are being offered in this prospectus.

(5)	Represents shares issuable upon the exercise of options that are currently exercisable.
(6)
Includes (i) 6,000,000 shares issuable upon the exercise of certain warrants and (ii) 3,000,000 shares of common stock Mr. Green has the right to acquire on or prior to August 31, 2006, pursuant to the terms of a promissory note of the Company issued in the favor of Mr. Green. All of Mr. Green’s beneficial ownership is being offered in this prospectus.

(7)
Includes 3,387,500 shares issuable upon the exercise of certain warrants (held in the name of Boston Financial Partners, Inc., which is owned and controlled by Mr. Brazil) of which, 1,000,000 shares underlying the exercise a two-year warrant, at an exercise price of $0.62 per share, are being offered in this prospectus. Also includes 91,500 shares owned by Mr. Brazil’s spouse. Mr. Brazil disclaims beneficial ownership of these shares.

(8)
Includes 3,242,500 shares held by Hawk Precious Minerals USA, Inc., a wholly owned subsidiary of Hawk Precious Minerals Inc., 240,000 shares held by Hawk Precious Minerals Inc., (of which 40,000 shares are being offered on a resale basis in this prospectus) and 30,000 shares issuable upon exercise of certain warrants held by Hawk Precious Minerals Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following describes certain relationships and related transactions that we have with persons deemed to be affiliates of ours. We believe that each of the transactions described below were on terms at least as favorable to our Company as we would have expected to negotiate with unaffiliated third parties.

Wayne W. Mills

The following transactions occurred when Mr. Mills beneficially owned more than five percent of our securities. As of December 31, 2005, Mr. Mills is a less than five percent beneficial owner of our securities as indicated in his Schedule 13G filings.

In May 2004, in exchange for agreeing to personally guaranty our obligations under a secured convertible promissory note that we issued to Pandora Select Partners, L.P., we paid Mr. Mills a cash fee of $48,750, plus issued a five-year warrant to purchase 375,000 shares of our common stock at a price of $0.40 per share. In addition, in consideration for advisory services rendered to us, we paid to Blake Capital LLC (a wholly owned entity of Mr. Mills) $25,000 and agreed to issue to Blake Capital a five-year warrant to purchase up to 100,000 shares of our common stock, at an exercise price of $0.40 per share.

In May 2005, we entered into a consulting agreement with Blake Advisors, LLC related to strategic merger, acquisition and corporate finance services for a period of one-year. The agreement required monthly payments of $15,875 in cash and the reimbursement of reasonable out-of-pocket expenses. The agreement was cancelled December 31, 2005. Blake Advisors is wholly owned by Mr. Mills. And in May 2005, we entered into warrant exercise agreement with Mr. Mills, allowing him a reduced exercise price on previously issued and outstanding warrants, granted in his name or one of his wholly owned entities. He held an aggregate of 1,906,334 warrants exercisable with a range of original pricing from $0.40 to $5.50 per share. The warrant exercise agreement allowed for a predetermined number of warrants available for monthly exercise at $0.20 per share, which expired on March 31, 2006. Mr. Mills exercised a total of 882,600 warrants.

Hawk

On June 10, 2004, we entered into an option agreement to earn an interest in the McFaulds Lake project held under option by Hawk. The option agreement required cash payments of Cdn$60,000 and the issuance of 200,000 shares of our common stock.

On October 13, 2004, we entered into a short-term loan arrangement with Hawk, whereby we borrowed $15,000 by issuing a four-month unsecured promissory note to Hawk. The note bore a 10 percent interest rate per annum and was repaid in December 2004. We had the authorization to borrow up to an additional $15,000 under the same terms. As consideration for the note and any additional loans, we issued to Hawk a two-year warrant to purchase up to 30,000 shares of our common stock at a price of $1.00 per share.

On April 11, 2005, we had entered into a management services agreement with Hawk, whereby Hawk would provide certain management and administrative services to the Company. The term of the agreement was for one-year and required a US $50,000 payment.

On May 15, 2006, we entered into a management services agreement with Hawk, whereby Hawk will provide certain management and administrative services to the Company. The term of the agreement is until December 31, 2006 and required a US $50,000 payment.

On June 29, 2006, we executed a Memorandum of Agreement between the Company and Hawk (the “Hawk Memorandum”). Under the terms of the Hawk Memorandum, we acquired a 50 percent interest in certain mining claims located in northern Ontario, held entirely by Hawk by issuing Hawk 40,000 shares of our common stock (which shares are being offered on a resale basis in this prospectus).

Andrew Green

In May 2005, we entered into a short-term loan arrangement with a shareholder, Andrew Green, (“Mr. Green”) whereby we borrowed $250,000 through a purchase agreement with an unsecured promissory note (“PN”). The PN bore an initial interest rate of six percent per annum, which increased to 18 percent per annum on July 15, 2005 because we did not repay the PN in full by July 15, 2005. As additional consideration for the PN, we agreed to amend the terms of a warrant (originally issued as part of our October 2003 private placement) to purchase up to 500,000 shares of our common stock held by Mr. Green to reduce the exercise price from $0.25 per share to $0.01 per share based on a default provision in the PN. Furthermore, since we had not repaid the PN in full by July 15, 2005, we were required to issue 50,000 shares of our unregistered common stock for each month there remained an outstanding balance beginning August 15, 2005, up to a maximum issuance of 150,000 shares, which shares were issued.

On November 1, 2005, we entered into a new loan and security agreement with Andrew Green (the “Green Note”) whereby his original $250,000 unsecured note (“Existing Financing”) which became due was refinanced to allow us to draw up to an aggregate of $600,000. In consideration for refinancing the Existing Financing into the Green Note, we issued a five-year warrant to purchase up to 2,500,000 shares of our common stock with an exercise price of $0.12 per share, subject to adjustment as defined in the agreement. On November 9, 2005, we drew the initial monthly amount of $100,000 and issued to Mr. Green (i) 500,000 shares of our common stock and (ii) issued a five-year warrant to purchase up to 1,000,000 shares of our common stock with an exercise price of $0.12 per share. For each subsequent $100,000 monthly draw, we would be obligated to issue another five-year warrant to purchase up to 1,000,000 shares of our common stock with an exercise price of $0.12 per share. The Green Note was secured by substantially all of our assets and bore an interest rate of 12 percent per annum. The Green Note required no payments until the maturity date of April 30, 2006.

In April 2006, we entered into an amendment to the Green Note, extending the maturity date for an additional 30 days. In consideration of this extension, we issued 60,000 shares of our common stock and we entitled Mr. Green the option, at any time on or prior to August 31, 2006, to provide us (in cash or other immediately available funds) an amount equal to, but not greater than, the final principal and interest balance of the note and receive the number of shares of our common stock computed by dividing that amount by $0.20 per share.

In May 2006, we made a $600,000 principle payment and paid the accrued interest of $44,091 by the issuance of 220,456 shares (valued at $0.20 per share) of our common stock.

Corporate Resource Management, Inc.

The Company entered into a consulting agreement with Corporate Resource Management, Inc., a Minnesota corporation (“CRM”) effective May 15, 2006. CRM is an entity wholly owned by Deb King, the spouse of Stephen D. King. CRM will provide the Company with investment banking services relating to the purchase and sale of mining related assets. The terms of the agreement include the following: (i) two years initial term with the right to terminate with a 30-day written notice, subject to a $75,000 termination fee payable to CRM if terminated by the Company without cause, (ii) a fee of $10,000 per month, plus reimbursement of normal out-of-pocket expenses, and (iii) commissions of up to two percent of the value of the transaction upon successful closings of any asset transactions during the term of the agreement and for a period of one year following termination.

Boston Financial Partners, Inc.

Effective June 1, 2006, we engaged Boston Financial Partners, Inc., as a non-exclusive consultant, to provide assistance to the Company in various matters pertaining to corporate growth, strategic planning, public relations and marketing services. As consideration for the services, we paid a one-time fee of $100,000 and issued (i) 625,000 shares of our common stock and (ii) a two-year warrant to purchase up to 1,000,000 shares of our common stock, at an exercise price of $0.62 per share, both of which are being offered on a resale basis in this prospectus. Boston Financial Partners is controlled by Thomas Brazil.

MARKET FOR COMMON EQUITY AND RELATED
SHAREHOLDER MATTERS

PRICE RANGE OF COMMON STOCK

Our common stock is quoted on the OTCBB under the symbol “WITM.” As of July 11, 2006 the last sale price of our common stock as reported by OTCBB was $0.31 per share. The following table sets forth for the periods indicated the range of high and low bid prices of our common stock:

Period	High	Low

Quarter Ended March 31, 2004	$1.33	$0.68
Quarter Ended June 30, 2004	$0.91	$0.33
Quarter Ended September 30, 2004	$0.51	$0.20
Quarter Ended December 31, 2004	$0.41	$0.16

Quarter Ended March 31, 2005	$0.46	$0.20
Quarter Ended June 30, 2005	$0.29	$0.14
Quarter Ended September 30, 2005	$0.20	$0.10
Quarter Ended December 31, 2005	$0.27	$0.08

Quarter Ended March 31, 2006	$0.37	$0.14
Quarter Ended June 30, 2006	$0.57	$0.20

The quotations from the OTCBB above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not reflect actual transactions.

RECORD HOLDERS

As of March 31, 2006, there were approximately 255 record holders of our common stock. Based on securities position listings, we believe that there are approximately 2,150 beneficial holders of our common stock.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and have no present intention of doing so in the foreseeable future. Rather, we intend to retain all earnings to provide for the growth of our Company. Payment of cash dividends in the future, if any, will depend, among other things, upon our future earnings, requirements for capital improvements and financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the resale of any of the securities offered by this prospectus by the selling shareholders. We would receive gross proceeds in the approximate amount of $7,125,000 assuming the exercise of all the warrants with respect to which the underlying shares that are being offered hereby. To the extent any of these warrants are exercised, we intend to use the proceeds to fund existing projects, acquire further exploration projects and for general working capital.

In connection with the exercise of issued and outstanding warrants by certain holders who qualified as accredited investors in April 2006, we received proceeds of $3,844,350 (which includes $445,225 due under two secured promissory notes, which accrue interest of five percent per annum, are due no later than September 30, 2006 and are secured by the stock issued) from the exercise of 15,577,401 warrants. We have estimated that expenses related to the exercise will be approximately $200,000. No placement agents or broker/dealers were utilized. Proceeds are being utilized to develop our current exploration projects, acquire further exploration projects, retirement of debt and for general corporate purposes.

SELLING SECURITYHOLDERS

Class C Redeemable Warrants

The following table sets forth the number of Class C Redeemable Warrants beneficially owned by each selling securityholder as of July 12, 2006, and after giving effect to the offering. For a summary discussion of the manner in which the Class C Redeemable Warrants were issued, see “Prospectus Summary - Financing Through Warrant Exercises” in this prospectus.

Name of Selling Securityholder	Number of Class C Redeemable Warrants Beneficially Owned Before Offering	Number of Class C Redeemable Warrants Offered by Selling Securityholder	Percentage Beneficial Ownership After Offering
Zoran Arandjelovic (a)	100,000	50,000	*
Michael Baybak	100,000	100,000	--
Arthur P. Bergeron	375,000	375,000	--
Bergman Industries, Inc (b)	62,500	62,500	--
Robert Bishop	25,000	25,000	--
Boston Financial Partners, Inc (c)	387,500	387,500	--
Barbara Bowman	10,000	10,000	--
Laurence H. Brady	62,500	62,500	--
Marsha Mucci, as custodian for Patrick Brazil	37,500	37,500	--
Marsha Mucci, as custodian for Sean Brazil	37,500	37,500	--
Marsha Mucci, as custodian for Thomas Justin Brazil	37,500	37,500	--
Kenneth Brimmer	103,333	103,333	--
Jerald L. Broussard	25,000	25,000	--
Capital Z Corporation (d)	100,000	50,000	*
Caribbean Consultants Associated S.A. (e)	1,000,000	1,000,000	--
CAS Associates, LLC (f)	25,000	25,000	--
The Catalyst Group, LLC (g)	25,000	25,000	--
John J. Connors	62,500	62,500	--
Raymond Cormier	375,000	375,000	--
Yvon Cormier	125,000	125,000	--
Christopher R. Esposito	62,500	62,500	--
Everest Ltd (h)	625,000	625,000	--
Henry Fong	275,250	275,250	--
Galileo Asset Management SA (i)	97,500	97,500	--
Philip M. Georgas	250,000	250,000	--
Gordon Gregoretti	150,000	150,000	--
Michael Hamblett	350,000	350,000	--
Haywood Securities Inc ITF Bernie Hertel	25,000	25,000	--
Haywood Securities Inc ITF Gregg Layton	250,000	250,000	--
John Healey	5,000	5,000	--
Thomas J. Healey	35,000	35,000	--
William J. Hickey	25,000	25,000	--
Michael J. Horgan and Doris E. Horgan JTWROS	25,000	25,000	--
Patrick J. Horgan	50,000	50,000	--
HSBC Republic Bank (Suisse) S.A. (j)	50,000	50,000	--
Ivanhoe Irrevocable Trust (k)	25,000	25,000	--
Martin Lowenthal	175,000	175,000	--
N. D. Lowenthal (l)	100,000	100,000	--
The Mayflower Group, Ltd (m)	62,500	62,500	--
Wayne W. Mills	511,867	511,867	--
Sara D. Mower	112,500	112,500	--
Noble Consultants (St. Lucia) Ltd (n)	250,000	250,000	--
Noble Securities Holding Ltd (o)	315,000	315,000	--
Penson Financial ITF Claire Spencer	25,000	62,500	--
Daniel S. & Patrice M. Perkins, JTWROS (p)	87,500	50,000	*
Piper Jaffray, as custodian FBO Daniel S. Perkins IRA (p)	87,500	25,000	*
Piper Jaffray, as custodian FBO Patrice M. Perkins IRA (p)	87,500	12,500	*
Piper Jaffray, as custodian FBO James G. Peters IRA	22,500	22,500	--
Piper Jaffray, as custodian FBO David H. Potter IRA	31,250	31,250	--
Bruce D. Reichert	10,000	10,000	--
Research Capital Corp ITF David Jones	25,000	25,000	--
Research Capital Corp ITF Bradley Kipp	2,000	2,000	--
Martin & Jacqueline Shaevel, TIC	62,500	62,500	--
Anthony J. Spatacco Jr.	62,500	62,500	--
Elvira Stinghi	400,000	400,000	--
Lawrence R. & Lori R. Turel, JT by the Entireties	20,000	20,000	--
Michael Ullman	150,000	25,000	1.6
Michael B. & Carla L. Ullman, JTWROS	150,000	125,000	*
James Walsh	25,000	25,000	--
Winchester Fiduciary Services Ltd (q)	25,000	25,000	--
Total Warrants Offered		7,788,700
_______________
* represents less than 1 percent.

(a)	Zoran Arandjelovic, a director of our Company from November 2003 until April 2004, controls the shares of Capital Z Corporation.
(b)	Bergman Industries, Inc is controlled by Jonathan Bergman.
(c)	Boston Financial Partners, Inc is owned and controlled by Thomas E. Brazil.
(d)	Capital Z Corporation is owned and controlled by Zoran Arandjelovic, a director of our Company from November 2003 until April 2004.
(e)	Caribbean Consultants Associated SA is a foreign entity.
(f)	CAS Associates, LLC is controlled by Carolyn A. Shediac.
(g)	The Catalyst Group, LLC is controlled by Robert Raffa.
(h)	Everest Ltd is a foreign entity.
(i)	Galileo Asset Management SA is Switzerland Corporation.
(j)	HSBC Republic Bank (Suisse) S.A. is located in Switzerland.
(k)	Ivanhoe Irrevocable Trust is managed by Russell Schechter, Trustee.
(l)	Norman D. Lowenthal is a current director of our Company.
(m)	The Mayflower Group, Ltd is controlled by Marshall Sterman.
(n)	Noble Consultants (St. Lucia) Ltd is a foreign entity.
(o)	Noble Securities Holding Ltd is a foreign entity.
(p)	Mr. and Mrs. Perkins also beneficially own 25,000 and 12,500 shares, respectively, through IRAs established for their benefit.
(q)	Winchester Fiduciary Services Ltd is a foreign entity.

Common Stock

The following table sets forth the number of shares beneficially owned by each selling securityholder as of July 12, 2006, and after giving effect to the offering.

Name of Selling Securityholder	Shares Beneficially Owned Before Offering	Shares of Outstanding Common Stock Offered by Selling Securityholder	Shares of Common Stock Offered by Selling Securityholders Issuable Upon Exercise of Warrants	Total Shares of Common Stock Offered by Selling Securityholder	Percentage Beneficial Ownership After Offering
Andcor Companies, Inc (a)	71,653	--	71,653(1)	71,653	--
Zoran Arandjelovic (b)	740,000(2)	--	50,000(3)	50,000	*
Michael Baybak	1,450,000(4)	150,000	100,000(3)	250,000	1.3
Arthur P. Bergeron	2,142,430(5)	--	375,000(3)	375,000	2.0
Bergman Industries, Inc (c)	457,500(6)	--	62,500(3)	62,500	*
Robert Bishop	195,000(7)	--	25,000(3)	25,000	*
Boston Financial Partners, Inc (d)	9,744,867(8)	625,000	1,387,500(9)	2,012,500	8.7
Barbara Bowman	58,000(10)	--	10,000(3)	10,000	*
Laurence H. Brady	437,500(6)	--	62,500(3)	62,500	*
Marsha Mucci, as custodian for Patrick Brazil	292,500(11)	--	37,500(3)	37,500	*
Marsha Mucci, as custodian for Sean Brazil	292,500(11)	--	37,500(3)	37,500	*
Marsha Mucci, as custodian for Thomas Justin Brazil	292,500(11)	--	37,500(3)	37,500	*
Kenneth Brimmer	103,333	--	103,333(3)	103,333	--
Walter E. Brooks	200,000	--	200,000(12)	200,000	--
Jerald L. Broussard	175,000(7)	--	25,000(3)	25,000	*
Capital Z Corporation (e)	740,000(13)	--	50,000(3)	50,000	*
Caribbean Consultants Holdings Associated SA (f)	3,000,000(14)	--	1,000,000(3)	1,000,000	2.2
CAS Associates, LLC (g)	175,000(7)	--	25,000(3)	25,000	*
The Catalyst Group, LLC (h)	175,000(7)	--	25,000(3)	25,000	*
Jayvee & Co. ITF CECEC S.A.	900,000	400,000	500,000(15)	900,000	--
John J. Connors	437,500(6)	--	62,500(3)	62,500	*
Raymond Cormier	2,625,000(5)	--	375,000(3)	375,000	2.5
Yvon Cormier	875,000(16)	--	125,000(3)	125,000	*
Ronald Eibensteiner	1,916,334(17)	--	50,000(18)	50,000	2.1
Christopher R. Esposito	437,500(6)	--	62,500(3)	62,500	*
Everest Ltd (j)	1,875,000(19)	--	625,000(3)	625,000	1.4
Henry Fong	1,435,250(20)	--	275,250(3)	275,250	1.3
Douglas G. Furth	450,000	450,000	--	450,000	--
Galileo Asset Management SA (k)	1,167,500(21)	--	97,500(3)	97,500	1.2
Philip M. Georgas	1,838,000(22)	--	250,000(3)	250,000	1.8
Peggy Glasgow	300,000	300,000	--	300,000	--
Andrew Green	10,750,000(23)	3,650,000(24)	6,000,000(25)	9,650,000	1.2
Gordon Gregoretti	499,000(26)	--	150,000(3)	150,000	*
Michael Hamblett	2,684,650(27)	--	350,000(3)	350,000	2.6
Hawk Precious Minerals Inc (l)	3,512,500(28)	40,000	--	40,000	2.9
Haywood Securities Inc ITF Bernie Hertel	75,000(7)	--	25,000(3)	25,000	*
Haywood Securities Inc ITF Gregg Layton	750,000(29)	--	250,000(3)	250,000	*
John Healey	39,000(30)	--	5,000(3)	5,000	*
Thomas J. Healey	273,000(31)	--	35,000(3)	35,000	*
William J. Hickey	295,000(7)	--	25,000(3)	25,000	*
Michael J. Horgan and Doris E. Horgan JTWROS	195,000(7)	--	25,000(3)	25,000	*
Patrick J. Horgan	350,000(32)	--	50,000(3)	50,000	*
HSBC Private Bank (Suisse) SA	390,000(32)	--	50,000(3)	50,000	*
Ariel Imas	12,500	--	12,500(33)	12,500	--

Name of Selling Securityholder	Shares Beneficially Owned Before Offering	Shares of Outstanding Common Stock Offered by Selling Securityholder	Shares of Common Stock Offered by Selling Securityholders Issuable Upon Exercise of Warrants	Total Shares of Common Stock Offered by Selling Securityholder	Percentage Beneficial Ownership After Offering
Infinity Advisors Inc. (m)	300,000	--	300,000(34)	300,000	--
Ivanhoe Irrevocable Trust (n)	195,000(7)	--	25,000(3)	25,000	*
Bruce Jordan	100,000	--	100,000(33)	100,000	--
Journey Resources Corp (o)	600,000	600,000	--	600,000	--
Deb Kramer (p)	2,000,000	--	2,000,000(35)	2,000,000	--
Richard Kreger	100,000	--	100,000(33)	100,000	--
Laura League	200,000	200,000	--	200,000	--
Martin Lowenthal	1,265,000(36)	--	175,000(3)	175,000	1.2
N. D. Lowenthal (q)	1,000,000(37)	--	100,000(3)	100,000	1.0
The Mayflower Group, Ltd (r)	437,500(6)	--	62,500(3)	62,500	*
Midtown Partners & Co., LLC (s)	37,500	--	37,500(33)	37,500	--
Millennium Consulting Group (t)	250,000	250,000	--	250,000	--
Wayne W. Mills	3,100,051(38)	--	511,867(3)	511,867	2.9
Kirk McKinnon	100,000	--	100,000(39)	100,000	--
Sara D. Mower	792,000(40)	--	112,500(3)	112,500	*
Wayde Newman	100,000	100,000	--	100,000	*
Noble Consultants (St. Lucia) Ltd(u)	1,750,000(29)	--	250,000(3)	250,000	1.7
Noble Securities Holding Ltd (v)	945,000(41)	--	315,000(3)	315,000	*
Pacific Dawn Capital, LLC (w)	4,548,976(42)	648,976	3,900,000(43)	4,548,976	--
Penson Financial ITF Claire Spencer	437,500(6)	--	62,500(3)	62,500	*
Daniel S. & Patrice M. Perkins, JTWROS (x)	711,500(44)	--	50,000(3)	50,000	*
Piper Jaffray, as custodian FBO Daniel S. Perkins IRA	711,500(44)	--	25,000(3)	25,000	*
Piper Jaffray, as custodian FBO Patrice M. Perkins IRA	711,500(44)	--	12,500(3)	12,500	*
Piper Jaffray, as custodian FBO James G. Peters IRA	185,500(45)	--	22,500(3)	22,500	*
Piper Jaffray, as custodian FBO David H. Potter IRA	258,750(46)	--	31,250(3)	31,250	*
Bruce D. Reichert	230,750(47)	--	10,000(3)	10,000	*
Research Capital Corp. ITF David Jones	195,000(7)	--	25,000(3)	25,000	*
Research Capital Corp. ITF Bradley Kipp	15,600(48)	--	2,000(3)	2,000	*
Richard Schler	100,000	--	100,000(39)	100,000	*
Martin & Jacqueline Shaevel, TIC	437,500(6)	--	62,500(3)	62,500	*
Lisa Shouler	599,567	599,567	--	599,567	*
Anthony J. Spatacco Jr.	209,500(6)	--	62,500(3)	62,500	*
Elvira Stinghi	2,800,000(49)	--	400,000(3)	400,000	2.7
Dennis J. Stoica	2,100,000	2,000,000	100,000(43)	2,100,000	--
Patrick J. Sweeney	1,526,767(50)	526,767(51)	1,000,000(52)	1,526,767	*
Lawrence R. & Lori R. Turel, JT in the Entireties	242,925(53)	--	20,000(3)	20,000	*
Michael Ullman	1,070,000(54)	--	25,000(3)	25,000	1.2
Michael B. & Carla L. Ullman, JTWROS	1,070,000(54)	--	125,000(3)	125,000	1.1
James Walsh	75,000(7)	--	25,000(3)	25,000	*
Richard M. Wexler	469,694(55)	--	300,000(56)	300,000	*
Winchester Fiduciary Services Ltd (y)	175,000(7)	--	25,000(3)	25,000	*
Sheri Zimmer	280,456	280,456	--	280,456	--
Total Shares Offered		10,820,766	23,660,353	34,481,119
* represents less than 1 percent.

(a)	Andcor Companies, Inc is controlled by Dennis Anderson.
(b)	Zoran Arandjelovic, a director of our Company from November 2003 until April 2004, also controls the shares of Capital Z Corporation.
(c)	Bergman Industries, Inc is controlled by Jonathan Bergman.
(d)	Boston Financial Partners, Inc is owned and controlled by Thomas E. Brazil.
(e)	Capital Z Corporation is owned and controlled by Zoran Arandjelovic, who was a director of our Company from November 2003 until April 2004.
(f)	Caribbean Consultants Holdings Associated SA is a foreign entity.
(g)	CAS Associates, LLC is controlled by Carolyn A. Shediac.
(h)	The Catalyst Group, LLC is controlled by Robert Raffa.
(i)	Cecec SA is a Uruguay South America corporation.
(j)	Everest Ltd is a foreign entity.
(k)	Galileo Asset Management SA is Switzerland corporation.
(l)	H. Vance White is an officer and director of our Company and also of Hawk Precious Minerals Inc a Canadian corporation.
(m)	Infinity Advisors Inc is controlled by Mark Kroeger.
(n)	Ivanhoe Irrevocable Trust is managed by Russell Schechter, Trustee.
(o)	Journey Resources Corp is a Canadian corporation which we entered into an option agreement for the Vianey Mine Concession located in Mexico.
(p)	Deb Kramer is the spouse of Stephen D. King. Mr. King is currently our President and a director.
(q)	Norman D. Lowenthal is currently a director of our Company.
(r)	The Mayflower Group, Ltd is controlled by Marshall Sterman.
(s)	Midtown Partners & Co LLC shares are voted by Bruce Jordan.
(t)	Millennium Consulting Group shares are voted by Douglas G. Furth.
(u)	Noble Consultants (St. Lucia) Ltd is a foreign entity.
(v)	Noble Securities Holding Ltd is a foreign entity.
(w)	Pacific Dawn Capital LLC is controlled by Donald Stoica.
(x)
Mr. and Mrs. Perkins also beneficially own 50,000 and 25,000 shares, respectively, through IRAs established for their benefit. Mr. Perkins is also offering hereby 50,000 shares held in his IRA and Mrs. Perkins is also offering 25,000 shares held in her IRA.

(y)	Winchester Fiduciary Services Ltd is a foreign entity.
__________________

(1)	Represents warrants (56,593 expire in 2006 and 15,060 expire in 2007, and range in exercise prices from $0.83 to $5.00 per share) issued in connection with services performed in 2001.
(2)	Includes 50,000 shares issuable upon exercise of Class C Redeemable Warrants and 50,000 shares issuable upon exercise of Class C Redeemable Warrants held in the name of Capital Z Corporation.
(3)	Represents shares issuable upon exercise of Class C Redeemable Warrants.
(4)
Includes (i) 100,000 shares issuable upon exercise of Class C Redeemable Warrants; (ii) 250,000 warrants of Michael Baybak and Company; and (iii) 500,000 shares of Windsor Capital Corporation, both of which Mr. Baybak is the controlling person.

(5)	Includes 375,000 shares issuable upon exercise of Class C Redeemable Warrants.
(6)	Includes 62,500 shares issuable upon exercise of Class C Redeemable Warrants.
(7)	Includes 25,000 shares issuable upon exercise of Class C Redeemable Warrants.
(8)
Includes 3,387,500 shares of our common stock issuable upon the exercise of warrants (includes 387,500 shares issuable upon exercise of Class C Redeemable Warrants and 1,000,000 shares issuable upon exercise of a two-year warrant issued in connection with a consulting agreement (at a price of $0.62 per share). Also includes 91,500 shares owned by Mr. Brazil’s spouse. Mr. Brazil disclaims beneficial ownership of these shares.

(9)
Includes 387,500 shares issuable upon exercise of Class C Redeemable Warrants and 1,000,000 shares issuable upon exercise of a two-year warrant issued in connection with a consulting agreement (at a price of $0.62 per share).

(10)	Includes 10,000 shares issuable upon exercise of Class C Redeemable Warrants.
(11)	Includes 37,500 shares issuable upon exercise of Class C Redeemable Warrants.
(12)	Represents a two-year warrant (at a price of $0.30 per share) issued in connection with a consulting agreement. Mr. Brooks was a director of our Company from June 2003 until January 2005.
(13)	Includes 50,000 shares issuable upon exercise of Class C Redeemable Warrants and 50,000 shares issuable upon exercise of Class C Redeemable Warrants held in the name of Zoran Arandjelovic.
(14)	Includes 1,000,000 shares issuable upon exercise of Class C Redeemable Warrants.
(15)	Represents two-year warrants (250,000 at a price of $0.50 per share and 250,000 at a price of $0.60 per share) issued in connection with a consulting agreement.
(16)	Includes 125,000 shares issuable upon exercise of Class C Redeemable Warrants.
(17)	Includes 900,000 shares issuable upon the exercise of two warrants held by Wyncrest Capital, Inc., an entity owned and controlled by Ronald E. Eibensteiner.

(18)	Represents 50,000 shares issuable upon the exercise of a warrant, at an exercise price of $1.00 per share, issued in 2002 related to financing.
(19)	Includes 625,000 shares issuable upon exercise of Class C Redeemable Warrants.
(20)	Includes 275,250 shares issuable upon exercise of Class C Redeemable Warrants.
(21)	Includes 250,000 shares issuable upon exercise of a warrant (at a price of $0.25 per share, which expires December 31, 2006) and 97,500 shares issuable upon exercise of Class C Redeemable Warrants.
(22)	Includes 500,000 shares issuable upon exercise of a warrant (at a price of $0.25 per share, which expires December 31, 2006) and 250,500 shares issuable upon exercise of Class C Redeemable Warrants.
(23)
Includes (i) 6,000,000 shares issuable upon the exercise of certain warrants and (ii) 3,000,000 shares of common stock Mr. Green has the right to acquire on or prior to August 31, 2006, pursuant to the terms of a promissory note of the Company issued in the favor of Mr. Green.

(24)	Includes 3,000,000 shares of common stock Mr. Green has the right to acquire on or prior to August 31, 2006, pursuant to the terms of a promissory note of the Company issued in the favor of Mr. Green.
(25)	Represents 6,000,000 shares issuable upon the exercise of certain warrants, at an exercise price of $0.12 per share issued in connection with a promissory note.
(26)	Includes 150,000 shares issuable upon exercise of Class C Redeemable Warrants.
(27)	Includes 350,000 shares issuable upon exercise of Class C Redeemable Warrants.
(28)
Includes (i) 3,242,500 shares held in the name of Hawk Precious Minerals USA, Inc., a wholly owned subsidiary of Hawk Precious Minerals Inc; and (ii) 30,000 shares issuable upon exercise of a warrant held by Hawk Precious Minerals Inc.

(29)	Includes 250,000 shares issuable upon exercise of Class C Redeemable Warrants.
(30)	Includes 5,000 shares issuable upon exercise of Class C Redeemable Warrants.
(31)	Includes 35,000 shares issuable upon exercise of Class C Redeemable Warrants.
(32)	Includes 50,000 shares issuable upon exercise of Class C Redeemable Warrants.
(33)
Represents shares issuable upon exercise of a five-year warrant issued to terminate an exclusive private placement agreement with Midtown Partners & Co., LLC. Midtown subsequently assigned a portion of its 250,000 warrant into the names of three affiliates of Midtown.

(34)	Represents a two-year warrant (at a price of $0.50 per share) issued in connection with a consulting agreement.
(35)
Represents warrants issued for personal guaranties by Stephen D. King (at a price of $0.15 per share, which expire in 2007) issued in connection with two promissory notes of the Company. Subsequently, Mr. King assigned the warrants into the name of his spouse.

(36)	Includes 175,000 shares issuable upon exercise of Class C Redeemable Warrants.
(37)	Includes (i) 100,000 shares issuable upon exercise of Class C Redeemable Warrants and (ii) 700,000 director stock options, all of which are vested.
(38)
Includes (i) 511,867 shares issuable upon exercise of Class C Redeemable Warrants, (ii) 250,000 shares held by Blake Capital Partners, LLC; and (iii) 680,401 shares held by Intention Capital, LLC all of which Mr. Mills is the sole shareholder.

(39)	Represents a two-year warrant (at a price of $0.20 per share) issued in connection with a consulting agreement.
(40)	Includes 112,500 shares issuable upon exercise of Class C Redeemable Warrants.
(41)	Includes 315,000 shares issuable upon exercise of Class C Redeemable Warrants.
(42)	Includes 4,000,000 shares issuable upon the exercise of certain warrants.
(43)	Represents shares issuable upon the exercise of certain warrants, at an exercise price of $0.12 per share issued in connection with a promissory note.
(44)	Includes 87,500 shares issuable upon exercise of Class C Redeemable Warrants.
(45)	Includes 22,500 shares issuable upon exercise of Class C Redeemable Warrants.
(46)	Includes 31,250 shares issuable upon exercise of Class C Redeemable Warrants.
(47)	Includes (i) 10,000 shares issuable upon exercise of Class C Redeemable Warrants and (ii) 76,750 shares issuable upon exercise of other warrants.
(48)	Includes 2,000 shares issuable upon exercise of Class C Redeemable Warrants.
(49)	Includes 400,000 shares issuable upon exercise of Class C Redeemable Warrants.
(50)
Includes (i) 1,000,000 shares issuable upon the exercise of a warrant and (ii) 526,767 shares of common stock Mr. Sweeney has the right to acquire on or prior to August 31, 2006, pursuant to the terms of a promissory note of the Company issued in the favor of Mr. Sweeney.

(51)
Represents 526,767 shares of common stock Mr. Sweeney has the right to acquire on or prior to August 31, 2006, pursuant to the terms of a promissory note of the Company issued in the favor of Mr. Sweeney.

(52)	Represents 1,000,000 shares issuable upon the exercise of a warrant, at an exercise price of $0.12 per share issued in connection with a promissory note.
(53)	Includes 20,000 shares issuable upon exercise of Class C Redeemable Warrants and 35,000 shares issuable upon exercise of a warrant (at a price of $0.25 per share, which expires December 31, 2006).
(54)	Includes 150,000 shares issuable upon exercise of Class C Redeemable Warrants.
(55)
Includes 400,000 warrants (300,000 at a price of $0.25 per share, 50,000 at a price of $0.50 per share, and 50,000 at a price of $0.75 per share) all issued in connection with a various consulting agreements.

(56)	Represents shares issuable upon the exercise of two-year warrants, at an exercise price of $0.25 per share, issued in connection with a consulting agreement.

PLAN OF DISTRIBUTION

On behalf of the selling securityholders, we are registering the resale of the securities offered in this prospectus. The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling securities that are covered in this prospectus and received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We are also registering the exercise of our Class C Redeemable Warrants that are resold by selling securityholders listed herein.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	short sales;
•	privately negotiated transactions;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

Galileo Asset Management Services S.A. and HSBC Republic Bank (Suisse) S.A., are each deemed to be underwriters in connection with the offering of their respective shares under this prospectus because each of these selling securityholders are registered broker-dealers. Other selling securityholders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

Shares Eligible for Future Sale

Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the exercise or conversion of convertible securities, there will be 118,106,526 shares of our common stock issued and outstanding. The shares offered by this prospectus will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an “affiliate” of the Company (as defined in the Securities Act).

Our currently outstanding shares that were issued in reliance upon the “private placement” exemptions provided by the Securities Act are deemed “restricted securities” within the meaning of Rule 144. Restricted securities may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including an exemption under Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker’s transactions or directly to market makers, provided that the number of shares sold in any three month period may not exceed the greater of 1 percent of the then-outstanding shares of our common stock or the average weekly trading volume of the shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about our company. After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

Following the date of this prospectus, we cannot predict the effect, if any, that sales of our common stock or the availability of our common stock for sale will have on the market price prevailing from time to time. Nevertheless, sales by existing securityholders of substantial amounts of our common stock could adversely affect prevailing market prices for our stock.

Minnesota Anti-Takeover Law

Through our articles of incorporation, we have elected not to be governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 provides that the shares of a corporation acquired in a “control share acquisition” have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20 percent or more in the election of directors. In general, Section 302A.673 prohibits a publicly-held Minnesota corporation from engaging in a “business combination” with an “interested shareholder” for a period of four years after the date of transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. “Business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, or 10 percent or more of the corporation’s voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the corporation’s voting stock.

DESCRIPTION OF COMMON STOCK

Other than our common stock, we have no other class or series of capital stock authorized. The following description summarizes the material terms and provisions of our common stock, but is not complete. For the complete terms of our common stock, please refer to our articles of incorporation, which was filed as Exhibit 3.1 to the registration statement to Form SB-2 (File No. 333-122338) and our by-laws, which has been incorporated by reference as Exhibit 3.2 to Form 10-KSB for the year ended December 31, 2004 (File No. 1-12401).

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of our common stock are entitled to receive dividends out of the assets legally available at the time and in the amounts that our board of directors may determine from time to time. To date, however, no dividends have been paid to our shareholders and we do not anticipate paying any dividends for the foreseeable future. The common stock has no preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding-up of our company, the holders of our common stock are entitled to share all assets legally available for distribution to our shareholders after payment of all liabilities and the liquidation preferences of any preferred stock then outstanding. Each outstanding share of our common stock is, and any shares of our common stock offered by this prospectus are, or in the case of shares of common stock offered hereby that are issuable upon the exercise of outstanding warrants, will be, fully paid and nonassessable. See also “Plan of Distribution - Minnesota Anti-Takeover Law.”

DESCRIPTION OF CLASS C REDEEMABLE WARRANTS

The following discussion of certain terms and provisions of our Class C Redeemable Warrants is qualified in its entirety by reference to the warrant agreement dated June 28, 2006 (the “Warrant Agreement”) between us and American Stock Transfer & Trust Company, New York, NY (the “Warrant Agent”) and also the detailed provisions of the form of warrant certificate attached to the Warrant Agreement. The Warrant Agreement is an exhibit to the Registration Statement that includes this prospectus.

Each of our Class C Redeemable Warrants entitles the holder to purchase, at a price of $0.50, subject to adjustment, one share of our common stock at any time until April 28, 2009. The Company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ prior written notice any time following a period of 14 consecutive days in which the average closing bid price of our common stock exceeds $1.00 per share. In addition to the foregoing conditions, the Class C Redeemable Warrants may only be redeemed if the shares of common stock issuable upon exercise of the Class C Redeemable Warrants have been registered under the Securities Act or are otherwise freely transferable.

Any holder of our Class C Redeemable Warrants who does not exercise prior to the redemption date, as set forth in our notice of redemption, will forfeit the right to purchase the shares of our common stock underlying the warrants and, after the redemption date, any outstanding Class C Redeemable Warrants will become void and be of no further force or effect.

The Class C Redeemable Warrants have been issued pursuant to the Warrant Agreement between us and the Warrant Agent. The Company has authorized and reserved for issuance the shares of common stock issuable upon exercise of the Class C Redeemable Warrants. When delivered, all shares of common stock issued upon exercise of the Class C Redeemable Warrants will be duly and validly authorized and issued, fully paid and nonassessable, and no preemptive rights or rights of first refusal will exist with respect thereto.

The Class C Redeemable Warrants may be exercised upon surrender of the warrant certificate on or prior to its expiration date (or earlier redemption date) at the offices of the Warrant Agent, with the Purchase Form on the reverse side of the Class C Redeemable Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check or bank check payable to the order of the Company) for the number of shares with respect to which such Warrant is being exercised.

The exercise price of the Class C Redeemable Warrants and the number of shares to be obtained upon exercise of such Class C Redeemable Warrant are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a subdivision, combination, or recapitalization of the common stock. In the event of liquidation, dissolution or winding up of our Company, holders of the Class C Redeemable Warrants, unless exercised, will not be entitled to participate in the assets of our Company. Holders of the Class C Redeemable Warrants will have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the Class C Redeemable Warrants. In addition, the Company has reserved the right to delay the exercise of Class C Redeemable Warrants in order to ensure that the issuance of common stock upon an exercise complies with applicable federal and state securities laws.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Subdivision 4 of Section 302A.521 of the Minnesota Statutes provides that a corporation’s articles of incorporation or by-laws may prohibit such indemnification or place limits upon the same. The Company’s articles and by-laws do not include any such prohibition or limitation. As a result, the Company is bound by the indemnification provisions set forth in Section 302A.521 of the Minnesota Statutes. As permitted by Section 302A.251 of the Minnesota Statutes, the Articles of Incorporation of the Company provide that a director shall, to the fullest extent permitted by law, have no personal liability to the Company and its shareholders for breach of fiduciary duty as a director.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ABOUT THIS PROSPECTUS

This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”). The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about the Company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC’s offices, which is described under the heading “Where You Can Find More Information” contained elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, proxy statements and other information with the SEC. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can receive additional information about the operation of the SEC’s Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like us, file information electronically with the SEC.

LEGAL MATTERS

Legal matters in connection with the validity of the shares of common stock offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of Wits Basin Precious Minerals Inc., and subsidiaries (an exploration stage company) as of and for the years ended December 31, 2005 and 2004 included in this prospectus, have been included herein in reliance on the report of Carver Moquist & O’Connor, LLC, independent registered public accounting firm, dated March 30, 2006, given on the authority of that firm as experts in accounting and auditing.

CHANGES IN ACCOUNTANTS

On January 3, 2005, our Board of Directors ratified the engagement of Carver Moquist & O’Connor, LLC (“CMO”) to audit our financial statements for the year ended December 31, 2004 and on January 23, 2006, our Board ratified the engagement of CMO to audit our financial statements for the year ended December 31, 2005.

On December 28, 2004 Virchow, Krause & Company, LLP (“VK”) resigned from its position as our principal independent accountants. During the period from January 1, 2004 to December 28, 2004, VK did not audit our financial statements, but did review our quarterly reports for the three quarters of 2004. VK audited our financial statements for the years ended December 31, 2003 and 2002.

We did not have disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the auditor’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

Wits Basin Precious Minerals Inc. and Subsidiaries

Index

Interim Financial Statements for the Three Months Ended March 31, 2006 and 2005	Page

Condensed Consolidated Balance Sheets as of
March 31, 2006 (Unaudited) and December 31, 2005	F-2

Unaudited Condensed Consolidated Statements of Operations for the Three
Months Ended March 31, 2006 and March 31, 2005	F-3

Unaudited Condensed Consolidated Statements of Cash Flows for the Three
Months Ended March 31, 2006 and March 31, 2005	F-4

Notes to Unaudited Condensed Consolidated Financial Statements	F-5

Financial Statements for the Years Ended December 31, 2005 and 2004

Report of Independent Registered Public Accounting Firm	F-14

Consolidated Balance Sheets as of December 31, 2005 and 2004	F-15

Consolidated Statements of Operations for the Years Ended
December 31, 2005 and 2004	F-16

Consolidated Statements of Shareholders’ Equity and Comprehensive Loss
for the Years Ended December 31, 2005 and 2004	F-17

Consolidated Statements of Cash Flows for the Years Ended
December 31, 2005 and 2004	F-21

Notes to Consolidated Financial Statements	F-22

WITS BASIN PRECIOUS MINERALS INC. and SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
PART I - FINANCIAL INFORMATION
Item 1. Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and equivalents	$172,427	$117,816
Investment	17,994	11,260
Prepaid expenses	567,855	163,396
Total current assets	758,276	292,472

PROPERTY AND EQUIPMENT, net	86,038	89,559
PARTICIPATION MINING RIGHTS, net	56,326	120,803
DEBT ISSUANCE COSTS, net	982	4,662
	$901,622	$507,496

LIABILITIES and SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Notes payable, net of original issue discount	$946,967	$301,111
Accounts payable	109,193	136,223
Accrued expenses	106,368	65,972
Total current liabilities	1,162,528	503,306

COMMITMENTS and CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT):
Common stock, $.01 par value, 150,000,000 shares
authorized; 69,526,779 and 65,674,329 shares issued
and outstanding, respectively	695,268	656,743
Additional paid-in capital	35,620,537	34,487,774
Warrants	6,928,346	6,418,685
Accumulated deficit	(22,932,460)	(22,932,460)
Deficit accumulated during exploration stage, subsequent
to April 30, 2003	(20,571,687)	(18,618,908)
Accumulated other comprehensive loss	(910)	(7,644)
Total shareholders’ equity (deficit)	(260,906)	4,190
	$901,622	$507,496

The accompanying notes are an integral part of these consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. and SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
Condensed Consolidated Statements of Operations
(unaudited)

			May 1, 2003
	Three Months Ended March 31,		(inception) to
		Restated	March 31,
	2006	2005	2006
Revenues	$--	$--	$--

Operating Expenses:
General and administrative	$1,047,032	$1,047,040	$7,963,964
Exploration expenses	228,190	269,020	7,859,408
Depreciation and amortization	3,521	52,825	442,571
Stock issued as penalty	--	--	2,152,128
Loss on impairment of Brazmin	--	--	667,578
Loss on disposal of assets	--	--	1,633
Total operating expenses	1,278,743	1,368,885	19,087,282
Loss from Operations	(1,278,743)	(1,368,885)	(19,087,282)

Other Income (Expense)
Other income (expense), net	--	(1,541)	2,225
Interest expense	(674,036)	(123,762)	(1,751,704)
Total other expense	(674,036)	(125,303)	(1,749,479)
Loss from Operations before Income
Tax Benefit and Discontinued Operations	(1,952,779)	(1,494,188)	(20,836,761)
Benefit from Income Taxes	--	--	243,920
Loss from continuing operations	(1,952,779)	(1,494,188)	(20,592,841)

Discontinued Operations
Gain from operations of discontinued segments	--	--	21,154
Net Loss	$(1,952,779)	$(1,494,188)	$(20,571,687)

Basic and diluted net loss per common share:
Continuing operations	$(0.03)	$(0.03)	$(0.50)
Discontinued operations	--	--	--
Net Loss	$(0.03)	$(0.03)	$(0.50)

Basic and diluted weighted average
common shares outstanding	67,815,238	58,126,334	41,466,107

The accompanying notes are an integral part of these consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. and SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three months ended March 31,		May 1, 2003
		Restated	(inception) to
	2006	2005	March 31, 2006
OPERATING ACTIVITIES:
Net loss	$(1,952,779)	$(1,494,188)	$(20,571,687)
Adjustments to reconcile net loss to cash
flows from operating activities:
Depreciation and amortization	3,521	52,825	442,571
Loss on disposal of assets	--	--	1,633
Loss on impairment of Brazmin	--	--	742,578
Issue of common stock for exploration rights	--	94,000	4,935,290
Amortization of participation mining rights	64,477	144,308	2,043,674
Amortization of debt issuance costs	3,680	21,916	137,876
Amortization of original issue discount	645,856	108,333	1,548,248
Amortization of prepaid consulting fees related to issuance of warrants and common stock	217,038	177,335	2,036,800
Compensation expense related to stock options and warrants	419,524	98,250	1,169,522
Contributed services by an executive	25,000	25,000	229,500
Issuance of common stock as penalty related to October 2003 private placement	--	--	2,152,128
Interest expense related to issuance of common stock and warrants	--	--	88,790
Unrealized loss on investment	--	1,541	--
Changes in operating assets and liabilities:
Accounts receivable, net	--	30,817	43,017
Prepaid expenses	11,838	(211,550)	191,944
Accounts payable	11,970	(75,403)	95,051
Accrued expenses	40,396	(108,454)	(114,219)
Net cash used in operating activities	(509,479)	(1,135,270)	(4,827,284)

INVESTING ACTIVITIES:
Purchases of property and equipment	--	--	(94,612)
Proceeds from sale of Brazmin	--	--	25,000
Investment in participation mining rights	--	--	(2,239,121)
Net cash used in investing activities	--	--	(2,308,733)

FINANCING ACTIVITIES:
Payments on long-term debt	--	(127,781)	(334,645)
Private placement advances held in escrow	--	(734,950)	--
Cash proceeds from issuance of common stock	--	1,628,669	4,725,272
Cash proceeds from exercise of stock options	--	--	169,900
Cash proceeds from exercise of warrants	214,090	--	517,028
Cash proceeds from short-term debt	350,000	--	1,100,000
Cash proceeds from long-term debt	--	--	650,000
Debt issuance costs	--	--	(138,858)
Net cash provided by financing activities	564,090	765,938	6,688,697

Change in Cash and Equivalents; and Liabilities of Discontinued Operations	--	--	(77,293)
Increase (Decrease) in Cash and Equivalents	54,611	(369,332)	(524,613)
Cash and Equivalents, beginning of period	117,816	1,122,348	697,040
Cash and Equivalents, end of period	$172,427	$753,016	$172,427

The accompanying notes are an integral part of these consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC.
(AN EXPLORATION STAGE COMPANY)
Notes to Condensed Consolidated Financial Statements
March 31, 2006
(unaudited)

NOTE 1 - NATURE OF BUSINESS

Wits Basin Precious Minerals Inc., and subsidiaries (“we,” “us,” “our,” “Wits Basin” or the “Company”) is a minerals exploration and development company based in Minneapolis, Minnesota. As of March 31, 2006, we hold interests in mineral exploration projects in South Africa (FSC Project), Canada (Holdsworth) and Colorado (Bates-Hunter).

Our primary holding is a 35 percent interest in the company Kwagga Gold (Proprietary) Limited (“Kwagga”), which holds the rights and interests in the “FSC Project,” an exploration project adjacent to the historic Witwatersrand goldfields in South Africa. We own the exploration rights of the “Holdsworth Project,” a property located near the village of Hawk Junction, Ontario, Canada. We acquired rights to the FSC and Holdsworth Projects in June 2003. On January 21, 2005, we acquired purchase rights under a purchase agreement, which provides us with exploration rights of the Bates-Hunter Gold Mine located in Central City, Colorado and the possible future purchase of the assets of the Hunter Gold Mining Corporation.

As of the date of this report, we do not claim to have any mineral reserves on our properties. Furthermore, we do not directly own any permits, we possess only a few pieces of equipment and we employ insufficient numbers of personnel necessary to actually explore and/or mine for minerals, therefore, we will be substantially dependent on the third party contractors we engage to perform such operations.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by us in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. The unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in our Form 10-KSB filed March 31, 2006. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year as a whole.

NOTE 3 - NET LOSS PER COMMON SHARE

Basic net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the periods presented. Diluted net loss per common share is determined using the weighted average number of common shares outstanding during the periods presented, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of options, warrants and conversion of convertible debt. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

At March 31, 2006, the total principal and interest due on notes payable was $1,151,970, which are convertible at the option of the holders into 5,759,851 shares of our common stock, based on a $0.20 per share conversion price. These shares were not included in computing the net loss per share because the net effect would be antidilutive for each of the periods presented.

NOTE 4 - COMPANY’S CONTINUED EXISTENCE

The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company during its exploration stage has sustained losses totaling $20,571,687. At March 31, 2006, the Company’s current liabilities exceeded assets by $404,252. Furthermore, since we do not expect to generate any revenues for the foreseeable future, our ability to continue as a going concern depends, in large part, on our ability to raise additional capital through equity or debt financing transactions. Without additional capital, we will be unable to fund exploration of our current property interests or acquire interests in other mineral exploration projects that may become available. We have estimated our cash needs over the next twelve months to be approximately $4,800,000. Subsequent to March 31, 2006, we completed a round of financing through the exercise of issued and outstanding warrants and we received approximately $3.9 million in cash. In the event that we are unable to obtain additional capital, we would be forced to reduce operating expenditures and/or cease operations altogether.

NOTE 5 - PREPAID EXPENSES

Prepaid expenses consist of two components: prepaid consulting fees and other prepaid expenses. The prepaid consulting fees are calculated amounts from the issuance of common stock, warrants or options to consultants for various services that we do not have internal infrastructure to perform. The amortization periods coincide with terms of the agreements. The other prepaid expenses contain amounts we have prepaid for general and administrative purposes and are being expensed as utilized.

During the three months ended March 31, 2006, we entered into various consulting agreements and issued (i) 1,000,000 shares of our common stock (valued at $200,000 based on an average five day closing sale price of our common stock) as compensation for management services to a consultant, (ii) 150,000 two-year warrants exercisable at $0.25 per share (valued at $37,314 using the Black-Scholes pricing model) as compensation to a consultant for strategic planning and public relations; and (iii) 600,000 shares of our common stock (valued at $180,000 based on an average five day closing sale price of our common stock) and 1,000,000 two-year warrants, (in 500,000 increments exercisable at $0.50 and $1.00) valued at $216,021 using the Black-Scholes pricing model as compensation to a consulting firm for strategic planning and public relations. Amortization of these issuance costs will vary between six and twenty four months to coincide with the term of the consulting agreements.

Components of prepaid expenses are as follows:

	March 31,	December 31,
	2006	2005
Prepaid consulting fees	$558,573	$142,276
Other prepaid expenses	9,282	21,120
	$567,855	$163,396

NOTE 6 - PARTICIPATION MINING RIGHTS

The Participation Mining Rights are the capitalized investments we made in the mineral exploration projects of the FSC Project in South Africa and the Holdsworth Project in Canada. These investments are in the form of: (a) shares of our common stock and warrants issued to purchase the rights to explore or buy assets, (b) cash expenditures required by the agreements we entered into to obtain those rights, and (c) historical costs we recorded as part of certain acquisitions. We have amortized all of the projects costs except for the remaining cash balance held by Kwagga for the FSC Project. We do not have the right to a refund of that remaining balance, except in very specific events and therefore do not consider those funds to be a prepaid expense, but an investment in exploration.

We have adopted the policy to expense all further exploration project expenses as incurred (less any fixed assets or other normally capitalized costs) until we can establish a timeline for revenue recognition from either the mining of a mineral or the sale of a developed property.

FSC and Holdsworth Projects

In June 2003, we acquired two exploration projects in a transaction with Hawk Precious Minerals USA, Inc., (“Hawk USA”), a wholly owned subsidiary of Toronto-based Hawk Precious Minerals Inc., (“Hawk”). Hawk is an affiliate of ours. One of the projects is the FSC Project, in which we have acquired a 35 percent equity interest in the company Kwagga Gold (Proprietary) Limited (“Kwagga”) in exchange for a $2,100,000 investment. Kwagga is a subsidiary of AfriOre International (Barbados) Ltd., (“AfriOre”). Kwagga holds the exploration rights for the FSC Project located in the Republic of South Africa adjacent to the major goldfields discovered at the historic Witwatersrand Basin. AfriOre is a precious minerals exploration company with offices in Johannesburg, South Africa and the operator of the FSC Project.

To date, we have invested $2,100,000 in Kwagga, which is being used to fund a three drillhole exploration program on the FSC Project that commenced in October 2003. Once the current exploration funds have been expended completely, estimated to be mid-year 2006, AfriOre and Kwagga will deliver to us a report describing the results of the drilling activities. Within 120 days of our receipt of that report, we have the option to increase our ownership position in Kwagga to 50 percent in exchange for a further investment of $1,400,000. We have had initial conversations with AfriOre regarding possible financing options for the next investment. If we choose not to make this additional investment, then we would continue to own the shares representing our 35 percent interest, but we would no longer have any rights to increase our participation and would be subject to rapid dilution resulting from any additional investment in Kwagga. Furthermore, should Kwagga fail to complete the entire drillhole program, we could realize a complete loss of any remaining funds advanced to Kwagga.

AfriOre consults with us regarding the work to be carried out on the FSC Project. AfriOre is responsible for ensuring that the property and the project are at all times in compliance with applicable laws. AfriOre is also required to provide us with quarterly written reports describing the work completed and the funds expended therewith. As consideration for its role as the project operator, AfriOre is entitled to a fee equal to 10 percent of all qualified expenditures made in connection with the FSC Project.

In accordance with South African legislation, Kwagga will offer to a black economic empowerment group an option to purchase up to a 28 percent equity stake in Kwagga at a price to be mutually agreed upon by us, Kwagga and AfriOre. If such empowerment groups exercises such right to be granted, our interest in Kwagga would be proportionately diluted. For example, if we own 50 percent of Kwagga’s outstanding capital stock prior to the time any black economic empowerment group purchases a 28 percent stake, we would own 36 percent of Kwagga’s outstanding capital after the sale.

After all of the funds contributed by us and any black empowerment group have been expended on the FSC Project, we, AfriOre and any such empowerment group will contribute on a pro rata basis all such further amounts necessary to continue funding the exploration work on the project on a pro rata basis. In the event any of the parties do not fully contribute in proportion to their respective equity interest in Kwagga, such party’s interest will be proportionately diluted.

Certain components of our Participation Mining Rights are based on the distributions made by us to Kwagga and further advanced to AfriOre to fund the drillhole program of the FSC Project. Of the $2,100,000 already invested in Kwagga, $56,326 remains in their cash reserves at March 31, 2006. The majority of all exploration expenses processed by AfriOre, is denominated in the South African Rand, whereas all of our funding has been in the US Dollar. Since June 30, 2003, the Rand has appreciated against the Dollar by as much as approximately 25 percent. This reduction in the US Dollar plus the cost overruns associated with the additional depth drilled on each drillhole (BH47 and BH48) and sidewall repair on BH48 are the major factors that have contributed to decreasing the initial 5 to 7 drillhole program on the FSC to be revised to only a three drillhole program. The initial drillhole, BH47 was completed in June 2004 to a depth of 2,984 meters (approximately 9,800 feet) and the second drillhole, BH48 was completed in August 2005 to a depth of 2,559 meters (approximately 8,400 feet).

In order for AfriOre to begin preparation to commence on the third drillhole, they must receive the drilling permit (issued by the Department of Minerals and Energy, which is currently in process) and be provided with additional satisfaction that we have secured funds of at least $500,000.

The other exploration project we acquired from Hawk USA in June 2003, is the Holdsworth Project, located in the Wawa area near the village of Hawk Junction, Ontario, Canada. The Holdsworth Project consists of 19 contiguous patented mining claims covering approximately 304 hectares (approximately 750 acres). The mining claims allow us to conduct exploration and exploitation activities in the near surface oxide zone of the Holdsworth Project. Once we have secured the financing, which we estimate to be approximately $150,000, our plan would be to conduct pre-exploration activities on the Holdsworth Project. The primary objective of these pre-exploration activities will be to confirm the results of prior exploration activities conducted on or near this property. Until we have the results of the pre-exploration activities, we will not be in a position to determine the scope and cost of further exploration activities, if any, necessary for the Holdsworth Project. Hawk USA’s contributions of its rights in the FSC Project and its mining claims held in the Holdsworth Project were valued at their historical cost, an aggregate of $246,210.

Components of participation mining rights are as follows:
	March 31, 2006	December 31, 2005
Investment made in Kwagga	$2,100,000	$2,100,000
Historical value assigned to the FSC & Holdsworth Projects	246,210	246,210
Miscellaneous costs (1)	82,889	82,889
Gross participation mining rights	2,429,099	2,429,099
Less exploration expenditures report by AfriOre and Kwagga	(2,043,674)	(1,979,197)
Less amortization of historical and miscellaneous costs	(329,099)	(329,099)
	$56,326	$120,803

(1)	Includes the June 2003 Hawk agreement costs and the issuance of an option to a former director.

NOTE 7 - DEBT ISSUANCE COSTS

Related to two secured convertible promissory notes (See Note 8 - Notes Payable) issued in the fourth quarter of 2005, we paid $7,361 of debt issuance costs for legal fees.

The following table summarizes the amortization of debt issuance costs:

	March 31, 2006	December 31, 2005
Gross debt issuance costs	$7,361	$7,361
Less: amortization of debt issuance costs	(6,379)	(2,699)
Debt issuance costs, net	$982	$4,662

NOTE 8 - NOTES PAYABLE

Promissory Note with Andrew Green

In May 2005, we entered into a short-term loan arrangement with a shareholder, Andrew Green, (“Mr. Green”) whereby we borrowed $250,000 through a purchase agreement with an unsecured promissory note (“PN”). The PN bore an initial interest rate of six percent per annum, which increased to 18 percent per annum on July 15, 2005 because we did not repay the PN in full by July 15, 2005.

As additional consideration for the PN, we agreed to amend the terms of a warrant (originally issued as part of our October 2003 private placement) to purchase up to 500,000 shares of our common stock held by Mr. Green to reduce the exercise price from $0.25 per share to $0.01 per share based on a default provision in the PN, and we recorded a non-cash interest charge of $55,284 based on the Black-Scholes pricing model. Furthermore, since we had not repaid the PN in full by July 15, 2005, we were required to issue 50,000 shares of our unregistered common stock for each month there remained an outstanding balance beginning August 15, 2005, up to a maximum issuance of 150,000 shares. As of October 15, 2005, we have issued 150,000 of such penalty shares. We recorded the issuance of these penalty shares as an additional interest component, valuing each issuance with the closing sale price of our common stock, thereby recording $20,000 in additional non-cash interest expense.

In August 2005, Mr. Green exercised the warrant to purchase 500,000 shares of common stock and we deducted the new warrant exercise price ($0.01 per share) of $5,000 in the aggregate from the accrued interest owed to him from the PN.

The PN had a due date of September 15, 2005. On October 18, 2005, Mr. Green informed us that he did not consider us in default as of September 16, 2005 and furthermore was open to signing a new note arrangement. See the information that follows pertaining to our new agreement with Mr. Green.

Secured Convertible Promissory Note with Pacific Dawn Capital, LLC and Andrew Green

On September 30, 2005, we issued Pacific Dawn Capital, LLC, a California limited liability company (“Pacific”) a six-month secured convertible promissory note (the “Pacific Note”) in the principal amount of $600,000, or such lesser amount that is actually drawn by us pursuant to a loan and security agreement with Pacific dated September 30, 2005 (the “Pacific Loan Agreement”). The Pacific Note is secured by substantially all of our assets and bore an interest rate of six percent per annum. In order to effectuate the note, Pacific required the personal guaranty of Stephen D. King, a board member of ours. In exchange for agreeing to personally guaranty our obligations under the Pacific Note, we issued Mr. King a two-year warrant to purchase 1,000,000 shares of our common stock at a price of $0.15 per share.

Under the Pacific Loan Agreement, beginning October 1, 2005, we have the right to draw up to $100,000 per month (up to an aggregate of $600,000) by providing Pacific notice of our intent to exercise a monthly draw along with a report of the exploration operations for Bates-Hunter. Pacific has the right to reject the draw if it is not satisfied with the report. If we fail to exercise a draw during any month, we waive our right to draw the $100,000 for that month.

On October 3, 2005, we drew the initial monthly amount of $100,000 and issued to Pacific (i) 500,000 shares of our un-registered common stock (with piggyback registration rights) and (ii) issued a five-year warrant to purchase up to 1,000,000 shares of our common stock with an exercise price of $0.12 per share, subject to adjustment as defined in the agreement. For each subsequent $100,000 monthly draw, we will issue another five-year warrant to purchase up to 1,000,000 shares of our common stock with an exercise price of $0.12 per share.

We also provided Pacific certain preemptive rights under the Pacific Loan Agreement. Furthermore, Pacific has the right to convert any portion of the principal or interest of the Pacific Note outstanding into shares of our common stock based on a conversion rate equal to $0.20 per share and is considered to be conventional convertible debt under the accounting guidance of Emerging Issues Task Force (“EITF”) 05-2. We hold the right to call the Pacific Note at any time the average over 20 consecutive trading days of the daily average of the high and low fair market value of our common stock is at or above $0.50 per share and the shares have been registered.

On November 1, 2005, we entered into a new loan and security agreement with Andrew Green (the “Green Note”) whereby his original $250,000 unsecured note (“Existing Financing”) which became due was refinanced to allow us to draw up to an aggregate of $600,000, on terms similar to the Pacific Loan Agreement, as amended. In consideration for refinancing the Existing Financing into the Green Note, we issued a five-year warrant to purchase up to 2,500,000 shares of our common stock with an exercise price of $0.12 per share, subject to adjustment as defined in the agreement. On November 9, 2005, we drew the initial monthly amount of $100,000 and issued to Mr. Green (i) 500,000 shares of our un-registered common stock (with piggyback registration rights) and (ii) issued a five-year warrant to purchase up to 1,000,000 shares of our common stock with an exercise price of $0.12 per share. The Green Note bears interest of 12 percent per annum. The Green Note requires no payments until the maturity date of April 30, 2006. We have the option to prepay interest accruing on any given month by paying either (i) the amount of the monthly accrual in cash or (ii) by issuing 50,000 shares of common stock. The Green Note is convertible at Mr. Green’s option at a conversion rate of $0.20 per share and is considered to be conventional convertible debt under the accounting guidance of EITF 05-2. We have a call option that triggers at any time the average over 20 consecutive trading days of the daily average of the high and low fair market value of our common stock is at or above $0.50 per share and the shares are registered. In order to effectuate the Green Note, Mr. Green required the personal guaranty of Stephen D. King, a board member of ours. In exchange for agreeing to personally guaranty our obligations under the Green Note, we issued a two-year warrant to purchase 1,000,000 shares of our common stock at a price of $0.15 per share to Mr. King.

Contemporaneously, we amended the Pacific Loan Agreement and Pacific Note to allow for similar terms between Mr. Green and Pacific and to enable the parties to have equal security interests in our Company. Pursuant to an intercreditor agreement between Mr. Green and Pacific, Mr. Green is pari passu in a secondary security interest to the assets of the Company. The amended note allows Pacific to receive a monthly interest rate of 12 percent per annum (versus the original rate of six percent). Furthermore, the amended note requires no payments until the maturity date of April 30, 2006 and the monthly interest payments have been modified as follows: we have the option to prepay interest accruing on any given month by paying either (i) the amount of the monthly accrual in cash or (ii) by issuing 50,000 shares of common stock.

The application of the provisions of EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” and EITF 00-27, “Application of Issue 98-5 to Certain Convertible Instruments” for Mr. Green and Pacific resulted in the proceeds of the two loans being allocated based on the relative fair value of the loan, common stock and warrants. Lastly, due to the reduced relative fair value assigned to the convertible debt, the debt has a beneficial conversion feature that is “in-the-money” on the commitment date. Based on EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” the amount of the discount assigned to the beneficial conversion feature was limited to the amount of the proceeds allocated to the debt instrument.

Unsecured Promissory Note

On October 10, 2005, we entered into a short-term loan arrangement with a shareholder whereby we borrowed $100,000 through a purchase agreement with an unsecured promissory note. The promissory note bears an interest rate of six percent per annum and matures on April 10, 2006. As further consideration for the financing, we issued a five-year warrant to purchase up to 1,000,000 shares of our common stock with an exercise price of $0.12 per share, subject to adjustment as defined in the agreement.

The proceeds of the loan were allocated based on the relative fair value of the loan and the warrants granted in accordance with APB 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants.”

Notes Payable - Summarized

During the three months ended March 31, 2006, we drew an additional $350,000, therefore, through the inception of the notes and as of March 31, 2006, we have received an aggregate sum of $1,100,000 in debt financing, issued 1,000,000 shares of common stock and issued 13,000,000 warrants. The weighted average interest rate for all debt outstanding as of March 31, 2006 was 11.5 percent.

The following table summarizes the note payable balances:

Original gross proceeds	$750,000
Less: original issue discount at time of issuance of note for common stock and warrants	(521,304)
Less: beneficial conversion feature	(179,977)
48,719
Less: principal payments	--
Add: amortization of original issue discount and beneficial conversion feature	252,392
Balance at December 31, 2005	301,111
Additional draws on notes payable	350,000
Less: original issue discount at time of issuance of note for warrants	(252,014)
Less: beneficial conversion feature	(97,986)
--
Less: principal payments	--
Add: amortization of original issue discount and beneficial conversion feature	645,856
Balance at March 31, 2006	$946,967

NOTE 9 - COMPREHENSIVE LOSS

Comprehensive loss includes our net loss and the change in unrealized gain (loss) on available for sale investments (the 175,000 shares of MacDonald common stock held). We report the unrealized gain (loss) on the investment in securities in our Condensed Consolidated Balance Sheet. The following table details the changes in our Accumulated Other Comprehensive Loss balance:

Balance at December 31, 2005	$(7,644)
Unrealized gain	6,734
Balance at March 31, 2006	$(910)

NOTE 10- STOCK OPTIONS

On January 1, 2006, the Company adopted Financial Accounting Standards Board (“FASB”) Statement No. 123(R), “Share-Based Payment,” which requires the fair value of share-based payments, including grants of employee stock options and employee stock purchase plan shares, to be recognized in the income statement based on their fair values unless a fair value is not reasonable estimable. Prior to the Company’s adoption of SFAS No. 123(R), the Company followed the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related interpretations, as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.” The fair value of the Company’s stock options issued prior to the adoption of SFAS No. 123(R) was estimated using a Black-Scholes option valuation model.  This model requires the input of highly subjective assumptions, including expected stock price volatility and the estimated life of each award.  The fair value of these stock options was estimated assuming no expected dividends and estimates of expected life, volatility and risk-free interest rate at the time of grant.  Prior to the adoption of SFAS No. 123(R), the Company used historical and implied market volatility as a basis for calculating expected volatility.

No share-based employee compensation cost was recognized in the consolidated statement of operations for the periods ended March 31, 2006 and 2005. We did not grant any employee stock options during the three months ended March 31, 2006.

The Company elected to adopt the modified prospective method, under which prior periods are not revised for comparative purposes. The valuation provisions of SFAS No. 123R apply to new grants and to grants that were outstanding as of the effective date and are subsequently modified. Estimated compensation for grants that were outstanding as of the effective date will be recognized over the remaining service period using the compensation cost estimated for the SFAS No. 123 pro forma disclosures.

The impact of adopting Statement No. 123(R) can not be predicted at this time because it will depend on levels of share-based payments granted in the future, valuation methodology adopted and assumptions selected at the time of future grants. With the adoption of Statement No. 123(R), we may elect to utilize a different valuation method and/or different valuation assumptions. These selections may have a significant impact on the amount of share-based payment expense under Statement No. 123(R).

On January 13, 2006, the Company’s Board of Directors approved the amendment of its 2001 Employee Stock Option Plan (the “2001 Plan”) to increase the shares reserved under the 2001 Plan from 1,450,000 to 2,500,000 shares.

NOTE 11 - RESTATEMENT

Statement of Operations Restatement for the Three Months Ended March 31, 2005

The following table reconciles the previously reported net loss amount to the restated net loss amount for the quarter ended March 31, 2005. No loss per share adjustment was required.

Net Loss
Previously reported amount	$(1,686,754)
G & A expenses previously recorded	917,830
Exploration expenses previously recorded	590,796
Restated G & A expenses (a)	(1,047,040)
Restated exploration expenses (b)	(269,020)
Restated net loss for the quarter ended March 31, 2005	$(1,494,188)

(a) An additional $129,210 of prepaid expenses resulted from the amortization of the value of the warrant issued in January 2005 for consulting services.

(b) A reduction of the quarterly expense resulted from a translation error in calculating the US dollar equivalent from the reported amounts in the South African Rand. The information transmitted was incorrectly interpreted, requiring a reduction adjustment of $321,776.

Statement of Cash Flows Restatement for the Three Months Ended March 31, 2005

We made corrections in the presentation of the cash flow statements within the Operation Activities section only, with no correction to the net cash used in operating activities as reported previously. The following table reconciles the net loss to the restated amount for the quarter ended March 31, 2005.

Previously reported amortization of participation mining rights	$466,084
Corrected amortization of participation mining rights	(144,308)
Reclass of amortization of prepaid consulting fees related to stock/warrants	(177,335)
Previously reported prepaid expenses from changes in operating assets	(163,425)
Corrected prepaid expenses from changes in operating assets	211,550
Net adjustment	192,566
Previously reported operating activities net loss	(1,686,754)
Corrected operating activities net loss	$(1,494,188)

NOTE 12 - SUBSEQUENT EVENTS

On April 28, 2006, the Company completed a round of financing through the exercise of issued and outstanding warrants to certain warrant holders who qualified as accredited investors. For each two warrants exercised by a warrant holder (at a price of $0.25 per share), the warrant holder received two shares of common stock and a new three-year warrant (with an exercise price of $0.50 per share). Certain of the warrant holders were offered a limited time reduction of the exercise price (in which the warrants were originally price from $5.50 to $0.75 per share) of $0.25 per share.  The Company received subscription agreements to exercise approximately 15.8 million common stock purchase warrants and as a result, expects to receive approximately $3.9 million in cash. With these additional funds, the Company re-paid all of its outstanding principal debt under three promissory notes (in the aggregate amount of $1,100,000) in May 2006.

NOTE 13 - RECENT ACCOUNTING PRONOUNCEMENTS

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections” which replaces APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28.” SFAS 154 changes the requirements for the accounting for and the reporting of a change in accounting principle.  Previously, most voluntary changes in accounting principles required recognition by recording a cumulative effect adjustment within net income in the period of change.  SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the specific period effects or the cumulative effect of the change.  SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005.  During the quarter ended March 31, 2006, the Company adopted SFAS 154.  The adoption had no impact on the Company’s consolidated financial statements for the first quarter of 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Wits Basin Precious Minerals Inc. and subsidiaries (an exploration stage company)

We have audited the accompanying consolidated balance sheets of Wits Basin Precious Minerals Inc., and subsidiaries (an exploration stage company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss, and cash flows for the years ended December 31, 2005 and 2004, and the period from May 1, 2003 (inception of exploration stage) to December 31, 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wits Basin Precious Minerals Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, and the period from May 1, 2003 (inception of exploration stage) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company had net losses for the years ended December 31, 2005 and 2004 and had an accumulated deficit at December 31, 2005. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Carver Moquist & O’Connor, LLC

Minneapolis, Minnesota
March 30, 2006

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
Assets
Current assets:
Cash	$117,816	$1,122,348
Receivables	—	30,817
Investment	11,260	18,904
Prepaid expenses	163,396	317,276
Total current assets	292,472	1,489,345

Property and equipment, net	89,559	—
Participation mining rights, net	120,803	840,310
Debt issuance costs, net	4,662	80,359
Total Assets	$507,496	$2,410,014

Liabilities and Shareholders’ Equity
Current liabilities:
Notes payable, net of original issue discount	$301,111	$87,279
Accounts payable	136,223	191,631
Accrued expenses	65,972	133,595
Total current liabilities	503,306	412,505

Accrued guarantee fee	—	30,000
Private placement escrow	—	734,950
Total liabilities	503,306	1,177,455

Commitments and contingencies

Shareholders’ equity:
Common stock, $.01 par value, 150,000,000 shares
authorized: 65,674,329 and 42,601,612 shares issued and
outstanding at December 31, 2005 and 2004, respectively	656,743	426,016
Additional paid-in capital	34,487,774	31,388,817
Warrants	6,418,685	5,238,405
Accumulated deficit	(22,932,460)	(22,932,460)
Deficit accumulated during the exploration stage,
subsequent to April 30, 2003	(18,618,908)	(12,888,219)
Accumulated other comprehensive loss	(7,644)	—
Total shareholders’ equity	4,190	1,232,559
Total Liabilities and Shareholders’ Equity	$507,496	$2,410,014

The accompanying notes are an integral part of these consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

			May 1, 2003
			(inception) to
	December 31,		Dec. 31,
	2005	2004	2005
Revenues	$—	$—	$—
Operating expenses:
General and administrative	3,777,977	1,764,773	6,916,932
Exploration expenses	1,134,386	1,155,542	7,631,218
Depreciation and amortization	110,703	247,087	439,050
Stock issued as penalty	—	2,152,128	2,152,128
Loss (gain) on impairment of Brazmin	(75,000)	742,578	667,578
Loss on disposal of assets	—	—	1,633
Total operating expenses	4,948,066	6,062,108	17,808,539
Loss from operations	(4,948,066)	(6,062,108)	(17,808,539)

Other income (expense):
Interest income	—	—	2,225
Interest expense	(782,623)	(295,045)	(1,077,668)
Total other expense	(782,623)	(295,045)	(1,075,443)
Loss from operations before income tax benefit and discontinued operations	(5,730,689)	(6,357,153)	(18,883,982)
Benefit from income taxes	—	—	243,920
Loss from continuing operations	(5,730,689)	(6,357,153)	(18,640,062)

Discontinued operations (See Note 3):
Gain from discontinued operations	—	21,154	21,154
Net loss	$(5,730,689)	$(6,335,999)	$(18,618,908)

Basic and diluted net loss per common share:
Continuing operations	$(0.09)	$(0.19)	$(0.48)
Discontinued operations	—	—	—
Net loss	$(0.09)	$(0.19)	$(0.48)

Basic and diluted weighted average
common shares outstanding	61,637,933	33,633,074	39,070,732

The accompanying notes are an integral part of these consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND
COMPREHENSIVE LOSS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

			Additional
	Common stock		paid-in
	Shares	Amount	capital	Warrants
BALANCE, December 31, 2003	30,297,181	$302,972	$27,423,258	$4,146,438

Issuance of 700,000 shares of common stock and
150,000 5-year warrants to purchase Brazmin
Ltda in February 2004	700,000	7,000	679,000	147,000
Issuance of 2,380,000 shares of common stock
deemed as penalty shares related to October
2003 private placement	2,038,000	20,380	2,131,748	--
Exercise of stock option by former directors in
February and March 2004	240,000	2,400	150,000	--
Issuance of 1,928,571 warrants in connection with
April 2004 secured promissory note payable and
personal guaranty	--	--	--	650,000
Issuance of 200,000 shares of common stock in June
2004 for option agreement of McFaulds Lake	200,000	2,000	82,000	--
Partial consideration returned for terminating the
purchase of Brazmin Ltda.	(400,000)	(4,000)	(112,000)	--
Conversion of accounts payable to common stock
at $0.27 per share in August 2004	250,000	2,500	65,000	--
Exercise of 576,461 warrants at $0.25 per share
under repricing offer in September & October 2004	576,431	5,764	138,344	--
Issuance of 30,000 warrants at $1.00 per share in
connection with bridge loan with affiliate	--	--	--	7,633
Issuance of 100,000 warrants at $0.10 per share in
November 2004 for financial services	--	--	--	33,834
Issuance of common stock at $0.10, in private
placement in December 2004 and warrants at
$0.25 per share	8,450,000	84,500	507,000	253,500
Deferred compensation related to consulting
Agreements for Brazmin Ltda.	--	--	109,967	--
Conversion of accounts payable to common stock
at $0.26 per share in December 2004	250,000	2,500	62,500	--
Additional stock option compensation under
variable plan accounting	--	--	72,000	--
Contributed services by an executive	--	--	80,000	--
Net loss and comprehensive loss	--	--	--	--
BALANCE, December 31, 2004	42,601,612	426,016	31,388,817	5,238,405

Issuance of common stock and warrants in January
2005 private placement at $0.10 per unit (net of
offering costs of $31,331)	16,600,000	166,000	1,015,159	447,510
Issuance of 275,000 shares of common stock in
January 2005 for purchase option rights of
Bates-Hunter Gold Mine	275,000	2,750	91,250	--
Conversion of note payable principal and interest
into common stock from April thru November 2005	2,400,000	24,000	304,861	--

			Additional
	Common stock		paid-in
	Shares	Amount	capital	Warrants
Additional compensation for re-pricing of
3,063,834 warrants granted to two consultants	--	--	--	209,817
Exercise of warrants with cash	794,150	7,941	204,147	(53,258)
Issuance of 1,353,567 shares of common stock,
200,000 options and 2,800,000 warrants to
consultants during 2005 for services	1,353,567	13,536	289,566	905,120
Exercise of warrants in lieu of interest
due on note payable	500,000	5,000	81,264	(81,264)
Issuance of 150,000 shares of common stock and
re-pricing of 500,000 warrants for late
payment penalty on note payable	150,000	1,500	18,500	55,284
Issuance of 1,000,000 shares of common stock and
9,500,000 warrants and recording a beneficial
conversion charge related to 2005 notes payable	1,000,000	10,000	214,011	477,270
Warrants that expired during 2005 without exercise	--	--	780,199	(780,199)
Contributed services by an executive	--	--	100,000	--
Comprehensive loss:
Net loss	--	--	--	--
Unrealized loss on investment	--	--	--	--
Total comprehensive loss	--	--	--	--
BALANCE, December 31, 2005	65,674,329	$656,743	$34,487,774	$6,418,685

The accompanying notes are an integral part of these consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND
COMPREHENSIVE LOSS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Accumulated deficit	Deficit accumulated (1)	Accumulated other comprehensive loss	Total
BALANCE, December 31, 2003	$(22,932,460)	$(6,552,220)	$--	$2,387,988

Issuance of 700,000 shares of common stock and
150,000 5-year warrants to purchase Brazmin
Ltda in February 2004	--	--	--	833,000
Issuance of 2,380,000 shares of common stock
deemed as penalty shares related to October
2003 private placement	--	--	--	2,152,128
Exercise of stock option by former directors in
February and March 2004	--	--	--	152,400
Issuance of 1,928,571 warrants in connection with
April 2004 secured promissory note payable and
personal guaranty	--	--	--	650,000
Issuance of 200,000 shares of common stock in June
2004 for option agreement of McFaulds Lake	--	--	--	84,000
Partial consideration returned for terminating the
purchase of Brazmin Ltda.	--	--	--	(116,000)
Conversion of accounts payable to common stock
at $0.27 per share in August 2004	--	--	--	67,500
Exercise of 576,461 warrants at $0.25 per share
under repricing offer in September & October 2004	--	--	--	144,108
Issuance of 30,000 warrants at $1.00 per share in
connection with bridge loan with affiliate	--	--	--	7,633
Issuance of 100,000 warrants at $0.10 per share in
November 2004 for financial services	--	--	--	33,834
Issuance of common stock at $0.10, in private
placement in December 2004 and warrants at
$0.25 per share	--	--	--	845,000
Deferred compensation related to consulting
agreements for Brazmin Ltda.	--	--	--	109,967
Conversion of accounts payable to common stock
at $0.26 per share in December 2004	--	--	--	65,000
Additional stock option compensation under
variable plan accounting	--	--	--	72,000
Contributed services by an executive	--	--	--	80,000
Net loss and comprehensive loss	--	(6,335,999)	--	(6,335,999)
BALANCE, December 31, 2004	(22,932,460)	(12,888,219)	--	1,232,559

Issuance of common stock and warrants in January
2005 private placement at $0.10 per unit (net of
offering costs of $31,331)	--	--	--	1,628,669
Issuance of 275,000 shares of common stock in
January 2005 for purchase option rights of
Bates-Hunter Gold Mine	--	--	--	94,000
Conversion of note payable principal and interest
into common stock from April thru November 2005	--	--	--	328,861

	Accumulated deficit	Deficit accumulated (1)	Accumulated other comprehensive loss	Total
Additional compensation for re-pricing of
3,063,834 warrants granted to two consultants	--	--	--	209,817
Exercise of warrants with cash	--	--	--	158,830
Issuance of 1,353,567 shares of common stock,
200,000 options and 2,800,000 warrants to
consultants during 2005 for services	--	--	--	1,208,222
Exercise of warrants in lieu of interest
due on note payable	--	--	--	5,000
Issuance of 150,000 shares of common stock and
re-pricing of 500,000 warrants for late
payment penalty on note payable	--	--	--	75,284
Issuance of 1,000,000 shares of common stock and
9,500,000 warrants and recording a beneficial
conversion charge related to 2005 notes payable	--	--	--	701,281
Warrants that expired during 2005 without exercise	--	--	--	--
Contributed services by an executive	--	--	--	100,000
Comprehensive loss:
Net loss	--	(5,730,689)	--	--
Unrealized loss on investment	--	--	(7,644)	--
Total comprehensive loss	--	--	--	(5,738,333)
BALANCE, December 31, 2005	$(22,932,460)	$(18,618,908)	$(7,644)	$4,190

(1)	Deficit accumulated during the exploration stage, subsequent to April 30, 2003.

The accompanying notes are an integral part of these consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			May 1, 2003
			(inception) to
	December 31,		Dec. 31,
	2005	2004	2005
OPERATING ACTIVITIES:
Net loss	$(5,730,689)	$(6,335,999)	$(18,618,908)
Adjustments to reconcile net loss to cash
flows from operating activities:
Depreciation and amortization	110,703	247,087	439,050
Loss on disposal of assets	—	—	1,633
Loss on impairment of Brazmin	—	742,578	742,578
Issue of common stock for exploration rights in excess of historical cost	94,000	—	4,935,290
Amortization of participation mining rights	613,857	865,340	1,979,197
Amortization of debt issuance costs	83,058	51,138	134,196
Amortization of original issue discount	649,613	252,779	902,392
Amortization of prepaid consulting fees related to issuance of warrants and common stock	1,155,679	—	1,819,762
Compensation expense related to stock options and warrants	280,500	355,934	749,998
Contributed services by an executive	100,000	80,000	204,500
Issuance of common stock as penalty related to October 2003 private placement	—	2,152,128	2,152,128
Interest expense related to issuance of common stock and warrants	88,790	—	88,790
Changes in operating assets and liabilities:
Accounts receivable, net	30,817	—	43,017
Prepaid expenses	135,740	295,501	180,106
Accounts payable	(55,408)	132,405	83,081
Accrued expenses	(92,623)	110,972	(154,615)
Net cash used in operating activities	(2,535,963)	(1,050,137)	(4,317,805)

INVESTING ACTIVITIES:
Purchases of property and equipment	(94,612)	—	(94,612)
Proceeds from sale of Brazmin	—	25,000	25,000
Investment in participation mining rights	—	(411,232)	(2,239,121)
Net cash used in investing activities	(94,612)	(386,232)	(2,308,733)

FINANCING ACTIVITIES:
Payments on long-term debt	(169,145)	(165,500)	(334,645)
Private placement advances held in escrow	(734,950)	734,950	—
Cash proceeds from issuance of common stock, net
of offering costs	1,628,669	845,000	4,725,272
Cash proceeds from exercise of stock options	—	152,400	169,900
Cash proceeds from exercise of warrants	158,830	144,108	302,938
Cash proceeds from short-term debt	750,000	—	750,000
Cash proceeds from long-term debt	—	650,000	650,000
Debt issuance costs	(7,361)	(131,497)	(138,858)
Net cash provided by financing activities	1,626,043	2,229,461	6,124,607

Change in Cash and Cash Equivalents of Discontinued Operations	—	(34,734)	(77,293)
INCREASE (DECREASE) IN CASH EQUIVALENTS	(1,004,532)	758,358	(579,224)
CASH AND EQUIVALENTS, beginning of period	1,122,348	363,990	697,040
CASH AND EQUIVALENTS, end of period	$117,816	$1,122,348	$117,816

The accompanying notes are an integral part of these consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 and 2004

NOTE 1 - NATURE OF BUSINESS

Wits Basin Precious Minerals Inc., and subsidiaries (“we,” “us,” “our,” “Wits Basin” or the “Company”) is a minerals exploration and development company based in Minneapolis, Minnesota. As of December 31, 2005, we hold interests in mineral exploration projects in South Africa (FSC Project), Canada (Holdsworth) and Colorado (Bates-Hunter).

Our primary holding is a 35 percent interest in the company Kwagga Gold (Proprietary) Limited (“Kwagga”), which holds the rights and interests in the “FSC Project,” an exploration project adjacent to the historic Witwatersrand goldfields in South Africa. We own the exploration rights of the “Holdsworth Project,” a property located near the village of Hawk Junction, Ontario, Canada. We acquired rights to the FSC and Holdsworth Projects in June 2003. On January 21, 2005, we acquired purchase rights under a purchase agreement, which provides us with exploration rights of the Bates-Hunter Gold Mine located in Central City, Colorado and the possible future purchase of the assets of the Hunter Gold Mining Corporation. As of the date of this Annual Report, we do not claim to have any mineral reserves on our properties.

Until March 14, 2003, we provided industry-specific solutions for managing, sharing and collaborating on business information on the Internet through our Hosted Solutions Business and until April 30, 2003, we provided accounting software through our Accounting Software Business. We sold substantially all of the assets relating to our Hosted Solutions and Accounting Software Businesses as of such dates and as a result, we became an exploratory stage company effective May 1, 2003.

As of December 31, 2005, we do not directly own any permits, we possess only a few pieces of equipment and we employ insufficient numbers of personnel necessary to actually explore and/or mine for minerals, therefore, we will be substantially dependent on the third party contractors we engage to perform such operations.

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended December 31, 2005, we incurred losses from continuing operations of $5,730,689. At December 31, 2005, we had an accumulated deficit of $41,551,368 and working capital deficit of $210,834. Our ability to continue as a going concern is dependent on our ability in raising the required additional capital or debt to meet short and long-term operating requirements. We believe that private placements of equity capital and debt financing may be adequate to fund our long-term operating requirements. We may also encounter business endeavors that require significant cash commitments or unanticipated problems or expenses that could result in a requirement for additional cash. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our current shareholders could be reduced, and such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict our operations. We are continuing to pursue external financing alternatives to improve our working capital position. If we are unable to obtain the necessary capital, we may have to cease operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Wits Basin Precious Minerals Inc., and our wholly owned subsidiaries: (i) Gregory Gold Producers, Inc; (ii) Active Hawk Minerals, LLC; (iii) Red Wing Business Systems, Inc; and (iv) Champion Business Systems, Inc. Red Wing Business Systems, Inc., and Champion Business Systems, Inc., became inactive subsidiaries after the sale of our Accounting Software Business in 2003. All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

We include as cash equivalents: (a) certificates of deposit, and (b) all other investments with maturities of three months or less, which are readily convertible into known amounts of cash. We maintain our cash in high-quality financial institutions. The balances, at times, may exceed federally insured limits.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives ranging from five to seven years.

Long-Lived Assets

We will periodically evaluate the carrying value of long-lived assets to be held and used, including but not limited to, capital assets and intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

Segment Reporting

Due to the reclassification of our Hosted Solutions Business into discontinued operations, we have a single operating segment. The single operating segment is that of minerals exploration.

Revenue Recognition and Deferred Revenue

We currently do not have the ability to generate revenues from our investments in Kwagga (the FSC Project), Holdsworth, or Bates-Hunter. Furthermore, we do not expect to generate revenues for the foreseeable future.

Exploration Expenses

If we acquire a project that has no known reserves or resources, exploration expenses will be charged as incurred (less any fixed assets or other normally capitalized costs) until such time as proven resources or reserves have been properly established.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Based Compensation

For the year ended December 31, 2005 and as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” we accounted for share-based payments to employees and directors using the intrinsic value method under Accounting Principles Board (“APB”) Opinion No. 25. As such, we do not recognize compensation cost related to these stock option grants if the exercise price of the options equals or exceeds the fair value of the underlying stock at issuance date. Our general policy is to grant stock options and warrants at fair value at the date of grant. We recorded expense related to stock based compensation issued to non-employees in accordance with SFAS No. 123.

For the years ended December 31, 2005 and 2004, we recorded compensation expense pursuant to APB Opinion No. 25 and related interpretations on options granted and due to modifications of options of $0 and $72,000, respectively. Had compensation expense for employees and directors been recognized based upon the fair value of options at the grant date consistent with the provisions of SFAS No. 123, our results would have been as follows:

			May 1, 2003
			(inception) to
	December 31,		December 31,
	2005	2004	2005
Net loss	$(5,730,689)	$(6,335,999)	$(18,618,908)
Stock-based employee compensation
expense included in net loss, net
of related tax effects	--	72,000	88,764
Stock-based employee compensation
expense determined under the fair
value based method, net of related
tax effects	(428,679)	(1,246,750)	(5,125,023)
Pro forma net loss	$(6,159,368)	$(7,510,749)	$(23,655,167)
Loss per share (basic and diluted):
As reported	$(0.09)	$(0.19)	$(0.48)
Pro forma	$(0.10)	$(0.22)	$(0.61)

In determining the compensation cost of the options granted during fiscal 2005 and 2004, as specified by SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes pricing model and the weighted average assumptions used in these calculations are summarized below:

	2005	2004
Risk-free interest rate	4.5% - 7.0%	4.5%
Expected volatility factor	176% - 190%	200%
Expected dividend	--	--
Expected option term	10 years	10 years

Off Balance Sheet Arrangements

As of December 31, 2005, we did not have any off-balance sheet activities (including the use of structured finance or special purpose entities) or any trading activities in non-exchange traded commodity contracts that have a current or future effect on our financial condition, changes in the financial condition, revenues or expenses, results of operation, liquidity, capital expenditures or capital resources that are material to our investors.

Financial Instruments

The carrying amounts for all financial instruments approximates fair value. The carrying amounts for cash and cash equivalents, accounts payable and accrued liabilities approximated fair value because of the short maturity of these instruments. The fair value of long-term debt approximated the carrying amounts based upon our expected borrowing rate for debt with similar remaining maturities and comparable risk.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) and items defined as other comprehensive income (loss). Items defined as other comprehensive income (loss) include such items as foreign currency translation adjustments and unrealized gains (losses) on certain marketable securities.

Net Loss per Common Share

Basic net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the periods presented. Diluted net loss per common share is determined using the weighted average number of common shares outstanding during the periods presented, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of options, warrants and conversion of convertible debt. In periods where losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

At December 31, 2005, the total principal and interest due on secured convertible debt was $672,442, which might be converted into 3,362,210 shares of our common stock, based on a $0.20 per share conversion price. Total options and warrants outstanding at December 31, 2005 were 6,132,000 and 40,126,998, respectively and total options and warrants outstanding at December 31, 2004 were 5,000,000 and 22,074,691, respectively. These shares were not included in computing the net loss per share because their net effects were antidilutive for each of the years ended December 31, 2005 and 2004.

Income Taxes

The Company accounts for income taxes using the liability method to recognize deferred income tax assets and liabilities. Deferred income taxes are provided for temporary differences between the financial reporting and tax bases of our assets and liabilities at currently enacted tax rates. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company has recorded a full valuation allowance against the net deferred tax asset due to the uncertainty of realizing the related benefits.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123(R), “Share-Based Payment,” which is a revision of SFAS No. 123, and supersedes APB Opinion No. 25. SFAS 123(R) requires all share-based payments to employees and directors, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on their fair values, using prescribed option-pricing models effective for the first annual period beginning after June 15, 2005. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition. The adoption of this statement becomes effective for the Company on January 1, 2006.

The impact of adopting Statement No. 123(R) can not be predicted at this time because it will depend on levels of share-based payments granted in the future, valuation methodology adopted and assumptions selected at the time of future grants. With the adoption of Statement No. 123(R), we may elect to utilize a different valuation method and/or different valuation assumptions. These selections may have a significant impact on the amount of share-based payment expense under Statement No. 123(R).

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections” which replaces APB Opinion No. 20 “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are currently evaluating the effect that the adoption of SFAS 154 will have on our consolidated results of operations and financial condition but do not expect that adoption will have a material impact.

NOTE 3 - DISCONTINUED OPERATIONS

Hosted Solutions Business

Until March 14, 2003, we provided industry-specific solutions for managing, sharing and collaborating business information on the Internet through our Hosted Solutions Business. On March 14, 2003, we sold all of the assets relating to our Hosted Solutions Business. We reported a gain of $21,154 from adjustments relating to disputes of accounts payable issues, which we reconciled in 2004.

NOTE 4 - RECEIVABLES

On August 3, 2004, we completed a termination agreement in which we sold our interest in Brazmin, Ltda., back to its original owner. In that agreement, we were due a $25,000 payment, which was received in January 2005. On December 2, 2004, we entered into an agreement with MacDonald Mines Exploration Ltd., a Canadian company listed on the TSXV under BMK (“MacDonald”) whereby they could earn a 55 percent interest in the McFaulds Lake Project. One of the provisions under the agreement required MacDonald to make a cash payment of $5,817, which was received in January 2005. See Note 8 - Participation Mining Rights for information regarding McFaulds Lake.

NOTE 5 - INVESTMENT

Further to the agreement described above with MacDonald, MacDonald was required to issue to us 175,000 shares of their common stock. The US Dollar value of the 175,000 shares of MacDonald we hold was $11,260 on December 31, 2005 and $18,904 on December 31, 2004. We consider this a current asset as we expect to sell these shares in the near term.

NOTE 6 - PREPAID EXPENSES

Prepaid expenses consist of two components: prepaid consulting fees and other prepaid expenses. The prepaid consulting fees are calculated amounts from the issuance of common stock, warrants or options to consultants for various services that we do not have internal infrastructure to perform. The amortization periods coincide with terms of the agreements. The other prepaid expenses contain amounts we have prepaid for general and administrative purposes and are being expensed as utilized.

In January 2005, we issued 2,000,000 warrants (which expire on December 31, 2006) exercisable at $0.225 per share as consulting fees in connection with international marketing and public relations services provided by a foreign corporation, Caribbean Consultants Holdings Associated S.A. The warrants were valued at $710,664 using the Black-Scholes pricing model and were amortized over a one-year period (ending December 2005) to coincide with the term of the consulting agreement.

In April 2005, we issued (i) 300,000 shares of our common stock (valued at $73,200 based on an average five day closing sale price of our common stock) and 300,000 two-year warrants exercisable at $0.50 per share (valued at $54,794 using the Black-Scholes pricing model) as compensation to a consultant for website marketing and monitoring programs; (ii) 150,000 two-year warrants (valued at $32,994 using the Black-Scholes pricing model) in 50,000 increments exercisable at $0.25, $0.50 and $0.75 per share as compensation to a consultant for advice with the investment capital markets and development of investment banking relationships and (iii) 150,000 two-year warrants exercisable at $0.30 per share (valued at $28,668 using the Black-Scholes pricing model) as compensation to two consultants (one 50,000 and one 100,000 issuance) who directly will be working with us on the Bates-Hunter project. Amortization of these issuance costs will vary between six and twenty four months to coincide with the term of the consulting agreements.

In May 2005, we entered into warrant exercise agreements with two consultants, allowing them a reduced exercise price on previously issued and outstanding warrants for a period of one year. They held an aggregate of 3,063,834 warrants exercisable with a range of original pricing from $0.40 to $5.50 per share. Each of the warrant exercise agreements allow for a predetermined number of warrants available for monthly exercise at $0.20 per share. An additional expense ($209,817) resulted from the modification of these warrants, which was calculated using the Black-Scholes pricing model, and is being amortized over an eleven month period to coincide with the terms of the agreements.

In September 2005, we issued 50,000 shares of our common stock (valued at $7,000 based on an average five day closing sale price of our common stock and fully amortized by December 31, 2005 to coincide with the terms of the agreement) as compensation to a consultant for advice with the investment capital markets.

On October 20, 2005, we issued 200,000 options out of our 2001 Employee Stock Option Plan, which allows for such grants, with an exercise price of $0.15 (the closing sale price of our common stock was $0.13) as compensation to a former board member related to advice of the investment capital markets outside of the US. The options were valued at $20,401 using the Black-Scholes pricing model and are being amortized over a two year period to coincide with the terms of the consulting agreement.

Components of prepaid expenses are as follows:

	December 31,
	2005	2004
Prepaid consulting fees	$142,276	$160,417
Other prepaid expenses	21,120	156,859
	$163,396	$317,276

NOTE 7 - PROPERTY AND EQUIPMENT

Related to our due diligence process at the Bates-Hunter Gold Mine in Colorado, we have made certain purchases of equipment ($94,612) necessary to operate and de-water the property. Depreciation of these purchases is calculated on a straight-line method over the estimated useful life, presently ranging from five to seven years, with the first years depreciation of $5,053.

NOTE 8 - PARTICIPATION MINING RIGHTS

The Participation Mining Rights are the capitalized investments we made in the mineral exploration projects of: (i) the FSC Project in South Africa, (ii) the Holdsworth Project in Canada, and (iii) the McFaulds Lake Project in Canada (which rights expired on December 31, 2005). These investments are in the form of: (a) shares of our common stock and warrants issued to purchase the rights to explore or buy assets, (b) cash expenditures required by the agreements we entered into to obtain those rights, and (c) historical costs we recorded as part of certain acquisitions. We have amortized all of the projects costs except for the remaining cash balance held by Kwagga for the FSC Project. We do not have the right to a refund of that remaining balance, except in very specific events and therefore do not consider those funds to be a prepaid expense, but an investment in exploration.

We have adopted the policy to expense all further exploration project expenses as incurred (less any fixed assets or other normally capitalized costs) until we can establish a timeline for revenue recognition from either the mining of a mineral or the sale of a developed property.

FSC and Holdsworth Projects

In June 2003, we acquired two exploration projects in a transaction with Hawk Precious Minerals USA, Inc., (“Hawk USA”), a wholly owned subsidiary of Toronto-based Hawk Precious Minerals Inc., (“Hawk”). Hawk is an affiliate of ours. One of the projects is the FSC Project, in which we have acquired a 35 percent equity interest in the company Kwagga Gold (Proprietary) Limited (“Kwagga”) in exchange for a $2,100,000 investment. Kwagga is a subsidiary of AfriOre International (Barbados) Ltd., (“AfriOre”). Kwagga holds the exploration rights for the FSC Project located in the Republic of South Africa adjacent to the major goldfields discovered at the historic Witwatersrand Basin. AfriOre is a precious minerals exploration company with offices in Johannesburg, South Africa and the operator of the FSC Project

To date, we have invested $2,100,000 in Kwagga, which is being used to fund a three drillhole exploration program on the FSC Project that commenced in October 2003. Once the current exploration funds have been expended completely, estimated to be mid-year 2006, AfriOre and Kwagga will deliver to us a report describing the results of the drilling activities. Within 120 days of our receipt of that report, we have the option to increase our ownership position in Kwagga to 50 percent in exchange for a further investment of $1,400,000. We have had initial conversations with AfriOre regarding possible financing options for the next investment. If we choose not to make this additional investment, then we would continue to own the shares representing our 35 percent interest, but we would no longer have any rights to increase our participation and would be subject to rapid dilution resulting from any additional investment in Kwagga. Furthermore, should Kwagga fail to complete the entire drillhole program, we could realize a complete loss of any remaining funds advanced to Kwagga.

AfriOre consults with us regarding the work to be carried out on the FSC Project. AfriOre is responsible for ensuring that the property and the project are at all times in compliance with applicable laws. AfriOre is also required to provide us with quarterly written reports describing the work completed and the funds expended therewith. As consideration for its role as the project operator, AfriOre is entitled to a fee equal to 10 percent of all qualified expenditures made in connection with the FSC Project.

In accordance with South African legislation, Kwagga will offer to a black economic empowerment group an option to purchase up to a 28 percent equity stake in Kwagga at a price to be mutually agreed upon by us, Kwagga and AfriOre. If such empowerment groups exercises such right to be granted, our interest in Kwagga would be proportionately diluted. For example, if we own 50 percent of Kwagga’s outstanding capital stock prior to the time any black economic empowerment group purchases a 28 percent stake, we would own 36 percent of Kwagga’s outstanding capital after the sale.

After all of the funds contributed by us and any black empowerment group have been expended on the FSC Project, we, AfriOre and any such empowerment group will contribute on a pro rata basis all such further amounts necessary to continue funding the exploration work on the project on a pro rata basis. In the event any of the parties do not fully contribute in proportion to their respective equity interest in Kwagga, such party’s interest will be proportionately diluted.

Certain components of our Participation Mining Rights are based on the distributions made by us to Kwagga and further advanced to AfriOre to fund the drillhole program of the FSC Project. Of the $2,100,000 already invested in Kwagga, $120,803 remains in their cash reserves at December 31, 2005. The majority of all exploration expenses processed by AfriOre, is denominated in the South African Rand, whereas all of our funding has been in the US Dollar. Since June 30, 2003, the Rand has appreciated against the Dollar by as much as approximately 25 percent. This reduction in the US Dollar plus the cost overruns associated with the additional depth drilled on each drillhole (BH47 and BH48) and sidewall repair on BH48 are the major factors that have contributed to decreasing the initial 5 to 7 drillhole program on the FSC to be revised to only a three drillhole program. The initial drillhole, BH47 was completed in June 2004 to a depth of 2,984 meters (approximately 9,800 feet) and the second drillhole, BH48 was completed in August 2005 to a depth of 2,559 meters (approximately 8,400 feet).

In order for AfriOre to begin preparation to commence on the third drillhole, they must receive the drilling permit (issued by the Department of Minerals and Energy, which is currently in process) and be provided with additional satisfaction that we have secured funds of at least $500,000.

The other exploration project we acquired from Hawk USA in June 2003, located in the Wawa area near the village of Hawk Junction, Ontario, Canada, is the Holdsworth Project. The Holdsworth Project consists of 19 contiguous patented mining claims covering approximately 304 hectares (approximately 750 acres). The mining claims allow us to conduct exploration and exploitation activities in the near surface oxide zone of the Holdsworth Project. Once we have secured the financing, which we estimate to be approximately $150,000, our plan would be to conduct pre-exploration activities on the Holdsworth Project. The primary objective of these pre-exploration activities will be to confirm the results of prior exploration activities conducted on or near this property. Until we have the results of the pre-exploration activities, we will not be in a position to determine the scope and cost of further exploration activities, if any, necessary for the Holdsworth Project.

Hawk USA’s contributions of its right in the FSC Project and its mining claims held in the Holdsworth Project were valued at their historical cost, an aggregate of $246,210. Based on the information we obtained from Hawk, we estimated that the value attributable to the FSC Project was $228,975. Based on this, the remaining value of $17,235 was assigned the Holdsworth Project.

McFaulds Lake

In June 2004, we entered into an option agreement to earn a 70 percent interest in five mining claims covering approximately 1,295 hectares (approximately 3,200 acres) in the McFaulds Lake area of the James Bay Lowlands, Attawapiskat Region of northern Ontario currently held under option by Hawk. This site is a VMS (volcanogenic massive sulphide) base metals project.

The option agreement required us to pay Cdn$60,000 ($45,501 US) and issue 200,000 shares of our common stock, valued at $84,000; therefore, we recorded our initial investment in McFaulds Lake at $129,501.

In December 2004, we entered into an agreement with MacDonald whereby they could earn a 55 percent interest (subject to the 2% royalties) in the McFaulds Lake Project. The option required MacDonald to make a cash payment of Cdn$10,000, issue 250,000 shares of its common stock, and pay the Cdn$200,000 exploration expenditures required by the option. An initial drillhole had been completed and no mineral value was detected from the assay. The Cdn$10,000 cash payment and the issuance of the 250,000 shares transpired in January 2005 and were divided between Hawk and us on our respective 30 percent and 70 percent basis. Our portion was valued at US$24,721 at December 31, 2004 (includes $5,871 of cash and $18,904 in MacDonald common stock).

The ownership of the option could not be transferred from Hawk to MacDonald and us until the final exploration expenditure had been made prior to December 31, 2005. Neither we nor MacDonald made the final Cdn$200,000 expenditure for exploration, which was required under the terms of the option agreement and therefore, our rights for McFaulds Lake lapsed on December 31, 2005.

Components of participation mining rights are as follows:

	December 31,
	2005	2004
Investment made in Kwagga	$2,100,000	$2,100,000
Historical value assigned to the FSC Project	228,975	228,975
Historical value assigned to the Holdsworth Project	17,235	17,235
Miscellaneous expenses (1)	82,889	82,889
McFaulds Lake	129,501	129,501
Gross participation mining rights	2,558,600	2,558,600
Less exploration expenditures reported by Kwagga	(1,979,197)	(1,365,340)
Less earn in option with MacDonald in McFaulds Lake (2)	(24,721)	(24,721)
Less accumulated amortization (3)	(433,879)	(328,229)
Ending Balance (4)	$120,803	$840,310

(1)	Includes the joint agreement expenses and the issuance of an option to a former director.
(2)
In exchange for the option agreement with MacDonald, they made a cash payment of Cdn$10,000 (our pro rata share in US Dollar value was $5,817) and issued 250,000 shares of their common stock (our pro rata share in US Dollar value was $18,904) both valued as of December 31, 2004.

(3)
We began amortization of the FSC Project over a 24-month period on a straight-line basis beginning in July 2003. We began amortization of the Holdsworth Project over a 15-month period on a straight-line basis beginning in October 2003. We began amortization of McFaulds Lake over a 12-month period on a straight-line basis beginning in July 2004. Also included is the amount representing MacDonald’s 55 percent right in McFaulds Lake. All projects are fully amortized as of December 31, 2005.

(4)	The ending balance of $120,803 as of December 31, 2005 represents the cash reserves held by Kwagga.

NOTE 9 - DEBT ISSUANCE COSTS

On June 1, 2004 we received gross proceeds of $650,000 pursuant to the issuance of an 18-month secured convertible promissory note to Pandora Select Partners LP, a Virgin Islands limited partnership. We paid or accrued $131,497 of debt issuance costs for the following: (i) origination fees of $40,000; (ii) legal fees of $17,747; (iii) guarantee fees of $48,750 (in order to effectuate the note, Pandora required an additional personal guaranty); and consulting services fees of $25,000, which were being amortized on a straight-line basis over an 18-month period. The monthly amortization was approximately $7,300 per month and was fully amortized by December 2005.

Related to two secured convertible promissory notes (See Note 10 - Notes Payable) issued in the fourth quarter of 2005, we paid or accrued $7,361 of debt issuance costs for legal fees.

The following table summarizes the amortization of debt issuance costs:

	December 31,
	2005	2004
Gross debt issuance costs	$7,361	$131,497
Less: amortization of debt issuance costs	(2,699)	(51,138)
Debt issuance costs, net	$4,662	$80,359

NOTE 10 - NOTES PAYABLE

Secured Convertible Promissory Note with Pandora Select Partners LP

On June 1, 2004 we received gross proceeds of $650,000 in consideration for issuing an 18-month secured convertible promissory note (the “Note”) to Pandora Select Partners LP (“Pandora”), a Virgin Islands limited partnership. The Note was secured by substantially all of our assets and bore interest of 10 percent per annum. The principal and interest payment was as follows: (a) payments of $5,417 in cash of interest only were payable in arrears on June 28, July 28 and August 28, 2004; and (b) commencing on September 28, 2004, and on the 28th day of each of the following 14 months, we were required to pay principal and interest of $46,278. In lieu of cash, we could satisfy our repayment obligations by issuing shares of our common stock. On any payments we elected to pay in shares of common stock, the per-share value would be equal to 85 percent of the average of the high closing bid price of our common stock during the 20 trading days immediately preceding the payment date.

From inception and through March 31, 2005, all payments were made in cash. From April through October 2005, all payments were paid by the issuance of common stock. The final November payment was a combination of cash and common stock. We issued an aggregate of 2,400,000 shares of our common stock. The Note was repaid in full as of December 9, 2005.

As further consideration for the financing, we issued to Pandora a five-year warrant to purchase up to 928,571 shares of our common stock and issued five-year warrants to purchase an aggregate of 200,000 shares of our common stock to two affiliates of Pandora, both at a price of $0.40 per share, subject to adjustment as defined in the agreement. We issued additional five-year warrants to purchase an aggregate of 475,000 of our common stock for the personal guarantee of the Note.

The following table summarizes the secured promissory note balance with Pandora:

Original gross proceeds	$650,000
Less: original issue discount at time of issuance of note	(650,000)
Less: principal payments	(165,500)
Add: amortization of original issue discount	252,779
Balance at December 31, 2004	87,279
Less: principal payments	(484,500)
Add: amortization of original issue discount	397,221
Balance at December 31, 2005	$--

Promissory Note with Andrew Green

In May 2005, we entered into a short-term loan arrangement with a shareholder of ours, Andrew Green, an individual resident of Ohio (“Mr. Green”) whereby we borrowed $250,000 through a purchase agreement with an unsecured promissory note (“PN”). The PN bore an initial interest rate of six percent per annum and since we had not repaid the PN in full by July 15, 2005 the applicable interest rate from July 15 forward increased to 18 percent per annum.

As additional consideration for the PN, we agreed to amend the terms of a warrant (originally issued as part of our October 2003 private placement) to purchase up to 500,000 shares of our common stock held by Mr. Green to reduce the exercise price from $0.25 per share to $0.01 per share based on a default provision in the PN, and we recorded a non-cash interest charge of $55,284 based on the Black-Scholes pricing model. Furthermore, since we had not repaid the PN in full by July 15, 2005, we were required to issue 50,000 shares of our unregistered common stock for each month there remained an outstanding balance beginning August 15, 2005, up to a maximum issuance of 150,000 shares. As of October 15, 2005, we have issued 150,000 of such penalty shares. We recorded the issuance of these penalty shares as an additional interest component, valuing each issuance with the closing sale price of our common stock, thereby recording $20,000 in additional non-cash interest expense.

In August 2005, Mr. Green exercised the warrant to purchase 500,000 shares of common stock and we deducted the new warrant exercise price ($0.01 per share) of $5,000 from the accrued interest owed to him from the PN.

The PN had a due date of September 15, 2005. On October 18, 2005, Mr. Green informed us that he did not consider us in default as of September 16, 2005 and furthermore was open to signing a new note arrangement. See the information that follows pertaining to our new agreement with Mr. Green.

Secured Convertible Promissory Note with Pacific Dawn Capital, LLC and Andrew Green

On September 30, 2005, we issued Pacific Dawn Capital, LLC, a California limited liability company (“Pacific”) a six-month secured convertible promissory note (the “Pacific Note”) in the principal amount of $600,000, or such lesser amount that is actually drawn by us pursuant to a loan and security agreement with Pacific dated September 30, 2005 (the “Pacific Loan Agreement”). The Pacific Note is secured by substantially all of our assets and bore an interest rate of six percent per annum. In order to effectuate the note, Pacific required an additional personal guaranty. Stephen D. King, a board member of ours, provided that guaranty. In exchange for agreeing to personally guaranty our obligations under the Pacific Note, we issued a two-year warrant to purchase 1,000,000 shares of our common stock at a price of $0.15 per share.

Under the Pacific Loan Agreement, beginning October 1, 2005, we have the right to draw up to $100,000 per month (up to an aggregate of $600,000) by providing Pacific notice of our intent to exercise a monthly draw along with a report of the exploration operations for Bates-Hunter. Pacific has the right to reject the draw if it is not satisfied with the report. If we fail to exercise a draw during any month, we waive our right to draw the $100,000 for that month.

On October 3, 2005, we drew the initial monthly amount of $100,000 and issued to Pacific (i) 500,000 shares of our un-registered common stock (with piggyback registration rights) and (ii) issued a five-year warrant to purchase up to 1,000,000 shares of our common stock with an exercise price of $0.12 per share, subject to adjustment as defined in the agreement. For each subsequent $100,000 monthly draw, we will issue another five-year warrant to purchase up to 1,000,000 shares of our common stock with an exercise price of $0.12 per share.

We also provided Pacific certain preemptive rights under the Pacific Loan Agreement. Furthermore, Pacific has the right to convert any portion of the principal or interest of the Pacific Note outstanding into shares of our common stock based on a conversion rate equal to $0.20 per share and is considered to be conventional convertible debt under the accounting guidance of Emerging Issues Task Force (“EITF”) 05-2. We hold the right to call the Pacific Note at any time the average over 20 consecutive trading days of the daily average of the high and low fair market value of our common stock is at or above $0.50 per share and the shares have been registered.

On November 1, 2005, we entered into a new loan and security agreement with Andrew Green (the “Green Note”) whereby his original $250,000 unsecured note (“Existing Financing”) which became due was refinanced to allow us to draw up to an aggregate of $600,000, on terms similar to the Pacific Loan Agreement, as amended. In consideration for the Existing Financing, we issued a five-year warrant to purchase up to 2,500,000 shares of our common stock with an exercise price of $0.12 per share, subject to adjustment as defined in the agreement. On November 9, 2005, we drew the initial monthly amount of $100,000 and issued to Mr. Green (i) 500,000 shares of our un-registered common stock (with piggyback registration rights) and (ii) issued a five-year warrant to purchase up to 1,000,000 shares of our common stock with an exercise price of $0.12 per share. The Green Note bears interest of 12 percent per annum. The Green Note requires no payments until the maturity date of April 30, 2006. We have the option to prepay interest accruing on any given month by paying either (i) the amount of the monthly accrual in cash or (ii) by issuing 50,000 shares of common stock. The Green Note is convertible at Mr. Green’s option at a conversion rate of $0.20 per share and is considered to be conventional convertible debt and is considered to be conventional convertible debt under the accounting guidance of EITF 05-2. We have a call option that triggers at any time the average over 20 consecutive trading days of the daily average of the high and low fair market value of our common stock is at or above $0.50 per share and the shares are registered. In order to effectuate the Green Note, Mr. Green required an additional personal guaranty. Stephen D. King, a board member of ours, provided that guaranty. In exchange for agreeing to personally guaranty our obligations under the Green Note, we issued a two-year warrant to purchase 1,000,000 shares of our common stock at a price of $0.15 per share to Mr. King.

Contemporaneously, we amended the Pacific Loan Agreement and Pacific Note to allow for similar terms between Mr. Green and Pacific and to enable the parties to have equal security interests in our Company. Pursuant to an intercreditor agreement between Mr. Green and Pacific, Mr. Green is pari passu in a secondary security interest to the assets of the Company. The amended note allows Pacific to receive a monthly interest rate of 12 percent per annum (versus the original rate of six percent). Furthermore, the amended note requires no payments until the maturity date of April 30, 2006 and the monthly interest payments have been modified as follows: we have the option to prepay interest accruing on any given month by paying either (i) the amount of the monthly accrual in cash or (ii) by issuing 50,000 shares of common stock.

The application of the provisions of EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” and EITF 00-27, “Application of Issue 98-5 to Certain Convertible Instruments” for Mr. Green and Pacific resulted in the proceeds of the two loans being allocated based on the relative fair value of the loan, common stock and warrants. Lastly, due to the reduced relative fair value assigned to the convertible debt, the debt has a beneficial conversion feature that is “in-the-money” on the commitment date. Based on EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” the amount of the discount assigned to the beneficial conversion feature was limited to the amount of the proceeds allocated to the debt instrument.

Unsecured Promissory Note

On October 10, 2005, we entered into a short-term loan arrangement with a shareholder of ours (an individual resident of Minnesota) whereby we borrowed $100,000 through a purchase agreement with an unsecured promissory note. The promissory note bears an interest rate of six percent per annum and matures on April 10, 2006. As further consideration for the financing, we issued a five-year warrant to purchase up to 1,000,000 shares of our common stock with an exercise price of $0.12 per share, subject to adjustment as defined in the agreement.

The proceeds of the loan were allocated based on the relative fair value of the loan and the warrants granted in accordance with APB 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants.”

Notes Payable - Summarized

As described above, during 2005, we have received an aggregate sum of $750,000 in new debt financing, issued 1,000,000 shares of common stock and issued 9,500,000 in warrants, all related to the new debt. The weighted average interest rate for all debt outstanding as of December 31, 2005 is 11.2%.

The following table summarizes the note payable balances:

Original gross proceeds	$750,000
Less: original issue discount at time of issuance of note for common stock and warrants	(521,304)
Less: beneficial conversion feature	(179,977)
48,719
Less: principal payments	--
Add: amortization of original issue discount and beneficial conversion feature	252,392
Balance at December 31, 2005	$301,111

NOTE 11 - PRIVATE PLACEMENT ESCROW

We were holding advances of $734,950 in escrow related to a private placement of units of our securities, which we completed on January 7, 2005.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Operating Leases

We currently occupy approximately 160 square feet of office space, together with the use of related adjacent common areas, in Minneapolis, Minnesota pursuant to a lease agreement that expires May 31, 2007, which requires monthly payments of $1,156. Total rent expense under operating leases for the years ended December 31, 2005 and 2004, was $13,872 and $18,635, respectively.

Future minimum operating lease commitments are as follows for the years ending December 31:

2006	$13,872
2007	5,780
$19,652

NOTE 13 - SHAREHOLDERS’ EQUITY

Common Stock Issuances

In February 2004, we issued 700,000 shares of our common stock valued at $0.98 per share, the closing sale as reported on the OTCBB, to Argyle Securities Limited for the purchase of Brazmin Ltda. On August 3, 2004, we entered into an agreement whereby we terminated the purchase of Brazmin and sold it back to Argyle. We received 400,000 shares of the common stock we had initially issued to Argyle and valued those shares at $0.29 per share, which was the closing sale price on that day.

In June 2004, we issued 200,000 shares of our non-registered common stock to Hawk to be able to participate in the McFaulds Lake Project. We valued those shares at $0.42 per share, the closing sale price on June 10, 2003.

In August 2004, we issued 250,000 shares of our common stock to a law firm, in exchange for amounts due them for services rendered totaling $50,000, which we previously recorded as accounts payable.

In September and October 2004, certain warrant holders exercised on previously issued and outstanding warrants at an exercise price of $0.25 per share, providing gross proceeds of $144,108. The holders were offered a reduced price for a limited time and converted into 576,461 shares of common stock. The range of original price of the warrants exercised was from $0.50 to $5.50 per share.

On December 3, 2004 and December 10, 2004, we completed private placements of units of our securities, each unit consisting of one share of our common stock and a warrant to purchase one-half share of common stock at an exercise price of $0.25 per share. The warrants have an expiration date of December 31, 2006. We sold an aggregate of 8,450,000 units, resulting in gross proceeds of $845,000.

In December 2004, we issued 250,000 shares of our common stock to a law firm, in exchange for amounts due them for services rendered totaling $50,000, which we previously recorded as accounts payable.

In January 2005, we completed a private placement of 16,600,000 units of our securities, each unit consisting of one share of our common stock and a warrant to purchase one-half share of common stock at an exercise price of $0.25 per share, resulting in gross proceeds of $1,660,000.

In January 2005, we closed on an assignment of a purchase agreement by and among us, Hunter Gold Mining Corporation and Ken Swaisland. Swaisland has sold us his rights to purchase the assets of the Hunter Corporation. The Hunter Corporation owns a 100% interest in the Bates-Hunter Gold Mine located in Central City, Colorado. We issued 250,000 shares of our common stock to Swaisland (valued at $0.34 per share, the closing sale price on January 21, 2005) and a further 25,000 shares to an unrelated third party for the assignment on February 2, 2005 (valued at $0.36 per share).

In May 2005, we entered into warrant exercise agreements with two warrant consultants, allowing them a reduced exercise price on previously issued and outstanding warrants for a period of one year. They held an aggregate of 3,063,834 warrants exercisable with a range of original pricing was from $0.40 to $5.50 per share. Each warrant exercise agreement allows for monthly exercises with an exercise price of $0.20 per share. An additional expense of $209,817 resulted from the modification of these warrants. For the year ending December 31, 2005, an aggregate of 794,150 warrants were exercised into common stock.

In August 2005, as additional consideration to a promissory note holder, we agreed to amend the terms of a warrant to purchase up to 500,000 shares of our common stock, with the reduction of the exercise price from $0.25 per share to $0.01 per share. The holder exercised the entire 500,000 shares.

During fiscal 2005, we entered into various agreements with consultants for services in public and investor relations. A total of 1,353,567 shares of our un-registered common stock were issued as follows: in March we issued 75,000 shares; in April we issued 500,000 shares; in May we issued 60,000 shares; in June we issued 576,000 shares; in September we issued 50,000 shares and in December we issued 92,567 shares.

As of October 15, 2005, we issued to a promissory note holder, 150,000 shares of our un-registered common stock as penalty charges due for not paying the principal due as specified in the note.

As of December 31, 2005, we issued to two promissory note holders, 1,000,000 shares of our un-registered common stock as additional consideration for extending the notes.

From April through October 2005, all payments to Pandora were paid by the issuance of common stock. The final November payment was a combination of cash and common stock. We issued an aggregate of 2,400,000 shares of our common stock in lieu of cash principal and interest payments.

Warrant Grants

In February 2004, we issued a 150,000 two-year warrant to purchase common stock at $1.50 per share as additional consideration for Brazmin Ltda.

In May 2004, we completed a financing transaction by issuing an 18-month secured convertible promissory note to Pandora. As further consideration for the financing, we issued to Pandora a five-year warrant to purchase up to 928,571 shares of our common stock at a price of $0.40 per share, subject to adjustment. We also issued warrants to purchase an aggregate of 200,000 shares of our common stock to two affiliates of Pandora as origination fees. Furthermore, in order to secure the financing, we were required to provide a personal guarantee. As consideration for the guarantee and for advisory related services, we issued five-year warrants to purchase, at an exercise price of $0.40 per share, 375,000 and 100,000 shares of our common stock.

In October 2004, we issued a 30,000 two-year warrant to purchase common stock at $1.00 per share in conjunction with a loan financing provided by Hawk.

In November 2004, we issued a warrant to purchase 100,000 shares of common stock at $0.10 per share to a consultant.

In December 2004, we issued 4,225,000 warrants to purchase common stock at a price of $0.25 per share, in connection with our private placement of 8,450,000 units. The warrants have an expiration date of December 31, 2006.

In January 2005, we issued 8,300,000 two-year warrants to purchase common stock at a price of $0.25 per share, in connection with our private placement of 16,600,000 units. Additionally, we issued 195,000 two-year warrants to purchase common stock at a price of $0.25 per share, as compensation for placement agent services rendered in connection with our private placement.

In January 2005, we issued a 2,000,000 two-year warrant to purchase common stock at $0.225 per share for consultant services, valued at $710,664.

In March 2005, we issued 200,000 three-year warrants to purchase common stock at $0.30 per share for consultant services, valued at $78,000.

In April 2005, we issued an aggregate of 600,000 two-year warrants to purchase common stock as follows: 50,000 at $0.25 per share; 350,000 at $0.50 per share; 150,000 at $0.30 per share and 50,000 at $0.75 per share all for consultant services, valued at $116,456.

Relating to our issuance of three promissory notes, we issued an aggregate of 7,500,000 five year warrants to purchase common stock at $0.12 per share as additional consideration. Furthermore, in order to effectuate two of the notes, a personal guaranty was required. Stephen D. King, a board member of ours, provided those guaranties. In exchange for agreeing to personally guaranty our obligations, we issued two-year warrants to purchase an aggregate of 2,000,000 shares of our common stock at a price of $0.15 per share to Mr. King (or his assigns).

For warrants issued to non-employees in exchange for services, we account for such warrants in accordance with EITF Issue No. 96-18. We value the fair value of the equity instrument using the Black-Scholes pricing model unless the value of the services is more reliably measurable.

Using the Black-Scholes pricing model, the following assumptions were used to value the fair value of warrants granted during the years 2005 and 2004 for which the fair value of the services were not more reliably measurable: dividend yield of 0%, risk-free interest rate of 4.5 to 7.0%, expected life equal to the contractual life between two and five years, and volatility of 176% to 199%.

Information regarding our warrants is summarized below:

	Number	Weighted Average Exercise Price	Range of Exercise Price
Outstanding at December 31, 2003	16,552,551	$2.56	$0.50 - $60.00

Granted	6,108,571	0.32	0.10 - 1.50
Cancelled or expired	(10,000)	60.00	60.00
Exercised	(576,431)	0.29	0.25 - 5.50
Outstanding at December 31, 2004	22,074,691	1.96	$0.10 - $37.50

Granted	20,795,000	0.20	0.12 - 0.75
Cancelled or expired	(1,448,543)	1.21	0.62-37.50
Exercised	(1,294,150)	0.13	0.01 - 0.20
Outstanding at December 31, 2005	40,126,998	$1.10	$0.10 - $5.50

Warrants exercisable at December 31, 2005	40,126,998	$1.10	$0.10 - $5.50

Option Grants

The Company has six stock option plans: the 1994 Stock Option Plan, the 1998 Incentive Equity Plan, the 1999 Stock Option Plan, the 2000 and 2003 Director Stock Option Plans and the 2001 Employee Stock Option Plan. As of December 31, 2005, an aggregate of 11,700,000 shares of our common stock may be granted under these plans as determined by the board of directors. Stock options, stock appreciation rights, restricted stock and other stock and cash awards may be granted under the plans. In general, options vest over a period ranging from immediate vesting to four years and expire 10 years from the date of grant. Effective January 13, 2006, the 2001 Employee Stock Option Plan was amended to increase the total shares of stock which may be issued under the Plan from 1,450,000 to 2,500,000.

During the year ended December 31, 2004, we granted 1,125,000 options to purchase common stock at prices ranging from $0.20 to $1.10 per share.

For the year ended December 31, 2005, we granted 2,350,000 options to purchase common stock at prices ranging from $0.14 to $0.26 per share. We granted 1,800,000 options (valued collectively at $378,679) to officers and directors of the Company with exercise prices equal to or greater than the fair market value of our common stock on the date of grant. We accounted for share-based payments to officers and directors using the intrinsic value method under APB Opinion No. 25 and the disclosure requirements of SFAS 123 for the years ended December 31, 2005 and 2004. Effective January 1, 2006, the accounting method previously utilized will no longer be allowable for financial statement presentation. See Note 2 - Summary of Significant Accounting Policies for information discussed under Stock Based Compensation.

The total amount of compensation expense recorded, pursuant to APB 25 and related interpretations, for the years ended December 31, 2005 and 2004 was $0 and $181,967 (including $72,000 related to variable plan accounting), respectively.

We granted 550,000 options to consultants as compensation for services, some of which carryforward into 2006, with exercise prices equal to or greater than the fair market value of our common stock on the date of grant. The aggregate consulting options were valued at $100,601 and such value was recorded as a component of Prepaid Expenses in 2005. Of that amount, $41,575 remains to be expensed during 2006 to coincide with the consulting agreements timeline for services to be rendered. See Note 6 - Prepaid Expenses for detailed information.

Information regarding the Company’s stock options is summarized below:

	Number of Options	Weighted Average Exercise Price
Options outstanding - December 31, 2003	5,550,724	$1.66

Granted	1,125,000	0.62
Canceled or expired	(1,185,724)	3.30
Exercised	(490,000)	0.64
Options outstanding - December 31, 2004	5,000,000	1.16

Granted	2,350,000	0.21
Canceled or expired	(868,000)	0.79
Exercised	(350,000)	0.23
Options outstanding - December 31, 2005	6,132,000	$0.88

Weighted average fair value of options
granted during the year ended December 31, 2005		$0.17
Weighted average fair value of options
granted during the year ended December 31, 2004		$0.61

The following information summarizes information about stock options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Weighted Average Number Outstanding	Weighted Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.15 to $2.75	5,731,000	5.1 years	$0.62	5,731,000	$0.62
$3.00 to $5.00	401,000	2.1 years	4.64	401,000	4.64
$0.15 to $5.00	6,132,000	4.5 years	$0.88	6,132,000	$0.88

NOTE 14 - RELATED PARTY TRANSACTIONS

In May 2004, in exchange for agreeing to personally guarantee our obligations under a secured convertible promissory note that we issued to Pandora Select Partners, L.P., we paid Mr. Mills (a former director of ours) a cash fee of $48,750, plus issued a five-year warrant to purchase 375,000 shares of our common stock at a price of $0.40 per share. In addition, in consideration for advisory services rendered to us, we paid to Blake Capital (a wholly owned entity of Mr. Mills) $25,000 and issue to Blake Capital a five-year warrant to purchase 100,000 shares of our common stock, at an exercise price of $0.40 per share.

On June 10, 2004, we entered into an option agreement to earn an interest in the McFaulds Lake project held under option by Hawk. The option agreement required cash payments of Cdn$60,000 and the issuance of 200,000 shares of our common stock to Hawk. In December 2004, we entered into an agreement with MacDonald Mines Exploration Ltd., a Canadian mining company whereby they could earn a 55 percent interest in the McFaulds Lake Project. H. Vance White, who is a director and the chief executive officer of our Company, is an officer and director of Hawk Precious Minerals Inc., a junior Canadian exploration company and is also a director of MacDonald.

On October 13, 2004, we entered into a short-term loan arrangement with Hawk, whereby we borrowed $15,000 by issuing a four-month unsecured promissory note (“Note”) to Hawk. The Note bore a 10 percent interest rate per annum and was repaid in December 2004. We had the authorization to borrow up to an additional $15,000 under the same terms. As consideration for the Note and any additional loans, we issued to Hawk a two-year warrant to purchase up to 30,000 shares of our common stock at a price of $1.00 per share.

On April 11, 2005, we entered into a management services agreement with Hawk, whereby Hawk will provide certain management and administrative services to the Company. The term of the agreement is for one-year and requires payment of $50,000. As of June 30, 2005, we had paid the entire yearly agreement amount to Hawk.

In May 2005, we entered into a consulting agreement with Blake Advisors, LLC related to strategic merger, acquisition and corporate finance services for a period of one-year. The agreement required monthly payments of $15,875 in cash and the reimbursement of reasonable out-of-pocket expenses. The agreement was cancelled December 31, 2005. Blake Advisors is wholly owned by Wayne W. Mills. In May 2005, we entered into a warrant exercise agreement with Mr. Mills (See Note 6 - Prepaid Expenses), allowing him a reduced exercise price on previously issued and outstanding warrants, granted in his name or one of his wholly owned entities. He held an aggregate of 1,906,334 warrants exercisable with a range of original pricing from $0.40 to $5.50 per share. The warrant exercise agreement allows for a predetermined number of warrants available for monthly exercise at $0.20 per share, for a period of one year. An additional expense of $108,579 was recorded for his portion of the repricing. During 2005, Mr. Mills exercised 370,650 warrants.

NOTE 15 - INCOME TAXES

The Company estimates that at December 31, 2005, it had cumulative net operating loss carryforwards for tax purposes of approximately $6,830,000 for both federal and state purposes. These carryforwards, if not used, will begin to expire in 2023. The Company’s net operating loss carryforwards have been reduced in 2004 as a result of various equity offerings that occurred previous to 2004, which caused a change in ownership under the net operating loss limitation rules. The Company’s estimate at December 31, 2004 of the net operating loss carryforward was significantly lower than previously reported because the Company had not previously calculated an estimate since it experienced a change in control. The new estimate did not result in any change to the Company’s financial statements as a full valuation allowance was provided for against the deferred tax assets at December 31, 2004.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s estimated deferred tax assets and liabilities at December 31, 2005 and 2004 are as follows:

Deferred tax assets:	2005	2004
Net operating loss carryforwards	$2,800,000	$1,000,000
Exploration rights	2,450,000	1,985,000
Accrued liabilities and other	123,000	55,000
Total deferred tax asset	5,373,000	3,040,000
Valuation allowance	(5,373,000)	(3,040,000)
	$—	$—

The income tax provision consists of the following for the years ended December 31:

	2005	2004
Current tax provision	$—	$—
Deferred tax provision	(2,333,000)	5,423,000
Valuation allowance	2,333,000	(5,423,000)
Total income tax provision	$—	$—

Reconciliation between the statutory rate and the effective tax rate for the years ended December 31:

	2005	2004
Federal statutory tax rate	(35.0%)	(35.0%)
State taxes, net of federal benefit	(6.0%)	(6.0%)
Valuation allowance	41.0%	41.0%
Effective tax rate	(0.0%)	(0.00%)

At December 31, 2005, the Company fully reserved its net deferred tax assets totaling $5,373,000, recognizing that the Company has incurred losses during the last several years and there is no assurance that future years will be profitable.

NOTE 16 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

			May 1, 2003
			(inception) to
	December 31,		Dec. 31,
	2005	2004	2005
Supplemental cash flow information:
Cash paid for interest	$21,578	$36,117	$57,695
Issuance of common stock, warrants and options for
prepaid consulting fees	$1,137,538	$--	$1,519,205

NOTE 17 - LEGAL PROCEEDINGS

In action brought in District Court, City and County of Denver, Colorado, the Company was named a defendant in a proceeding brought by Farmers State Bank of Ft. Morgan, Colorado, in which it was alleged that the Company was liable to the plaintiff as a result of its guaranty of certain secured debt obligations in the aggregate amount of approximately $314,000 of Meteor Marketing, Inc. Meteor Marketing was formerly a subsidiary of Meteor Industries, Inc., until April 2001 when it was sold prior to the completion of the merger transaction between Meteor Industries and activeIQ Technologies Inc. As of December 31, 2004, we reserved $30,000 as an accrued guarantee fee for a possible loss in connection with this matter.

We were informed by Farmers State Bank on March 16, 2006, that Meteor Marketing had paid the debt obligation and Farmers State Bank had cancelled the guaranty which we were liable. With this subsequent information, we reversed the guarantee fee as of December 31, 2005.

NOTE 18 - SUBSEQUENT EVENTS

As of the date of this Annual Report: (i) we have received an additional $350,000 pursuant to the monthly draw available under the secured promissory notes and issued five-year warrants to purchase up to 3,500,000 shares of our common stock with an exercise price of $0.12 per share; and (ii) we have received an additional $214,090 from the exercise of warrants, 300,000 exercised at $0.25 per share and 695,450 exercised at $0.20 per share.

7,788,700 CLASS C REDEEMABLE WARRANTS
34,481,119 SHARES OF COMMON STOCK

WITS BASIN PRECIOUS MINERALS INC.

PROSPECTUS

July __, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Subdivision 4 of Section 302A.521 of the Minnesota Statutes provides that a company’s articles of incorporation or by-laws may prohibit such indemnification or place limits upon the same. The Company’s articles and by-laws do not include any such prohibition or Limitation. As a result, the Company is bound by the indemnification provisions set forth in Section 302A.521 of the Minnesota Statutes.

As permitted by Section 302A.251 of the Minnesota Statutes, the Articles of Incorporation of the Company provide that a director shall have no personal liability to the Company and its shareholders for breach of his fiduciary duty as a director, to the fullest extent permitted by law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with the issuance and distribution of the securities registered hereby are set forth in the following table:

SEC registration fee	$1,500
Legal fees and expenses	70,000
Accounting fees and expenses	35,000
Miscellaneous	95,000
Total	$201,500

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On June 26, 2003, we entered into a joint venture with Hawk Precious Minerals USA, Inc., (“Hawk USA”) a Minnesota corporation and wholly owned subsidiary of Hawk Precious Minerals Inc., (a corporation organized under the laws of the Canadian Province of Ontario) for the exploration of gold minerals in the Republic of South Africa. Subject to the terms of a Joint Venture and Joint Agreement, we issued to Hawk USA 3,750,000 shares of our unregistered common stock, $0.01 par value, as additional consideration to complete the joint venture. In connection with this issuance, we relied upon the exemptions from registration provided by Sections 4(2) and 3(b) of the Securities Act of 1933 and Rules 505 and 506 promulgated thereunder, since this was a private transaction, not constituting a public offering.

On November 7, 2003, as further specified in the Joint Venture and Joint Agreement, we issued to Hawk USA 2,500,000 shares of our unregistered common stock, $0.01 par value, to “Buy Out” their 50 percent interest in Active Hawk LLC. In connection with this issuance, we relied upon the exemptions from registration provided by Sections 4(2) and 3(b) of the Securities Act of 1933 and Rules 505 and 506 promulgated thereunder, since this was a private transaction, not constituting a public offering.

On November 4, 2003, we issued to Windsor Capital Corporation 500,000 shares of our common stock to provide consulting fees in connection with marketing and public relations over a period of two years. In connection with this issuance, we relied upon the exemptions from registration provided by Sections 4(2) and 3(b) of the Securities Act of 1933 and Rules 505 and 506 promulgated thereunder, since this was a private transaction, not constituting a public offering.

Pursuant to a purchase agreement dated February 6, 2004, between us and Argyle Securities Limited (“Argyle”), a corporation formed under the laws of Saint Vincent, we purchased substantially all of the outstanding stock of Brazmin Ltda., a limited liability company formed under the laws of Brazil, effective February 6, 2004 and we issued to Argyle 700,000 original issue shares of our unregistered common stock, $0.01 par value, as additional consideration to complete the purchase agreement. In connection with this issuance, we relied upon the exemptions from registration provided by Sections 4(2) and 3(b) of the Securities Act of 1933 and Rules 505 and 506 promulgated thereunder, since this was a private transaction, not involving any general solicitation and not constituting a public offering. On August 3, 2004, we completed the sale of Brazmin back to Argyle and we received from Argyle 400,000 shares of the 700,000 shares of our common stock that it had received as partial consideration.

In October 2003, we completed a private placement of 10,190,000 units of our securities, each unit consisting of one share of common stock and a one-year warrant (the expiration date was extended until April 28, 2006) to purchase one-half of one share of common stock at a price of $0.75 per share (subsequently reduced to $0.25 per share). The units were sold at a price of $0.25 per unit, resulting in gross proceeds of $2,547,500 before agent commissions ($250,500) and other offering related expenses ($45,397). We relied on the exemption from registration provided by Section 4(2) and Rule 506 under the Securities Act, as each investor in the private placement was “accredited” (as defined by Rule 501(a)), no general solicitation was involved, and the private placement did not otherwise involve a public offering. We agreed to file a registration statement under the Securities Act of 1933 covering the resale of the shares purchased in the private placement. In accordance with the terms of the private placement, because such registration statement was not declared effective by the Securities and Exchange Commission by February 11, 2004, we issued to the investors an additional one-fifth of one share of our common stock for each unit purchased in the private placement, or 2,038,000 shares.

On May 28, 2004, we raised gross proceeds of $650,000 pursuant to the issuance of an 18-month secured convertible promissory note to Pandora Select Partners LP (“Pandora”), a Virgin Islands fund. In lieu of cash, we satisfied a portion of our obligations (April through November 2005) by issuing 2,400,000 shares of our common stock. As further consideration for the financing, we issued to Pandora a warrant to purchase up to 928,571 shares of our common stock at a price of $0.40 per share, subject to adjustment. We also issued warrants to purchase an aggregate of 200,000 shares of our common stock to two affiliates of Pandora as origination fees. Furthermore, we issued an additional warrant to purchase up to 475,000 shares of our common stock for consulting services. In connection with this transaction, we relied on the exemption from registration provided by Sections 4(2) and 4(6) of the Securities Act of 1933, as well as Rule 506 of Regulation D because we had a reasonable basis to believe that all parties were accredited investors and the offering involved no general solicitation.

On June 10, 2004, we entered into an option agreement to earn a 70 percent interest in 5 mining claims in the McFaulds Lake area of northern Ontario, held under an option by an affiliate of ours, Hawk Precious Minerals Inc. As partial consideration payment required by the option agreement, we issued 200,000 shares of our non-registered common stock. In connection with this transaction, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the offering of the shares do not involve a public offering since Hawk Precious Minerals Inc., is a sophisticated investor and no general solicitation was involved.

From September through October 2004, certain warrant holders exercised warrants held. We offered to the warrant holders a limited time reduction of the exercise price, by which the holders were allowed to exercise one warrant at a reduced price of $0.25 for one share of our common stock. A total of 576,431 warrants were exercised, for gross proceeds of $144,108. The range of the original price of the warrants exercised was from $0.50 to $5.50 per share. We relied on the exemption from registration provided by Section 4(2) and Rule 506 under the Securities Act, as each warrant holder was “accredited” (as defined by Rule 501(a)), no general solicitation was involved, and the transaction did not otherwise involve a public offering.

On January 7, 2005, we completed a private placement of units of our securities, each unit consisting of one share of our common stock and a warrant to purchase one-half share of common stock at an exercise price of $0.25 per share. The warrants have an expiration date of December 31, 2006. We sold an aggregate of 25,050,000 units, resulting in gross proceeds of $2,505,000. The offering was conducted as a private placement pursuant to the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company believes that the Investors are “accredited investors” as such term is defined in Rule 501(a) promulgated under the Securities Act. In connection with the private placement, we engaged a placement agent, Galileo Asset Management SA, Switzerland. As compensation for their services, we paid a cash commission of $22,750, and issued a warrant to purchase 195,000 shares, at an exercise price of $0.25 per share. On April 28, 2006, they exercised their warrant and received a Class C Redeemable Warrant to purchase up to 97,500 shares of our common stock in a Regulation D/Section 4(2) private placement.

In January 2005, we closed on an assignment of a purchase agreement by and among us, Hunter Gold Mining Corporation and Ken Swaisland. Swaisland sold us his rights to purchase the assets of the Hunter Corporation. The Hunter Corporation owns a 100 percent interest in the Bates-Hunter Gold Mine located in Central City, Colorado. We issued 250,000 shares of our common stock to Swaisland (valued at $0.34 per share, the closing sale price on January 21, 2005) and a further 25,000 shares to an unrelated third party for the assignment on February 2, 2005 (valued at $0.36 per share). We relied on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company believes that the consultant is “accredited” (as defined by Rule 501(a)) promulgated under the Securities Act, that no general solicitation was involved, and the transaction did not otherwise involve a public offering.

In January 2005, we entered into a one-year consulting agreement with Caribbean Consultants Holdings Associated S.A., as a non-exclusive consultant, to provide the Company with public relations and marketing services outside of the continental United States and as consideration for such services, the Company granted to Caribbean a warrant to purchase up to 2,000,000 shares of our common stock, at an exercise price of $0.225 per share. We relied on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company believes that the consultant is “accredited” (as defined by Rule 501(a)) promulgated under the Securities Act, that no general solicitation was involved, and the transaction did not otherwise involve a public offering. On April 28, 2006, they exercised their warrant and received a Class C Redeemable Warrant to purchase up to 1,000,000 shares of our common stock in a Regulation D/Section 4(2) private placement.

In May 2005, we entered into warrant exercise agreements with two consultants, allowing them a reduced exercise price on previously issued and outstanding warrants for a period of one year. They held an aggregate of 3,063,834 warrants exercisable with a range of original pricing was from $0.40 to $5.50 per share. Each warrant exercise agreement allows for monthly exercises with an exercise price of $0.20 per share. From May 2005 through March 31, 2006, an aggregate of 1,489,600 warrants were exercised. The agreements expired March 31, 2006. We relied on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company believes that each warrant holder is “accredited” (as defined by Rule 501(a)) promulgated under the Securities Act, that no general solicitation was involved, and the transaction did not otherwise involve a public offering.

In August 2005, as additional consideration to a promissory note holder, we agreed to amend the terms of a warrant to purchase up to 500,000 shares of our common stock, with the reduction of the exercise price from $0.25 per share to $0.01 per share. The holder exercised the entire 500,000 shares. In October 2005, we issued him 150,000 shares of our un-registered common stock as penalty charges due for not paying the principal due as specified in the note. In November 2005, we issued the note holder 500,000 shares of our un-registered common stock as additional consideration for extending the note. We relied on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company believes that the promissory note holder is “accredited” (as defined by Rule 501(a)) promulgated under the Securities Act, that no general solicitation was involved, and the transaction did not otherwise involve a public offering.

In October 2005, we issued to a promissory note holder, 500,000 shares of our un-registered common stock as additional consideration for extending the note. We relied on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company believes that the promissory note holder is “accredited” (as defined by Rule 501(a)) promulgated under the Securities Act, that no general solicitation was involved, and the transaction did not otherwise involve a public offering.

During fiscal 2005, we entered into various agreements with consultants for services in public and investor relations. A total of 1,353,567 shares of our un-registered common stock were issued as follows: in March we issued 75,000 shares; in April we issued 500,000 shares; in May we issued 60,000 shares; in June we issued 576,000 shares; in September we issued 50,000 shares and in December we issued 92,567 shares. We issued an aggregate 1,136,000 shares of our un-registered common stock and 450,000 warrants to purchase shares of our common stock to eight consultants for their services, with some services extending into 2006. Additionally, we granted an aggregate of 150,000 two-year warrants to two individuals for their on-going efforts towards the Bates-Hunter project in Colorado. All warrants were issued at or above market price on date of grant. We relied on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company reasonably believes that each consultant is “sophisticated,” no general solicitation was involved, and the transaction did not otherwise involve a public offering.

On January 30, 2006, we entered into an exclusive private placement agreement with Midtown Partners & Co., LLC, as placement agent, to provide the Company with assistance in a private placement transaction. No transactions were completed with their assistance. Effective March 31, 2006, we terminated the exclusive agreement with the issuance of a stock purchase warrant to purchase up to 250,000 shares of our common stock, with an exercise price of $0.25 per share and an expiration date of March 31, 2011. We relied on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company believes that the placement agent is “accredited” (as defined by Rule 501(a)) promulgated under the Securities Act, that no general solicitation was involved, and the transaction did not otherwise involve a public offering.

In March 2006, we issued 150,000 shares of our common stock to the principal owner of a public relations firm, in exchange for amounts due for services rendered totaling $35,065, which we had previously recorded as accounts payable. We relied on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company believes that the owner is “accredited” (as defined by Rule 501(a)) promulgated under the Securities Act, that no general solicitation was involved, and the transaction did not otherwise involve a public offering.

During the three months ended March 31, 2006, we issued to two of the three promissory note holders warrants to purchase an aggregate of up to 3,500,000 shares of our un-registered common stock, with an exercise price of $0.12 per share as required under the terms of the promissory notes. In April 2006, we entered into amendments to the arrangements with each of the three note holders, extending the maturity of each of the notes for an additional 30 days. In consideration of these extensions, we issued an aggregate of 110,000 shares of our common stock to the note holders. The notes had accumulated an aggregate of $69,239 in interest payable and in May 2006, we paid $65,886 of the accrued interest by the issuance of 329,432 shares of our common stock. We relied on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company believes that the promissory note holders are “accredited” (as defined by Rule 501(a) promulgated under the Securities Act) that no general solicitation was involved, and the transaction did not otherwise involve a public offering.

On April 18, 2006, we entered into a letter-of-intent with Journey Resources Corporation, a corporation duly organized pursuant to the laws of the Providence of British Columbia, relating to our option to earn up to an undivided 50 percent interest in certain mining claims comprising the Vianey Mine located in Mexico. We issued 100,000 shares of our common stock, which allowed us a due diligence period until June 30, 2006. On June 28, 2006, we closed on an option agreement with Journey and issued an additional 500,000 shares of our common stock in order to earn the first 25 percent interest in Vianey. In connection with this issuance, we relied upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Rules 505 and 506 promulgated thereunder, since this was a private transaction, not involving any general solicitation and not constituting a public offering.

On April 28, 2006, we completed a round of financing through the exercise of issued and outstanding warrants. One incentive of the exercise offer was the receipt of one Class C Redeemable Warrant for each two shares purchased upon exercise of previously held warrants. Therefore, we are issuing Class C Redeemable Warrants to purchase an aggregate of up to 7,788,700 shares of our common stock, an exercise price of $0.50 per share, which expire on April 28, 2009. The offering was conducted as a private placement pursuant to the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company believes that the Investors are “accredited investors” as such term is defined in Rule 501(a) promulgated under the Securities Act, that no general solicitation was involved, and the transaction did not otherwise involve a public offering.

On June 29, 2006, we executed a Memorandum of Agreement between the Company and Hawk Precious Minerals Inc., (the “Hawk Memorandum”). Hawk Precious Minerals Inc., a corporation organized under the laws of Ontario, Canada (“Hawk”), is an affiliate of ours. H. Vance White, our Chief Executive Officer and a director, is also an officer and director of Hawk. Under the terms of the Hawk Memorandum, we acquired a 50 percent interest in certain mining claims located in northern Ontario, held entirely by Hawk by issuing Hawk 40,000 shares of our common stock (which shares are being offered on a resale basis in this prospectus). In connection with this issuance, we relied upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Rules 505 and 506 promulgated thereunder, since this was a private transaction, not involving any general solicitation and not constituting a public offering.

During 2006 and through the date of this prospectus, the Company has entered into various agreements with consultants for services related to management services, strategic planning, investor relations, capital markets and website marketing. We issued an aggregate 4,432,000 shares of our un-registered common stock and 3,500,000 warrants to purchase shares of our common stock to twelve consultants for their services, with some services extending into 2007. Certain warrants were issued below market price on date of grant. We relied on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company reasonably believes that each consultant is “sophisticated,” no general solicitation was involved, and the transaction did not otherwise involve a public offering.

ITEM 27. EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Exhibit**	Description of Document
3.1	Articles of Incorporation, as amended through July 10, 2003 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form SB-2 filed on February 14, 2005 (File No. 333-122338)).
3.2	By-Laws (incorporated by reference to Exhibit 3.2 to Form 10-KSB for the year ended December 31, 2004 (File No. 1-12401)).
4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-2 filed on November 26, 2003 (File No. 333-110831)).
4.2	Form of Warrant issued to Pandora Select Partners, L.P. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed June 4, 2004).
4.3	Form of Warrant issued to two affiliates of Pandora Select Partners, L.P. (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K filed June 4, 2004).
4.4	Form of Warrant issued to Hawk Precious Minerals Inc. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed October 15, 2004).
4.5	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed December 16, 2004).
4.6	Form of Common Stock Purchase Warrant dated November 1, 2005 (incorporated by reference to Exhibit 4.1 to Form 10-QSB for the quarter ended September 30, 2005 (File No. 1-12401)).
4.7**	Form of Class C Redeemable Warrant.
4.8	Form of Warrant issued to Boston Financial Partners, Inc., (incorporated by reference to Exhibit 4.1 of the Registrant's Form 8-K filed July 13, 2006).

5.1**	Opinion of Maslon Edelman Borman & Brand, LLP.
10.1	Stock Option Agreement (incorporated by reference to Exhibit 6.1 to Registrant’s Form 1-A (File No. 24D-3802 SML)).
10.2	1997 Incentive Plan (incorporated by reference to Exhibit 10.23 to Registrant’s Form 10-K for the year ended December 31, 1996 (File No. 0-27968)).
10.3	2000 Director Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to Registrant’s Form S-8 filed November 19, 2003 (File No. 333-110590)).
10.4	2001 Employee Stock Option Plan (incorporated by reference to Exhibit 10.18 to Form 10-K for the year ended December 31, 2001 (File No. 1-12401)).
10.5
Join Venture and Joint Contribution Agreement dated June 26, 2003 by and among the Registrant, Hawk Precious Minerals Inc. and Hawks Precious Minerals USA, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed July 1, 2003).

10.6	Member Control Agreement of Active Hawk Minerals, LLC dated June 26, 2003 (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed July 1, 2003).
10.7	2003 Director Stock Option Plan (incorporated by reference to Exhibit 4.2 to Registrant’s Form S-8 filed November 19, 2003 (File No. 333-110590)).
10.8
Quota Purchase Agreement by and between the Registrant and Argyle Securities Limited, dated February 6, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed February 12, 2004).

10.9	Purchase Agreement by and among the Registrant and Pandora Select Partners L.P. dated May 28, 2004 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed June 4, 2004).
10.10	Secured Convertible Promissory Note by the Registrant to Pandora Select Partners L.P. dated May 28, 2004 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed June 4, 2004).
10.11
Registration Rights Agreement by and among the Registrant and Pandora Select Partners L.P. dated May 28, 2004 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed June 4, 2004).

10.12	Security Agreement by and between the Registrant and Pandora Select Partners L.P. dated May 28, 2004 (incorporated by reference to Exhibit 10.4 of the Registrant’s Form 8-K filed June 4, 2004).
10.13
Assignment of Option Agreement between and by the Registrant, Hawk Precious Minerals Inc. and Richard Nemis “In Trust” dated June 10, 2004 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed June 14, 2004).

10.14	Option Agreement between the Registrant and Richard Nemis “In Trust” dated May 12, 2004 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed June 14, 2004).
10.15	Agreement by and among the Registrant and Argyle Securities Limited, dated July 19, 2004 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed August 4, 2004).
10.16
Shareholders Agreement by and among AfriOre International (Barbados) Limited, the Registrant, and Kwagga Gold (Barbados) Limited, dated August 27, 2004 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed September 1, 2004).

10.17
Amendment to Shareholders Agreement by and among AfriOre International (Barbados) Limited, the Registrant, and Kwagga Gold (Barbados) Limited, dated August 30, 2004 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed September 1, 2004).

10.18
Proposal by and among the Registrant, Hunter Gold Mining Corporation, Hunter Gold Mining, Inc., and Ken Swaisland, dated September 16, 2004 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed September 16, 2004).

10.19	Form of Promissory Note by the Registrant to Hawk Precious Minerals Inc., dated October 13, 2004 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed October 15, 2004).
10.20	Form of Subscription Agreement and Investment Representation (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed December 16, 2004).
10.21	Form of Supplement to Subscription Agreement and Investment Representation (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed December 16, 2004).
10.22
Letter Agreement dated December 2, 2003 by and between Ken Swaisland and Hunter Gold Mining Corporation regarding purchase and sale of shares of Hunter Gold Mining Corporation (incorporated by reference to Exhibit 10.24 to the Registrant’s Form SB-2 filed on February 14, 2005 (File No. 333-122338)).

10.23
Assignment of Purchase Option Agreement by and between the Registrant and Kenneth Swaisland, dated August 12, 2004 (incorporated by reference to Exhibit 10.24 to Form 10-KSB for the year ended December 31, 2004 (File No. 1-12401)).

10.24
Amended and Restated Loan and Security Agreement by the Registrant to Pacific Dawn Capital, LLC dated November 1, 2005 (incorporated by reference to Exhibit 10.1 to Form 10-QSB for the quarter ended September 30, 2005 (File No. 1-12401)).

10.25
Amended Secured Convertible Promissory Note by the Registrant to Pacific Dawn Capital, LLC dated September 30, 2005 (incorporated by reference to Exhibit 10.2 to Form 10-QSB for the quarter ended September 30, 2005 (File No. 1-12401)).

10.26
Loan and Security Agreement by the Registrant to Andrew Green dated November 1, 2005 (incorporated by reference to Exhibit 10.3 to Form 10-QSB for the quarter ended September 30, 2005 (File No. 1-12401)).

10.27
Secured Convertible Promissory Note by the Registrant to Andrew Green dated November 1, 2005 (incorporated by reference to Exhibit 10.4 to Form 10-QSB for the quarter ended September 30, 2005 (File No. 1-12401)).

10.28
Letter Agreement dated December 31, 2005 by and between the Registrant and Hunter Gold Mining Corporation regarding amending the option agreement for the purchase of the shares of Hunter Gold Mining Corporation (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed January 18, 2006).

10.29
Consulting Agreement by and among the Registrant and Corporate Resource Management, Inc., dated May 15, 2006 (incorporated by reference to Exhibit 10.1 to Form 10-QSB for the quarter ended March 31, 2006 (File No. 1-12401)).

10.30	Consulting Agreement by and among the Registrant and Boston Financial Partners, Inc., dated June 1, 2006 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed July 13, 2006).
10.31
Management Services Agreement by and between the Registrant and Hawk Precious Minerals Inc., dated June 5, 2006 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed June 8, 2006).

10.32**	Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, dated June 28, 2006.
10.33	Memorandum of Agreement between the Registrant and Hawk Precious Minerals Inc., dated June 29, 2006 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed June 30, 2006).
10.34
Memorandum of Agreement between the Registrant, Hawk Precious Minerals Inc., and MacDonald Mines Exploration Ltd., dated June 29, 2006 (incorporated by reference to Exhibit 10.4 of the Registrant’s Form 8-K filed June 30, 2006).

16.1	Letter from Virchow, Krause & Company, LLP dated January 3, 2005 (incorporated by reference to Exhibit 16.1 of the Registrant’s Form 8-K filed January 3, 2005).
16.2	Letter from Walter E. Brooks dated January 12, 2005 (incorporated by reference to Exhibit 16.1 of the Registrant’s Form 8-K filed January 18, 2005).
23.1**	Consent of Carver Moquist & O’Connor, LLC.
23.2**	Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1 hereof).
24.1**	Power of Attorney (included on signature page hereof).

** Filed herewith electronically

ITEM 28. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)  That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on July 13, 2006.

WITS BASIN PRECIOUS MINERALS INC.

By:	/s/ Stephen D. King
Stephen D. King
President

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Stephen D. King and Mark D. Dacko as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and dates indicated.

Name	Title	Date
/s/ H. Vance White by: H. Vance White	Chief Executive Officer and Director (principal executive officer)	July 13, 2006
/s/ Stephen D. King by: Stephen D. King	President and Director	July 13, 2006
/s/ Mark D. Dacko Mark D. Dacko	Chief Financial Officer, Secretary and Director (principal financial and accounting officer)	July 13, 2006
/s/ Norman D. Lowenthal by: Norman D. Lowenthal	Director	July 13, 2006

Exhibit Index

Exhibit	Description of Document

4.7	Form of Class C Redeemable Warrant.

5.1	Opinion of Maslon Edelman Borman & Brand, LLP.

10.32	Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, dated June 28, 2006.

23.1	Consent of Carver Moquist & O’Connor, LLC.